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Exhibit 99.1

        This document requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your investment dealer, broker or other professional advisor. Neither the JSE nor any securities regulatory authority has in any way passed upon the fairness or merits of the proposed transaction as described in this Circular or the adequacy of the information contained in this Circular and it is an offense to claim otherwise.

ROCKWELL DIAMONDS INC.

NOTICE OF MEETING

AND

MANAGEMENT INFORMATION CIRCULAR

FOR THE

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
ROCKWELL DIAMONDS INC.

TO BE HELD ON

MARCH 2, 2021

DATED AS OF FEBRUARY 1, 2021

ROCKWELL DIAMONDS INC.

February 1, 2021

        On behalf of the board of directors (the "Rockwell Board") of Rockwell Diamonds Inc. (the "Company"), I invite you to the annual and special meeting (the "Meeting") of holders (the "Rockwell Shareholders") of the Company's common shares (the "Common Shares") to be held online on March 2, 2021 at 10:00 a.m. (Eastern Time) or 5:00 p.m. (South African Standard Time), or any adjournment or postponement thereof.

        In light of ongoing concerns regarding the spread of COVID-19, one of our primary considerations is to protect the health of the Rockwell Shareholders and, accordingly, we have arranged to use a live webcast to permit participation at the Meeting. We encourage the Rockwell Shareholders to vote on the matters before the Meeting by proxy, and to participate in the Meeting via the URL provided below. Rockwell Shareholders will be able to ask questions of management at the conclusion of the Meeting as usual. We feel this is the most prudent step to take in the current and rapidly changing environment. Registered Rockwell Shareholders and duly appointed proxyholders, including Non-Registered Shareholders who have duly appointed themselves or a third-party as proxyholder, may participate in and listen to the Meeting, vote and submit questions in real time during the Meeting by visiting the following URL: https://web.lumiagm.com/276644920.

        The items of business to be considered at the Meeting are described in the accompanying Notice of Annual and Special Meeting of Shareholders and management information circular (collectively, the "Circular"). The contents and the sending of the Circular have been approved by the Rockwell Board.

Annual Business

        One of the purposes of the Meeting will be to bring the Company back into good standing as a reporting issuer. To that end, Rockwell Shareholders will be asked to (i) elect the directors of the Company, (ii) approve, ratify and confirm the appointment of PricewaterhouseCoopers Inc. as the auditor of the Company for the financial years ended February 28, 2018, February 28, 2019 and February 29, 2020, and (iii) re-appoint PricewaterhouseCoopers Inc. as auditors of the Company and to authorize the directors to fix the remuneration of the auditors. Rockwell Shareholders will also receive the consolidated annual financial statements of the Company for the years ended February 28, 2018, February 28, 2019 and February 29, 2020, together with the respective auditors' reports thereon, and related management's discussion and analysis.

The Amalgamation

        One of the other purposes of the Meeting is for Rockwell Shareholders to consider and, if thought advisable, approve, the Amalgamation (as defined below) for the benefit of Rockwell Shareholders to go private.

        Rockwell Shareholders will be asked to approve a proposed going private transaction by way of an amalgamation (the "Amalgamation") of the Company with 1274787 B.C. Ltd. ("Bristco"), a corporation existing under the laws of British Columbia and wholly-owned by Mark Bristow, and to adopt the amalgamation agreement (in the form attached as Schedule "B" to the Circular) between the Company and Bristco.

        Pursuant to applicable corporate law and the articles of the Company, the Amalgamation is subject to approval at the Meeting by a special majority, being two-thirds of the votes cast by the Rockwell Shareholders present or represented by proxy at the Meeting, as well as by a simple majority of the votes cast by the Rockwell Shareholders present or represented by proxy at the Meeting after excluding the votes of Rockwell Shareholders that are required to be excluded pursuant to applicable securities laws. Although there are no formal letters of commitment or irrevocable undertakings in place at this time, Daboll Consultants Limited ("Daboll") intends to vote all of its Common Shares in favour of the Amalgamation. Daboll owns 10,200,000 Common Shares, representing approximately 18.55% of the issued and outstanding Common Shares. Gerhard Jacobs (the only member of the Unconflicted Rockwell Board who holds Common Shares) holds 313,000 Common Shares representing approximately 0.57% of the issued and outstanding Common Shares, and intends to vote all of his Common Shares in favour of the Amalgamation.

        The completion of the Amalgamation is also subject to the satisfaction of closing conditions customary for transactions of this nature.

        Pursuant to the Amalgamation, Rockwell Shareholders (other than Mark Bristow) are entitled to receive C$0.005 in cash for each pre-Amalgamation Common Share held. On July 5, 2018, the securities of the

Company were cease traded by the Ontario Securities Commission for failure by the Company to file its financial statements due to financial difficulties. On application to the Ontario Securities Commission and effective as of December 23, 2020, the cease trade order has been revoked. Since April 4, 2017, trading of the Common Shares has also been suspended on the JSE Limited. As of April 1, 2020, the Common Shares were delisted from NEX. The cash consideration to be received under the Amalgamation by Rockwell Shareholders (other than Mark Bristow) represents a premium to the valuation provided by KPMG LLP ("KPMG").

        In order to receive the cash proceeds payable for each pre-Amalgamation Common Share held, registered Rockwell Shareholders must complete and sign the enclosed letter of transmittal (the "Letter of Transmittal") and return it, together with their share certificate(s) and any other required documents and instruments, to Computershare Trust Company of Canada, 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 (Fax: 1-866-249-7775 or outside North America at (416) 263-9524) in accordance with the procedure set out in the Letter of Transmittal. If the Amalgamation is not completed, any Letter of Transmittal completed by a Rockwell Shareholder will be of no effect and the Company will cause Computershare Trust Company of Canada (the "Paying Agent") to return all of the deposited certificates representing Common Shares deposited with the Paying Agent to the registered holders thereof as soon as practicable. Non-Registered Shareholders who hold their Common Shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold their Common Shares in their own name, should contact their intermediary for instructions and assistance in delivering their share certificate(s), or other evidence such as a direct registration statement, representing ownership of Common Shares. Please refer to the Circular for more details.

        As of July 5, 2018, the Common Shares of the Company have been subject to a cease trade order issued by the Ontario Securities Commission. On application to the Ontario Securities Commission and effective as of December 23, 2020, the cease trade order has been revoked.

        In connection with the Amalgamation, the amalgamated corporation ("Amalco") will apply to the JSE to delist the Common Shares and will apply to the Canadian securities regulatory authorities to cease to be a "reporting issuer" under applicable Canadian securities legislation. Following Amalco ceasing to be a reporting issuer, Amalco will no longer be subject to the ongoing continuous disclosure and reporting obligations currently imposed upon the Company as a reporting issuer under such legislation. Amalco will be a private company that will be wholly-owned directly by Mark Bristow.

Fairness Opinion and Formal Valuation

        The Unconflicted Rockwell Board reviewed the Amalgamation with advice from independent financial advisors and legal counsel. The Unconflicted Rockwell Board retained KPMG as financial advisor to advise with respect to the Amalgamation. KPMG has provided a fairness opinion (the "Fairness Opinion") to the Unconflicted Rockwell Board to the effect that, as of July 31, 2020 and subject to the assumptions, limitations and qualifications contained therein, the consideration of C$0.005 per Common Share to be received by Rockwell Shareholders (other than Mark Bristow) pursuant to the Amalgamation is fair, from a financial point of view to such shareholders. The Unconflicted Rockwell Board also retained KPMG to prepare and deliver a formal valuation (the "Formal Valuation") of the Common Shares under the supervision of the Unconflicted Rockwell Board. KPMG concluded that, subject to the assumptions, qualifications and limitations provided in the Formal Valuation, the fair market value of the Common Shares is nil as at July 31, 2020, the date of the Formal Valuation. The complete text of the Fairness Opinion and Formal Valuation is attached to the Circular as Schedule "E".

Board Recommendation

        After careful consideration, the Unconflicted Rockwell Board determined unanimously that the Amalgamation is in the best interests of the Company and is fair to Rockwell Shareholders (other than Mark Bristow) and recommended that the Rockwell Board approve the Amalgamation and recommend to Rockwell Shareholders (other than Mark Bristow) that they vote in favour of the special resolution approving the Amalgamation and the delisting of the Common Shares in connection therewith (the "Amalgamation Resolution"). The determination of the Unconflicted Rockwell Board is based on various factors, including financial hardship and a lack of assets or resources coupled with the ongoing expenses of the Company's continuous disclosure obligations relative to the market value of Common Shares held by Rockwell Shareholders (other than Mark Bristow), the attractive premium being offered to Rockwell Shareholders (other than Mark Bristow), the lack of sources of financing and other risks, each as described more fully in the accompanying Circular.

        Based on the recommendation of the Unconflicted Rockwell Board and after consultation with the Rockwell Board's legal advisors, the Rockwell Board determined unanimously that the Amalgamation is in the best interests of the Company and is fair to Rockwell Shareholders (other than Mark Bristow) and unanimously recommends that Rockwell Shareholders (other than Mark Bristow) vote in favour of the Amalgamation Resolution.

        The attached Circular describes the Amalgamation in detail. Rockwell Shareholders are urged to read the Circular carefully. You may wish to consult your tax or financial advisor to assist you in considering the Amalgamation.

        Pursuant to the Business Corporations Act (British Columbia) (the "BCBCA"), a registered Rockwell Shareholder may dissent in respect of the Amalgamation Resolution (each, a "Dissenting Shareholder"). If the Amalgamation is completed, Dissenting Shareholders who strictly comply with the procedures set forth in Part 8 — Division 2 of the BCBCA will be entitled to be paid the "fair value" of their Common Shares pursuant to Section 245 of the BCBCA. Dissenting Shareholders, pursuant to the BCBCA, may apply to court for a determination of the fair value of their Common Shares. Failure to comply with the requirements set forth in Division 2 of Part 8 of the BCBCA may result in the loss or unavailability of any right to dissent. Persons who are beneficial owners of Common Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered holders of Common Shares are entitled to dissent. Accordingly, a beneficial owner of Common Shares desiring to exercise the right to dissent must make arrangements for the Common Shares or beneficially owned by such holder to be registered in such holder's name prior to the time the written notice of dissent to the Amalgamation Resolution is required to be received by the Company or, alternatively, make arrangements for the registered holder of such Common Shares to dissent on behalf of the holder. Please refer to the Circular for more details.

        If the Amalgamation is approved by the Rockwell Shareholders and the other closing conditions are satisfied, the effective date of the Amalgamation is expected to be on or about March 10, 2021.

        Regardless of whether or not you are able to participate in the Meeting, Rockwell Shareholders are requested to complete, date, sign and return the enclosed form of proxy in accordance with its instructions (Non-Registered Shareholders must deliver their completed proxies in accordance with the instructions given by their financial institution or other intermediary that forwarded the form of proxy to them) so that as large a representation as possible may be had at the Meeting.

Yours truly,

"Willem Jacobs"

Willem Jacobs, President and Chief Executive Officer

ROCKWELL DIAMONDS INC.
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that an annual and special meeting (the "Meeting") of the Rockwell Shareholders will be held on March 2, 2021 at 10:00 a.m. (Eastern Time) or 5:00 p.m. (South African Standard Time) via live webcast (https://web.lumiagm.com/276644920) for the following purposes:

  1.
  To receive the consolidated annual financial statements of the Company for the years ended February 28, 2018, February 28, 2019 and February 29, 2020, together with the respective auditors' reports thereon, and related management's discussion and analysis;

  2.
  To elect the directors of the Company to hold office until the next annual meeting of Rockwell Shareholders or until their successors are elected or appointed;

  3.
  To (i) approve, ratify and confirm the appointment of PricewaterhouseCoopers Inc. as the auditor of the Company for the financial years ended February 28, 2018, February 28, 2019 and February 29, 2020, and (ii) re-appoint PricewaterhouseCoopers Inc. as auditors of the Company and to authorize the directors to fix the remuneration of the auditors;

  4.
  To consider and, if thought advisable, approve, with or without variation, a special resolution (the "Amalgamation Resolution"), substantially in the form of the resolution set forth in Schedule "A" to the Circular (as defined below), authorizing (i) the amalgamation (the "Amalgamation") of the Company with 1274787 B.C. Ltd. ("Bristco"), resulting in the business combination of the Company and Bristco to form an amalgamated corporation ("Amalco"), which intends to become a private issuer following the completion of the Amalgamation, all on the terms and subject to the conditions contained in an acquisition agreement dated January 15, 2021 between the Company and Bristco (the "Acquisition Agreement") a copy of which is attached as Schedule "D" to the Circular, and on the terms and conditions of an amalgamation agreement (the "Amalgamation Agreement") substantially in the form attached as Schedule "B" to the Circular, and (ii) the delisting of the Common Shares from the JSE subject to the Amalgamation becoming effective; and

  5.
  To transact any other business that may properly come before the Meeting, or any adjournment or postponement thereof.

        This Notice of Meeting is accompanied by a form of proxy for both Canadian and South African Rockwell Shareholders and management information circular (the "Circular"). The specific details of the foregoing matters to be put before the Meeting are set forth in the Circular accompanying this Notice of Meeting.

        Regardless of whether or not you are able to attend the Meeting, Rockwell Shareholders are requested to complete, date, sign and return the enclosed form of proxy in accordance with its instructions (Non-Registered Shareholders must deliver their completed proxies in accordance with the instructions given by their financial institution or other intermediary that forwarded the form of proxy to them) so that as large a representation as possible may be had at the Meeting.

        The Rockwell Board has fixed the close of business on January 22, 2021 as the record date, being the date for the determination of registered holders of Common Shares entitled to receive notice of, and vote at, the Meeting and any adjournments or postponements thereof.

        To be effective, forms of proxy must be received by Computershare Investor Services Inc., 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 (Fax: 1-866-249-7775 or outside North America at (416) 263-9524) no later than 10:00 a.m. (Eastern Time) on February 26, 2021, or if the Meeting is adjourned or postponed, no later than 48 hours (excluding Saturdays, Sundays and statutory holidays in Vancouver, British Columbia, Toronto, Ontario, and Johannesburg, South Africa) prior to the time of such adjourned or postponed Meeting. Forms of Proxy and Forms of Surrender in South Africa must be received in the manner set out under the section entitled "Notice to Shareholders in South Africa".

        In order to: (i) proactively deal with the unprecedented public health impact of coronavirus disease 2019 (also known as "COVID-19"); (ii) mitigate risks to the health and safety of our communities, Rockwell Shareholders and other stakeholders; and (iii) ensure compliance with local laws or orders restricting the size of public gatherings in response to COVID-19, Rockwell will be convening and conducting a virtual Meeting.

        You will not be able to attend the Meeting in person. At the virtual Meeting, registered shareholders and duly appointed proxyholders, including Non-Registered Shareholders who have duly appointed themselves or a third- party as proxyholder, regardless of geographic location and equity ownership, will have an equal opportunity to participate, to ask questions, and vote, all in real time, at the Meeting through an online portal. Non-Registered Shareholders must carefully follow the procedures set out in the Circular in order to vote virtually and ask questions through the live webcast. Guests, including Non-Registered Shareholders who have not duly appointed themselves or a third party as proxyholder, can log into the virtual Meeting as a guest. Guests may listen to the Meeting but will not be entitled to vote or ask questions.

        In order to receive the cash proceeds payable for each pre-Amalgamation Common Share held, registered shareholders must complete and sign the enclosed letter of transmittal (the Letter of Transmittal") and return it, together with their share certificate(s) and any other required documents and instruments, to Computershare Trust Company of Canada in accordance with the procedure set out in the Letter of Transmittal. If the Amalgamation is not completed, any Letter of Transmittal completed by a shareholder will be of no effect and the Company will cause Computershare Trust Company of Canada to return all deposited certificates representing Common Shares to the registered holders thereof as soon as practicable. South African Rockwell Shareholders holding share certificates (the "Certified Shareholders") must follow the procedure set out in the section entitled "Notice to Shareholders in South Africa". Non-Registered Shareholders who hold their Common Shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold their Common Shares in their own name, should contact their intermediary for instructions and assistance in delivering their share certificate(s) or other evidence such as a direct registration statement representing ownership of Common Shares. Please refer to the Circular for more details.

        Pursuant to Division 2 of Part 8 of the Business Corporations Act (British Columbia) (the "BCBCA"), a registered shareholder may dissent (each, a "Dissenting Shareholder") in respect of the Amalgamation ("Dissent Rights"). If the Amalgamation is completed, Dissenting Shareholders who strictly comply with the procedures set forth in the BCBCA will be entitled to be paid the "fair value" of their Common Shares pursuant to Section 245 of the BCBCA. This Dissent Right is summarized in the Circular, and the text from Division 2 of Part 8 of the BCBCA is attached as Schedule "C" to the Circular. Failure to strictly comply with the requirements set forth in Division 2 of Part 8 of the BCBCA may result in the loss or unavailability of any right to dissent. Shareholders that do not hold Common Shares in their own name and who wish to dissent should be aware that only registered holders of Common Shares are entitled to dissent. Accordingly, a Non-Registered Shareholder (i.e., a shareholder who holds his, her or its Common Shares through an intermediary) desiring to exercise this Dissent Right must make arrangements for the Common Shares beneficially owned by such person to be registered in his, her or its name prior to the time the written notice of dissent to the Amalgamation Resolution is required to be received by the Company or, alternatively, make arrangements for the registered holder of the Common Shares to dissent on his, her or its behalf.

        The attached Circular describes the Amalgamation in detail. Shareholders are urged to read the Circular carefully. You may wish to consult your tax or financial advisor to assist you in considering the Amalgamation.

If you have questions, you may contact Willem Jacobs at Willem.Jacobs@barrick.com.

DATED at Pretoria, South Africa, this 1st day of February, 2021.

ON BEHALF OF THE BOARD OF DIRECTORS

(signed) "Willem Jacobs"

Willem Jacobs

        If you are a Non-Registered Shareholder and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the Meeting.

ii

 GLOSSARY OF TERMS

        "Acquisition Agreement" means the acquisition agreement dated January 15, 2021 between the Company and Bristco, a copy of which is attached as Schedule "D" to this Circular;

        "Acquisition Proposal" means, other than the transactions contemplated by the Acquisition Agreement, any written or oral offer, proposal, public announcement, inquiry or request for discussions or negotiations from any person or group of persons (other than Mark Bristow) relating to: (a) any direct or indirect acquisition or purchase (or any lease, long-term supply agreement or other arrangement having the same economic effect as a purchase), in a single transaction or a series of related transactions, of assets representing 20% or more of the consolidated assets of Rockwell and its subsidiaries, taken as a whole determined based upon the most recent publicly available consolidated financial statements of Rockwell, or 20% or more of the voting or equity securities of Rockwell or any of its subsidiaries (or rights or interests therein or thereto); (b) any direct or indirect take-over bid, issuer bid, exchange offer, treasury issuance or similar transaction that, if consummated, would result in a person or group of persons beneficially owning 20% or more of any class of voting or equity securities or any other equity interests (including securities convertible into or exercisable or exchangeable for equity interests) of Rockwell or any of its subsidiaries (other than any such transaction involving only Rockwell and/or any of its wholly-owned subsidiaries); or (c) a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Rockwell or any of its subsidiaries or any similar transaction or series of transactions involving Rockwell or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Rockwell and its subsidiaries, taken as a whole;

        "allowable capital loss" has the meaning ascribed thereto under the heading "Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains or Losses" in this Circular;

        "Amalco" means the corporation continuing under the BCBCA as a result of the Amalgamation;

        "Amalco Common Shares" means the common shares in the capital of Amalco;

        "Amalco Redeemable Preferred Shares" means the redeemable preferred shares in the capital of Amalco;

        "Amalgamation" means the amalgamation involving Bristco and Rockwell pursuant to Section 269 and Section 270 of the BCBCA on the terms and subject to the conditions set out in the Amalgamation Agreement, subject to any amendments or variations thereto;

        "Amalgamation Agreement" means the amalgamation agreement between Bristco and Rockwell substantially in the form attached in Schedule "B" to this Circular;

        "Amalgamation Application" means the amalgamation application to be sent to the Registrar pursuant to Section 275 of the BCBCA, and all related documents required as set out in Section 275 of the BCBCA;

        "Amalgamation Resolution" means the special resolution of the Rockwell Shareholders approving the Amalgamation and the delisting of the Common Shares in connection therewith, to be considered at the Meeting, substantially in the form of resolution set forth in Schedule "A" to this Circular;

        "BCBCA" means the Business Corporations Act (British Columbia);

        "Bristco" means 1274787 B.C. Ltd., a corporation existing under the laws of British Columbia;

        "Business Day" means any day, other than a Saturday or a Sunday, on which commercial banks located in Vancouver, British Columbia, Toronto, Ontario, and Johannesburg, South Africa, are open for the conduct of business during normal business hours;

        "Cease Trade Order" means the cease trade order issued by the Ontario Securities Commission on July 5, 2018 pursuant to which, subject to certain exceptions, trading and acquiring, whether direct or indirect, of each security of the Company had been ordered to cease;

        "Certificate of Amalgamation" means the certificate issued by the Registrar pursuant to Section 281 of the BCBCA attesting that the Amalgamation has taken effect;

        "Certificated Shareholders" means South African Registered Shareholders of Common Shares that have not been Dematerialised in terms of Strate, title to which is represented by Documents of Title;

        "Circular" means this management information circular of Rockwell, including all schedules hereto, sent to Rockwell Shareholders in connection with the Meeting;

        "Common Shares" means common shares in the capital of the Company;

        "Company" or "Rockwell" means Rockwell Diamonds Inc.;

        "Companies Act" means the Companies Act No. 71 of 2008 of South Africa as amended from time to time;

        "Computershare" or "Depositary" means Computershare Trust Company of Canada;

        "CRA" means the Canada Revenue Agency;

        "CSDP" means a Central Securities Depository Participant defined as a "participant" in section 1 of the Financial Markets Act and appointed by individual South African Rockwell Shareholders for purposes of, and in regard to, Dematerialisation of share certificates or any documents of title for the purpose of incorporation into Strate;

        "Daboll" means Daboll Consultants Limited;

        "Dematerialised" or "Dematerialisation" means the process whereby Documents of Title to shares in a tangible form are dematerialised into electronic records for the purposes of Strate;

        "Dematerialised Shareholders" means South African Registered Shareholders of Common Shares which have been Dematerialised in terms of the requirements of Strate and the ownership of which is evidenced by electronic records;

        "Depositary" means Computershare Trust Company of Canada;

        "Dissenting Non-Resident Holder" has the meaning ascribed thereto under the heading "Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Dissenting Non-Resident Holders" in this Circular;

        "Dissenting Resident Holder" has the meaning ascribed thereto under the heading "Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Dissenting Resident Holders" in this Circular;

        "Dissenting Shareholder" means a Registered Shareholder who, in connection with the Amalgamation Resolution, has exercised Dissent Rights in strict compliance with the provisions of Division 2 of Part 8 of the BCBCA and thereby has become entitled to be paid the fair value of that Registered Shareholder's Common Shares, and which Registered Shareholder has not withdrawn a notice of dissent or otherwise taken any of the actions described in Section 246 of the BCBCA;

        "Dissent Rights" means the rights of dissent pursuant to Division 2 of Part 8 of the BCBCA in respect of the Amalgamation, the full text of which is set forth in Schedule "C" to this Circular;

        "Documents of Title" means share certificates, certified transfer deeds, balanced receipts, or any other documents of title as the case may be;

        "DRS" means direct registration statement;

        "Effective Date" means the date of the Certificate of Amalgamation;

        "Effective Time" means 12:01 a.m. (Pacific Time) on the Effective Date or such other time on the Effective Date as the Parties may agree;

        "Exchange Control Regulations" means the South African Exchange Control Regulations (Government Notice R.1111 of 1 December 1961 as amended) administered by the South African Reserve Bank;

        "Fairness Opinion" means the fairness opinion prepared by KPMG LLP dated January 18, 2021, a copy of which is attached as Schedule "E" to this Circular;

        "Fasken" means Fasken Martineau DuMoulin LLP;

        "Financial Markets Act" means the Financial Markets Act No. 19 of 2012 of South Africa, as amended from time to time;

        "Form of Proxy" means the form of proxy for use by South African Rockwell Shareholders which is attached as Schedule "F" to this Circular;

        "Form of Surrender" means the Form of Surrender delivered to the South African Rockwell Shareholders providing for the delivery of Common Shares to the South African Transfer Secretary which is attached as Schedule "G" to this Circular;

        "Formal Valuation" means the formal valuation prepared by KPMG LLP in accordance with the methodology prescribed by MI 61-101, a copy of which is attached as Schedule "E" to this Circular;

        "Governmental Entity" means: (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, board or authority of any of the foregoing; (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self- regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) any stock exchange, including the JSE;

        "Holder" has the meaning ascribed thereto under the heading "Certain Canadian Federal Income Tax Considerations" in this Circular;

        "Indicative Offer" has the meaning ascribed thereto under the heading "Information Regarding the Amalgamation — Background to the Amalgamation" in this Circular;

        "Intermediary" has the meaning attributed thereto under the heading "Voting by Non-Registered Shareholders" in this Circular;

        "JSE" means JSE Limited (registration number 2005/022939/06), a public company incorporated and registered in South Africa and licensed as an exchange under the Financial Markets Act;

        "JSE Listings Requirements" means the Listings Requirements of the JSE amended from time to time pursuant to the provisions of the Financial Markets Act;

        "Law" or "Laws" means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other legally binding requirements, whether domestic or foreign, and the terms and conditions of any authorization of or from any Governmental Entity, and the term "applicable" with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its subsidiaries or their business, undertaking, property or securities and emanate from a person having jurisdiction over the Party and/or its subsidiaries or its or their business, undertaking, property or securities;

        "Letter of Transmittal" means the letter of transmittal delivered to the Canadian Rockwell Shareholders together with this Circular providing for the delivery of Common Shares to the Depositary;

        "majority of the minority approval" means the approval required in respect of certain going private transactions regulated by MI 61-101 (but not the Amalgamation) by a majority (being more than 50%) of the votes cast by minority shareholders (using the method prescribed in Part 8 of MI 61-101) present or represented by proxy at the meeting of shareholders called to approve such a transaction;

        "Material Adverse Effect" means any event, occurrence or condition (or series of related events, occurrences or conditions) which, individually has or in the aggregate, have or would reasonably be expected to have or result in: (i) a material adverse effect or material adverse change in any of the following: (w) the condition (financial or otherwise); (x) business; (y) assets; or (z) results of operations, of Rockwell and its subsidiaries taken as a whole; or (ii) a material impairment in the ability of Rockwell and/or its subsidiaries to perform the obligations under the Acquisition Agreement provided that, the factors leading to such material impairment are directly as a result of developments in countries where Rockwell and/or its subsidiaries have operations, other than any such effect arising or resulting from: (a) any change in IFRS or changes in applicable regulatory accounting requirements to the industry in which Rockwell conducts business, or that result from any action taken for the purpose of complying with any of the foregoing; (b) any change in the global, national or regional political or social conditions (including the outbreak of war or acts of terrorism), international trade or securities, or in the general economic, business, regulatory, political or market conditions or in the national or global financial, credit, commodities or capital markets, national disasters or other acts of God; (c) any failure, in and of itself, of Rockwell and its subsidiaries to meet any public estimates or expectations of Rockwell's financial performance or any internal budgets, plans, projections or forecasts of its financial performance (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Material Adverse Effect has occurred); (d) any disease outbreaks, pandemics or epidemics or other related condition; (e) any change (on a current or forward basis) in the price of diamonds; (f) any adoption, proposed implementation or change in applicable Law or any interpretation of application (or non-application) thereof by any Governmental Entity that is of a generally applicable nature; (g) any action taken by Rockwell or its subsidiaries that is expressly required by the Acquisition Agreement; (h) any action taken (or omitted to be taken) by the Company or its subsidiaries that is consented to by Bristco or that Bristco has requested in writing; (i) any change in the industry in which Rockwell and its subsidiaries operate provided, however, that for the purposes of clause (a), clause (b), clause (d), clause (f) and clause (I) such effect does not primarily relate to (or have the effect primarily relating to) Rockwell and its subsidiaries (taken as a whole) or disproportionately adversely affects Rockwell and its subsidiaries (taken as a whole) compared to other entities operating in the industries in which Rockwell and its subsidiaries operate;

        "MD&A" has the meaning attributed thereto under the heading "Additional Information" in this Circular;

        "Meeting" means the annual and special meeting of Rockwell Shareholders to be held on March 2, 2021 and any adjournments or postponements thereof to consider, virtually or at a place set by the Rockwell Board;

        "Meeting Materials" means this Circular, the Notice, the Canadian form of proxy, and, as the context requires, the Form of Proxy and the Form of Surrender;

        "MI 61-101" means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions;

        "Minority Shares" has the meaning ascribed thereto under the heading "Information Regarding the Amalgamation — Background to the Amalgamation" in this Circular;

        "Non-Resident Holder" has the meaning attributed thereto under the heading "Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada" in this Circular;

        "Non-Registered Shareholders" means non-registered Rockwell Shareholders;

        "Notice" means the notice of the Meeting accompanying this Circular;

        "Other Shareholders" means Rockwell Shareholders other than Mark Bristow and his related parties and any joint actors;

        "Outside Date" means May 31, 2021, or such later date as the Parties may agree to in writing;

        "Parties" means, collectively, Bristco and Rockwell, and "Party" means either of them;

        "person" includes an individual, firm, limited or general partnership, limited liability company, unlimited liability company, limited liability partnership, trust, joint venture, venture capital fund, association, body corporate, corporation, company, unincorporated organization, trustee, estate, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

        "Redemption Amount" means C$0.005 in respect of each Amalco Redeemable Preferred Share;

        "Registered Shareholders" means registered Rockwell Shareholders;

        "Registrar" means the Registrar of Corporations appointed pursuant to Section 400 of the BCBCA;

        "Resident Holder" has the meaning attributed thereto under the heading "Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada" in this Circular;

        "Rockwell Board" means the board of directors of Rockwell;

        "Rockwell Shareholder Approval" means approval of the Amalgamation Resolution by (i) at least two-thirds of the votes cast by Rockwell Shareholders present or represented by proxy at the Meeting who voted in respect of the Amalgamation Resolution; and (ii) a majority of the votes cast by the Other Shareholders pursuant to MI 61-101;

        "Rockwell Shareholders" means the holders of Common Shares;

        "South African Transfer Secretary" means Computershare Investor Services Proprietary Limited (registration number 2004/003647/07), a private company incorporated and registered in South Africa which has been appointed by the Company as the transfer secretary in respect of the South African Rockwell Shareholders for the purpose of, among other things, receiving Forms of Proxy, Forms of Surrender and the Redemption Amount payable to South African Rockwell Shareholders under the Amalgamation;

        "Strate" means Strate Proprietary Limited (registration number 1998/022242/07), a private company incorporated and registered in South Africa, licensed to operate as a depository under the Financial Markets Act;

        "taxable capital gain" has the meaning ascribed thereto under the heading "Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains or Losses" in this Circular;

        "Tax Act" means the Income Tax Act (Canada);

        "Tax Proposals" has the meaning ascribed thereto under the heading "Certain Canadian Federal Income Tax Considerations" in this Circular;

        "Time of Redemption" means the time immediately following the Effective Time of the Amalgamation and the issuance of the Amalco Redeemable Preferred Shares pursuant to the Amalgamation;

        "Unconflicted Rockwell Board" means the Rockwell Board, excluding Mark Bristow, a director who has interests that present actual or potential conflicts of interest in connection with the Amalgamation;

        "Valuation" has the meaning ascribed thereto under the heading "Information Regarding the Amalgamation — Background to the Amalgamation" in this Circular; and

        "voting instruction form" has the meaning attributed thereto under the heading "Voting by Non-Registered Shareholders" in this Circular.

ROCKWELL DIAMONDS INC.

MANAGEMENT INFORMATION CIRCULAR

DATED FEBRUARY 1, 2021

INFORMATION CONTAINED IN THIS CIRCULAR

        Unless otherwise stated, the information contained in this Circular is as of February 1, 2021.

        No person has been authorized to give any information or to make any representations in connection with the Amalgamation other than those contained in this Circular and, if given or made, any such information or representation must not be relied upon and should not be considered to have been authorized by the Company.

        This Circular does not constitute the solicitation of an offer to acquire any securities or the solicitation of a proxy by any person in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation.

        Rockwell Shareholders should not construe the contents of this Circular as legal, tax or financial advice and should consult with their own professional advisors as to the relevant legal, tax, financial or other matters in connection with the Meeting and the transactions described herein.

        All capitalized terms used herein but not otherwise defined herein have the meanings set forth under the "Glossary of Terms".

        In this Circular, all references to "US$" are to United States dollars and all references to "$" and to "C$" are to Canadian dollars.

        All summaries of, and references to, the Amalgamation Agreement in this Circular are qualified in their entirety by reference to the text of the Amalgamation Agreement, a copy of which is attached as Schedule "B" hereto. All summaries of, and references to, the Acquisition Agreement in this Circular are qualified in their entirety by reference to the complete text of the Acquisition Agreement, a copy of which is attached as Schedule "D" hereto. You are urged to carefully read the full text of the Amalgamation Agreement and the Acquisition Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This Circular contains "forward-looking information" within the meaning of Canadian securities legislation concerning the business, operations and financial performance and condition of the Company. Statements containing forward-looking information may include, but are not limited to, statements with respect to the value of the Common Shares and estimated transaction costs.

        Generally, statements containing forward-looking information can be identified by the use of forward-looking terminology such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved" or the negative connotation of each. Statements containing forward-looking information are based on the opinions and estimates of the Rockwell Board as of the date such statements are made, and they are subject to known and unknown risks, uncertainties and other factors.

        This Circular may also contain forward-looking statements specifically relating to the Amalgamation, the Company, Bristco and Amalco, including timing, terms and required steps and the likelihood of the consummation of the Amalgamation and the subsequent redemption of the Amalco Redeemable Preferred Shares.

        All forward-looking information reflects the Company's beliefs and assumptions based on information available at the time the information was provided. Assumptions upon which forward-looking statements related to the Amalgamation are based include that the Amalgamation will get approved by Rockwell Shareholders and that all other conditions to the consummation of the Amalgamation will be satisfied or waived. Many of these assumptions are based on factors and events that are not within the control of the Company and may not prove to be correct. Actual results or events may differ materially from those expected in statements containing forward-looking information. All of the Company's forward-looking information is qualified by the assumptions that are stated or inherent in such forward-looking information.

        Statements containing forward-looking information in this Circular are made as of the date of this Circular and, accordingly, are subject to change after such date. There may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that statements containing forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking information. Forward-looking information is provided for the purpose of providing information about management's current expectations and plans and allowing investors and others to get a better understanding of the Company's operating environment. The Company does not undertake to update any forward-looking information that is incorporated herein, except in accordance with applicable securities laws.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

        The Amalgamation involves, among other things, the issuance of Amalco Redeemable Preferred Shares in exchange for Common Shares (other than the Common Shares held by Mark Bristow) prior to their redemption for all cash consideration. The Amalco Redeemable Preferred Shares that will be issued to Rockwell Shareholders have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States and are being issued in reliance on the exemption from the registration requirements of the U.S. Securities Act set forth in Rule 802 thereunder. A Form CB with this Circular will be furnished to the United States Securities and Exchange Commission. Rockwell Shareholders will be able to obtain the document free of charge at the SEC's website, www.sec.gov.

        The enforcement by Rockwell Shareholders of civil liabilities under United States federal and state securities laws may be affected adversely by the fact that the Company and Bristco are not incorporated and organized under the laws of the United States, that some or all of their respective officers and directors are residents of countries other than the United States, that the experts named in this Circular are residents of countries other than the United States, and that all or a substantial portion of the assets of the Company and Bristco may be located outside of the United States. As a result, it may be difficult or impossible for Rockwell Shareholders in the United States to effect service of process within the United States upon the Company or Bristco, their respective directors or officers, or the experts named herein, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or "blue sky" laws of any state within the United States. In addition, Rockwell Shareholders should not assume that the courts of Canada: (a) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or "blue sky" laws of any state within the United States; or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or "blue sky" laws of any state within the United States.

        This Amalgamation involves the securities of a Canadian company. The solicitation of proxies made in connection with this Circular is not subject to the requirements of section 14(a) of the U.S. Exchange Act of 1934, as amended (the "U.S. Exchange Act"). Accordingly, this Circular has been prepared in accordance with disclosure requirements applicable in Canada and in accordance with Canadian corporate and securities laws. Rockwell Shareholders in the United States should be aware that such disclosure requirements are different from those of the United States applicable to registration statements under the U.S. Securities Act, and to proxy statements under the U.S. Exchange Act.

        Rockwell Shareholders who are resident in, or citizens of, the United States should be aware that the disposition of Common Shares pursuant to the Amalgamation described in this Circular might have tax consequences both in Canada and in the United States that are not fully described herein. See "Certain Canadian Federal Income Tax Considerations". Rockwell Shareholders who are resident in, or citizens of, the United States should consult their own tax advisors for advice on this Amalgamation.

        THE AMALGAMATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORY AUTHORITY NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORY AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF THE AMALGAMATION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NOTICE TO SHAREHOLDERS IN SOUTH AFRICA

        The securities offered hereunder will not constitute an "offer to the public", as envisaged in Chapter 4 of the Companies Act. Accordingly: (i) this Circular does not, nor does it intend to, constitute a "registered prospectus", as contemplated by the Companies Act; and (ii) no prospectus has been approved by, and/or filed with the Companies Intellectual Property Commission or any other South African authority.

        Only Rockwell Shareholders on the Company's South African register who are Certificated Shareholders and "own name" Dematerialised Shareholders must complete the Form of Proxy.

        Please take careful note of the following provisions regarding the action required by a Rockwell Shareholder registered on the Company's South African register.

        If you have disposed of your Common Shares in Rockwell, please forward this Circular to the purchaser of such shares or the CDSP broker or agent through whom you disposed of such shares.

Certificated Shareholders and "own name" Dematerialised Shareholders

        You are entitled to virtually attend, or be represented by proxy, at the Meeting. If you are the registered holder of certificated Common Shares or you hold Dematerialised Common Shares in your own name and if you are unable to attend the Meeting and wish to be represented at the Meeting, you must complete and return the attached form of proxy in accordance with the instructions therein so as to be received by the South African transfer secretaries, Computershare Investor Services Proprietary Limited, Private Bag X9000, Saxonwold, 2132, South Africa or Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196, South Africa, by no later than 4:00 p.m. (South Africa time) on February 26, 2021.

Dematerialised Shareholders other than with "own name" registration

        If you do not hold your Dematerialised Common Shares in your own name, you must provide your CSDP or broker with your voting instructions in terms of the custody agreement entered into with your CSDP or broker. Alternatively, if you wish to attend the Meeting virtually, you must request your CSDP or broker to provide you with a letter of representation to authorize you to attend and vote your shares in terms of the custody agreement with your CSDP or broker.

Form of Surrender

        The following applies to Certificated Shareholders and does not apply to Dematerialised Shareholders.

        Dematerialised Shareholders do not need to undertake any act of surrender (i.e. they do not need to complete a Form of Surrender).

        If you are a Certificated Shareholder, you should have received with this Circular a Form of Surrender. If the Amalgamation Resolution is passed and the Amalgamation is completed, in order to receive the Redemption Amount, Certificated Shareholders must complete and sign the Form of Surrender and deliver it, together with certificates representing the Common Shares, and other relevant documents required by the instructions set out therein, to the South African Transfer Secretary in accordance with the instructions contained in the Form of Surrender. You can obtain additional copies of the Form of Surrender by contacting the South African Transfer Secretary.

        The Form of Surrender contains procedural information relating to the Amalgamation and should be reviewed carefully.

        Only Certificated Shareholders should submit a Form of Surrender. If you are a South African Rockwell Shareholder holding your certificated shares through an intermediary, you should carefully follow the instructions provided to you by such intermediary or contact your intermediary for assistance.

        It is recommended that Certificated Shareholders complete, sign and return the Form of Surrender with the accompanying Documents of Title to the South African transfer secretaries, Computershare Investor Services Proprietary Limited, Private Bag X9000, Saxonwold, 2132, South Africa or Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196, South Africa, by no later than 4:00 p.m. (South African Standard Time) on February 26, 2021.

        Any surrender of Documents of Title by a South African Shareholder in accordance with the above may be made prior to, and in anticipation of, the Amalgamation becoming effective, in which event surrendered Documents of Title will be held on behalf of and for the benefit of the surrendering Certificated Shareholders pending the Amalgamation becoming effective. If the Amalgamation does not become effective for any reason whatsoever, the South African Transfer Secretary will return the Documents of Title, by registered post, to the South African Shareholder at the risk of such South African Shareholder within five business days of the date upon which it becomes known that the Amalgamation will not become effective.

        Certificated Shareholders who surrender their Documents of Title before February 26, 2021 will not be able to trade or Dematerialise their Common Shares after the surrender.

        How the consideration will be paid to South African Rockwell Shareholders is dependent on whether the Common Shares held by the South African Rockwell Shareholder are held as certificated shares or Dematerialised shares.

Certificated Shareholders

        Subject to receipt of all applicable documents and to the Amalgamation becoming effective, cheques for the consideration in Rand due to Certificated Shareholders (subject to applicable withholdings) will be posted to them, by ordinary post, at their risk, to their respective addresses reflected in their Forms of Surrender, or if there is no address on a Form of Surrender, to the address reflected on the share register maintained by the South African Transfer Secretary. Alternatively, and if so elected by the Certificated Shareholder in the Form of Surrender, the consideration (subject to applicable withholdings) will be electronically transferred into a Certificated Shareholder's bank account. This will take place on or about March 10, 2021 if the Form of Surrender together with the relevant Documents of Title (in negotiable form) will have been surrendered to the South African Transfer Secretary by 4:00 p.m. (South African Standard Time) on February 26, 2021, or within five business days of receipt of the Form of Surrender together with the relevant Documents of Title (in negotiable form), whichever is the later.

        Where on or after February 26, 2021, a person who was not a registered South African Rockwell Shareholder on February 26, 2021, tenders Documents of Title to the South African Transfer Secretary, together with a duly stamped Form of Surrender, purporting to have been executed by or on behalf of the registered holder of such Common Shares and, provided that the consideration has not already been posted or delivered to the registered holder, or his, her or its CSDP or broker, then the transfer may be accepted by the South African Transfer Secretary as if it were a valid transfer to such person of the Common Shares concerned, provided that the South African Transfer Secretary will have been, if so required by them, given an indemnity on terms acceptable to them in respect of the consideration.

        The consideration (subject to applicable withholdings) due to a Certificated Shareholder will only be payable upon receipt by the South African Transfer Secretary of the Documents of Title in respect of all of such South African Rockwell Shareholder's Common Shares.

Dematerialised South African Shareholders

        The consideration (subject to applicable withholdings) due to Dematerialised Shareholders will not be posted to them but will be transferred, at their risk, to their respective CSDPs or brokers, for payment to them on or about Wednesday, March 10, 2021 in accordance with, and subject to the requirements of, the rules of Strate.

Currency of Payment

        South African Rockwell Shareholders will be paid the consideration in Rand.

Exchange Control

        South African Exchange Control Regulations regulate the flow of capital into and out of the Common Monetary Area. Currency and shares are not freely transferable from South Africa to any jurisdiction outside the geographical borders of South Africa or jurisdictions outside the Common Monetary Area (Lesotho, Namibia, Swaziland and South Africa). These transfers must comply with the Exchange Control Regulations. If you are in any doubt as to what action you should take, you should consult your broker, CSDP, banker, legal advisor, accountant or other professional advisor immediately.

        The settlement of the consideration for both Dematerialised Shareholders and Certificated Shareholders may be subject to the Exchange Control Regulations.

PERSONS MAKING THE SOLICITATION

        This Circular is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting and for the purposes set forth in the accompanying Notice. References in this Circular to the Meeting include any adjournments or postponements thereof. It is expected that the solicitation will be primarily by mail; however, proxies may also be solicited by regular employees of the Company. The cost of solicitation will be borne by the Company.

        The Rockwell Board has fixed the close of business on January 22, 2021 as the record date, being the date for the determination of the registered holders of securities entitled to receive notice of, and vote at, the Meeting (the "Record Date"). Duly completed and executed proxies must be received by the Company's transfer agent at the address indicated on the enclosed envelope no later than 10:00 a.m. (Eastern Time) or 5:00 p.m. (South African Standard Time) on February 26, 2021, or if the Meeting is adjourned or postponed, no later than 48 hours (excluding Saturdays, Sundays, and statutory holidays in Vancouver, British Columbia, Toronto, Ontario, and Johannesburg, South Africa) prior to the time of such adjourned or postponed Meeting.

        In addition to the solicitation of proxies by mail, directors, officers and employees may solicit proxies personally, by telephone, facsimile or email, but will not receive compensation for so doing.

ATTENDING THE VIRTUAL MEETING

        Only Rockwell Shareholders of record at the close of business on the Record Date and other permitted attendees may virtually attend the Meeting. Attending the Meeting virtually allows Registered Shareholders and duly appointed proxyholders, including Non-Registered Shareholders who have duly appointed themselves or a third party as proxyholder, to participate, ask questions, and vote at the Meeting using the LUMI platform at https://web.lumiagm.com/276644920. Guests, including Non-Registered Shareholders who have not duly appointed themselves or a third party as proxyholder, can log into the virtual Meeting as a guest. Guests may listen to the Meeting, but will not be entitled to vote or ask questions.

How to Access and Vote at the Meeting

        You will be able to participate in the Meeting using an internet connected device such as a laptop, computer, tablet or mobile phone, and the Meeting platform will be supported across browsers and devices that are running the most updated version of the applicable software plugins and meeting the minimum system requirements.

        You can vote either at the Meeting or by proxy using your proxy or voting instruction form. The steps that you need to follow to access the Meeting will depend on whether you are a Registered Shareholder, a duly appointed proxyholder or a Non-Registered Shareholder. You must follow the applicable instructions below carefully.

Registered Shareholders

        Registered Shareholders can access and vote at the Meeting during the live webcast as follows:

  1.
  Click "I have a login" and enter a Username and Password (see Step 2 below) before the start of the Meeting.

  2.
  The 15-digit control number located on the form of proxy or in the email notification you received is the Username and the Password is "rockwell2021" (case sensitive).

  3.
  The Meeting ID is: 276-644-920.

        Voting at the Meeting will only be available for Registered Shareholders and duly appointed proxyholders. Even if you currently plan to participate in the virtual Meeting, you should consider voting your shares by proxy in advance so that your vote will be counted if you later decide not to attend the Meeting or in the event that you are unable to access the Meeting for any reason. If you access and vote on any matter at the Meeting during the live webcast, you will revoke any previously submitted proxy.

        If you are using a 15-digit control number to login to the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies. However, in such a case, you will be provided the opportunity to vote by ballot on the matters put forth at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not accept the terms and conditions, in which case you can only enter the Meeting as a guest.

        It is important that you are connected to the internet at all times during the meeting in order to vote when balloting commences.

Duly Appointed Proxyholders

        Duly appointed proxyholders, including Non-Registered Shareholders who have duly appointed themselves or a third-party as proxyholder, can access and vote at the Meeting during the live webcast as follows:

  1.
  Click "I have a login" and enter a Username and Password (see Step 2 below) before the start of the Meeting.

  2.
  Computershare will provide the proxyholder with a Username after the voting deadline has passed. The Password is "rockwell2021" (case sensitive).

  3.
  The Meeting ID is: 276-644-920.

  4.
  The Proxy Appointee URL is: http://www.computershare.com/Rockwell.

        Rockwell Shareholders who wish to appoint a third party proxyholder to represent them at the Meeting must submit their proxy or voting instruction form (as applicable) prior to registering their proxyholder. Registering the proxyholder is an additional step once a Rockwell Shareholder has submitted their proxy/voting instruction form. Failure to register a duly appointed proxyholder will result in the proxyholder not receiving a Username to participate in the Meeting. To register a proxyholder, Rockwell Shareholders MUST visit http://www.computershare.com/Rockwell by 10:00 a.m. on February 25, 2021 and provide Computershare with their proxyholder's contact information, so that Computershare may provide the proxyholder with a Username by email.

        It is important that you are connected to the internet at all times during the meeting in order to vote when balloting commences.

Non-Registered Shareholders

        Non-Registered Shareholders may view a live webcast of the Meeting by going to https://web.lumiagm.com/276644920. Non-Registered Shareholders who have not appointed themselves to vote at the Meeting, may login as a guest, by clicking on "I am a Guest" and completing the online form. Non-Registered Shareholders who do not have a 15-digit control number or Username will only be able to attend as a guest which allows them listen to the Meeting, however they will not be able to vote or submit questions.

        It is important that you are connected to the internet at all times during the meeting in order to vote when balloting commences.

United States Beneficial Holders

        To attend and vote at the virtual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After first obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit a copy of your legal proxy to Computershare. Requests for registration should be directed to Computershare by mail at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 or by email at uslegalproxy@computershare.com.

        Requests for registration must be labeled as "Legal Proxy" and be received no later than 10:00 a.m. (Eastern Time) on February 25, 2021. You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Meeting and vote your Common Shares at https://web.lumiagm.com/276644920 during the Meeting. Please note that you are required to register your appointment at http://www.computershare.com/Rockwell.

        It is important that you are connected to the internet at all times during the meeting in order to vote when balloting commences.

 Asking Questions at the Meeting

        The Company believes that the ability to participate in the Meeting in a meaningful way, including asking questions, remains important despite the decision to hold the Meeting virtually. Registered Shareholders and duly appointed proxyholders (including Non-Registered Shareholders who have duly appointed themselves or a third-party as proxyholder), will have an opportunity to ask questions at the Meeting through the virtual platform. It is anticipated that Rockwell Shareholders will have substantially the same opportunity to ask questions on matters of business before the Meeting as if the Meeting was held in person.

Difficulties in Accessing the Meeting

        During the Meeting, you must ensure you are connected to the Internet at all times in order to vote when polling is commenced on the resolutions put before the Meeting. It is your responsibility to ensure Internet connectivity. Note that if you lose connectivity once the Meeting has commenced, there may be insufficient time to resolve your issue before voting is completed. Therefore, even if you currently plan to access the Meeting and vote during the live webcast, you should consider voting your shares in advance or by proxy so that your vote will be counted in the event you experience any technical difficulties or are otherwise unable to access the Meeting.

APPOINTMENT AND REVOCATION OF PROXIES

        The persons named in the enclosed form of proxy are officers and/or directors of the Company. A Rockwell Shareholder has the right to appoint some other person or company, who need not be a Rockwell Shareholder, to represent them at the Meeting, and may do so by inserting such person's name in the blank space provided in the enclosed form of proxy or by completing another proper form of proxy and, in either case, depositing the completed and executed proxy at the office of the Company's transfer agent indicated on the enclosed envelope no later than 10:00 a.m. (Eastern Time) or 5:00 p.m. (South African Standard Time) on February 26, 2021, or if the Meeting is adjourned or postponed, no later than 48 hours (excluding Saturdays, Sundays and statutory holidays in Vancouver, British Columbia, Toronto, Ontario, and Johannesburg, South Africa) prior to the time of such adjourned or postponed Meeting.

        A Rockwell Shareholder forwarding the enclosed proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the Rockwell Shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business, then the space opposite the item is to be left blank. The Common Shares represented by the proxy submitted by a Rockwell Shareholder will be voted in accordance with the directions, if any, given in the proxy, and if the Rockwell Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.

        The person you appoint will need to register with Computershare at http://www.computershare.com/Rockwell to obtain a control number to be represented or voted at the Meeting. It is the responsibility of the Rockwell Shareholder to advise their proxyholder (the person they appoint) to contact Computershare to request a control number. Without the control number, proxyholders will not be able to participate at the Meeting.

        A proxy given pursuant to this solicitation may be revoked under Sections 9.12 and 9.13 of the Business Corporations Regulations (British Columbia) by an instrument in writing executed by a Rockwell Shareholder or by a Rockwell Shareholder's attorney authorized in writing (or, if the Rockwell Shareholder is a corporation, by a duly authorized officer or attorney) and deposited either at the registered office of the Company, or at the offices of Computershare located at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 (Fax: 1-866-249-7775 or outside North America at (416) 263-9524) at any time up to and including the last Business Day preceding the day of the Meeting, or any adjournments or postponements thereof, or in any other manner permitted by Law.

EXERCISE OF DISCRETION BY PROXIES

        The persons named in the enclosed form of proxy will vote the Common Shares in respect of which they are appointed in accordance with the direction of the Rockwell Shareholders appointing them. In the absence of such direction, such Common Shares will be voted in favour of passing all of the resolutions described below. The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice and with respect to other matters which may properly come before the Meeting. At the time of the printing of this Circular, management knows of no such amendments, variations or other matters to be presented for action at the Meeting. However, if any other matters that are not now known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxies.

VOTING BY NON-REGISTERED SHAREHOLDERS

        Only Registered Shareholders and duly appointed proxyholders, including Non-Registered Shareholders who have duly appointed themselves or a third-party as proxyholder, are permitted to vote at the Meeting. Most Rockwell Shareholders are Non-Registered Shareholders because the Common Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Common Shares. Common Shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an "Intermediary") that the Non-Registered Shareholder deals with in respect of its Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees); or (ii) in the name of a clearing agency (such as CDS Clearing and Depositary Services Inc.) of which the Intermediary is a participant. In accordance with the requirements of applicable Securities Laws, the Company will have distributed copies of the Meeting Materials to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

        Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either:

  (i)
  be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "voting instruction form") which the Intermediary must follow. Typically, the voting instruction form will consist of a one-page preprinted form. Sometimes, instead of the one-page pre-printed form, the voting instruction form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar-code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the

    Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

  (ii)
  be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Common Shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Since the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Company, c/o Computershare Investor Services Inc., 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 (Fax: 1-866-249-7775 or outside North America at (416) 263-9524).

        In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the Common Shares they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting themselves (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the persons named in the form of proxy and insert the Non-Registered Shareholder or such other person's name in the blank space provided. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or voting instruction form is to be delivered.

        A Non-Registered Shareholder may revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote which has been given to an Intermediary at any time by written notice to the Intermediary, provided that an Intermediary customarily is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to vote which is not received by the Intermediary at least seven days prior to the Meeting.

NOTE OF CAUTION REGARDING COVID-19 OUTBREAK

        As of the date of the Circular, it is the intention of the Company to hold the Meeting virtually as described in greater detail in the Notice. The Company is continuously monitoring developments related to the COVID-19 outbreak. All Rockwell Shareholders, regardless of geographic location and equity ownership, will have an equal opportunity to participate at the Meeting and engage with directors of the Company and management as well as other Rockwell Shareholders. Registered Shareholders and duly appointed proxyholders, including Non-Registered Shareholders who have duly appointed themselves or a third-party as proxyholder, will be able to attend the virtual Meeting, ask questions and vote, all in real time, by visiting the following URL: https://web.lumiagm.com/276644920. Guests, including Non-Registered Shareholders who have not duly appointed themselves or a third party as proxyholder, can log into the virtual Meeting as a guest. Guests may listen to the Meeting but will not be entitled to vote or ask questions.

        The Company reserves the right to take any further precautionary measures deemed to be appropriate, necessary or advisable in relation to the Meeting in response to further developments in the COVID-19 outbreak, including: (i) changing the Meeting date and/or changing the means of holding the Meeting; and (ii) such other measures as may be recommended by public health authorities. Should any such changes to the Meeting format occur, the Company will announce any and all of these changes by way of news release, which will be filed under the Company's profile on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. In the event of any changes to the Meeting format due to the COVID-19 outbreak, the Company will not prepare or mail amended Meeting Materials.

 IMPORTANT DATES AND TIMES(1)(2)

        Please note that the following dates are provided for illustrative purposes only, and are presented on the assumption that all necessary shareholder and regulatory approvals will be received at times consistent with the timeline set out below.

2021
Record Date to determine which Rockwell Shareholders are entitled to receive the Notice of Meeting and the right to vote thereat(3)	Friday, January 22
Notice of posting of this Circular released on SEDAR and SENS, on	Monday, February 1
Mailing date for Meeting Materials, including this Circular	Monday, February 1
Last date to trade in order to be eligible to participate in and vote at the Meeting in SA as RDI is currently Suspended on the JSE	Tuesday, February 16
Record date in order to participate in and vote at the Meeting (SA)	Friday, February 19
Date on which applications are filed for the delisting of the Common Shares from the JSE	Wednesday, February 24
Forms of proxy to be received by the transfer agent by 10:00 a.m. (Eastern Time) (4:00 p.m. SA Time), on(4)(5)	Friday, February 26
Exchange rate of CAD / ZAR will be used for payment of the Redemption Amount in ZAR at close of business on	Monday, March 1
Meeting at 10:00 a.m. (Eastern Time), (5:00 p.m. SA time) on	Tuesday, March 2
Results of Meeting published on SEDAR on	Tuesday, March 2
Results of Meeting including Currency conversion rate published on SENS at 7:05 a.m. (SA time) on	Wednesday, March 3
If the Amalgamation is approved(6)(7)
Last day to trade Common Shares on the JSE in order to be recorded in the SA Branch Register to become entitled to receive payment of the Redemption Amount in ZAR, on or about(8)	Wednesday, March 3
Record date in order to be recorded in the SA Branch Register to become entitled to receive payment	Monday, March 8
Expected date for payment to the depositary of the Redemption Amount	Tuesday, March 9
Expected date on which the Amalgamation becomes effective(9)	Wednesday, March 10
Closing announcement expected to be published on SEDAR and SENS, on	Wednesday, March 10
Expected date of delisting of Common Shares on the JSE at the commencement of trading, on or about	Thursday, March 11

Notes:

(1)
The dates and times set out in this Circular are subject to change, with the approval of the JSE (if required). Any change in the dates and times will be published on SENS.

(2)
All references to numbers of days (e.g. Effective Date + 1) refer to Business Days only.

(3)
The Record Date for the determination of Rockwell Shareholders entitled to receive the Notice of Meeting and the right to vote thereat is in accordance with applicable Securities Laws. Rockwell Shareholders on the Company's South African register that hold Dematerialised Common Shares in their own name are advised that, as trading in Common Shares on the JSE is settled in accordance with the rules of Strate within three Business Days after the trade, Rockwell Shareholders on Rockwell's South African register that hold Dematerialised Common Shares in their own name after three Business Days prior to the Record Date may not be eligible to receive the Notice of Meeting nor vote thereat.

(4)
Beneficial Non-Registered Shareholders must provide their Intermediaries with their instructions for voting at the Meeting by the cut-off date and time stipulated by their Intermediaries, in terms of their respective custody agreements.

(5)
If the Meeting is adjourned or postponed, the Forms of Proxy submitted for the initial Meeting will remain valid in respect of any adjournment(s) or postponement(s) of the Meeting.

(6)
This means the Amalgamation has been approved by Rockwell Shareholders.

(7)
The date on which the Amalgamation becomes effective is anticipated as March 10, 2021. Accordingly, the indicative dates contained in this section will be updated and published on SENS if the effective date of the Amalgamation changes.

(8)
Rockwell Shareholders on the Company's South African register may not dematerialise or rematerialise their Common Shares after March 10, 2021. The Common Shares are currently suspended on the JSE and will remain suspended until the Common Shares are delisted from the JSE.

(9)
This is the first Business Day following the date on which the Amalgamation has been approved by Rockwell Shareholders and all other conditions to the consummation of the Amalgamation (including delivery of the Redemption Amount to the Depositary) have been fulfilled, satisfied or waived (to the extent permitted), as set out in the Acquisition Agreement, attached hereto as Schedule "D".

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Other than as disclosed below and elsewhere in this Circular, no director or officer of the Company who has held such position at any time since the beginning of the Company's last financial year, no proposed director of Amalco following completion of the Amalgamation, and no associates or affiliates of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

        The Amalgamation involves an amalgamation of the Company and Bristco and will result in Amalco becoming a corporation that is wholly-owned directly by Mark Bristow. Currently, Mark Bristow is a director of the Company and owns 1,325,517 Common Shares, representing approximately 2.41% of the issued and outstanding Common Shares.

        Mr. Bristow is the sole shareholder, director and officer of Bristco. Accordingly, he has an interest in the Amalgamation through his involvement with Bristco.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        As of February 1, 2021, 54,983,244 Common Shares were issued and outstanding. Each Common Share entitles the holder thereof to one vote on each matter coming before the Meeting. The Company does not have any other class of security entitled to vote at the Meeting. The Record Date has been fixed as the close of business on January 22, 2021.

        To the knowledge of the directors and executive officers of the Company, as of the date hereof, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of the Company other than as set out in the table below.

Name	Number of Voting Shares	Percentage of Outstanding Voting Shares
Daboll Consultants Limited	10,200,000	approximately 18.55%

INTERESTS OF DIRECTORS AND SENIOR OFFICERS

        No director, senior officer or any associate or affiliate of such persons had any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction which has materially affected or will materially affect the Company other than as disclosed in this Circular.

STATEMENT OF EXECUTIVE COMPENSATION

        In this section, "named executive officer" or "NEO" means each of the following individuals:

  (a)
  a Chief Executive Officer ("CEO");

  (b)
  a Chief Financial Officer ("CFO");

  (c)
  each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000 for that financial year; and

  (d)
  each individual who would be an NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the company, nor acting in a similar capacity, at the end of that financial year.

Compensation Discussion and Analysis

        The Board has the duty, responsibility and authority to:

  (a)
  determine the form and amount of compensation to be paid by the Company to directors for service on the Board and on Board committees, if any. The Board reviews director compensation at least annually;

  (b)
  annually review the Company's base compensation structure and the Company's incentive compensation, and determine changes in or additions in such structure and plans as needed;

  (c)
  determine the annual base compensation of the Company's executive officers and senior managers (collectively the "Officers");

  (d)
  determine the range of increase or decrease in the annual base compensation for non-Officer personnel providing services to the Company;

  (e)
  determine annual corporate goals and objectives under any incentive compensation plan adopted by the Company for Officers and non-Officer personnel providing services to the Company, and determine incentive compensation participation levels for Officers and non-Officer personnel providing services to the Company under any such incentive compensation plan; and

  (f)
  administer the Company's stock option and other equity based compensation plans and determine the annual grants of stock options and other equity-based compensation, if any.

Report on Executive Compensation

        The Board assumes responsibility for reviewing and monitoring the long-range compensation strategy for the senior management of the Company. As part of its mandate, the Board determines the type and amount of compensation for the Company's executive officers. In addition, the Board reviews the methodology utilized by the Company for setting salaries of employees.

Compensation of the Chief Executive Officer

        The compensation of the CEO is to be approved by the Board. Base salary and bonus levels are determined taking into account independent market survey data.

        The Board reviews the grants of stock options to directors, management, employees and consultants. Options were granted in prior years taking into account competitive compensation factors and the belief that options help align the interests of such persons with the interests of Shareholders.

        As noted above under Bonus Compensation, incentive that may be paid to the CEO and any other member of the Executive or senior management team are determined in respect of the individuals and management team achieving strategic objectives and milestones which are set at the beginning of each year by the Board.

Performance Graph

        On March 24, 2017, a trade halt was imposed for the Common Shares then listed on the Toronto Stock Exchange in advance of the Toronto Stock Exchange's announcement of its delisting review of the Company. At the Company's request, the Common Shares were subsequently delisted from the Toronto Stock Exchange and concurrently listed on NEX, a separate board of the TSX Venture Exchange, on August 1, 2017. On July 5, 2018, the Cease Trade Order was issued by the Ontario Securities Commission. On application to the Ontario Securities Commission and effective as of December 23, 2020, the Cease Trade Order has been revoked.

        Due to a lack of meaningful trading data, the Company is unable to provide a meaningful graph showing the Company's cumulative total shareholder return over the five most recently completed financial years.

Actions, Decisions or Policies Made after February 29, 2020

        No actions, decisions or policies have been made since February 29, 2020 that would affect a reader's understanding of NEO compensation.

Option-Based Awards

        As of the date hereof, there are options outstanding to purchase an aggregate of 417,899 Common Shares held by officers, employees and consultants of the Company. All of the currently outstanding options to purchase Common Shares will have expired or otherwise terminated on or prior to the Effective Date.

Summary Compensation Table

        The compensation paid to the NEOs during the Company's three most recently completed financial years ended February 28, 2018, February 28, 2019 and February 29, 2020 is as set out below:

Non-equity incentive plan compensation ($)
Name and principal position	Year	Salary ($)	Share- based awards ($)	Option- based awards ($)	Annual incentive plans	Long- term incentive plans	Pension value ($)	All other compensation ($)	Total compensation ($)
Willem Jacobs, President and CEO(1)	2020 2019 2018	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Johan Oosthuizen, CFO(2)	2020 2019 2018	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Tjaart Willemse, Former Interim CEO(3)	2020 2019 2018	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil
Patrick Cooke, Former Interim CFO(4)	2020 2019 2018	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil

Notes:

(1)
Mr. Jacobs was appointed as Rockwell's President and CEO effective as of October 2, 2017.

(2)
Mr. Oosthuizen was appointed as Rockwell's CFO effective as of June 1, 2017.

(3)
Mr. Willemse acted as Rockwell's Interim CEO from December 1, 2016 to July 31, 2017.

(4)
Mr. Cooke acted as Rockwell's Interim CFO from November 7, 2016 to May 31, 2017.

        Due to the Company's subsidiaries being in provisional liquidation, the Company effectively lost control of its subsidiaries. The liquidation proceedings have been deconsolidated and all assets and liabilities of the Company accordingly impaired during 2017. For more information, see the Company's annual information form dated September 30, 2020 under the headings "100% Holding Subsidiaries", "General Development of the Business" and "Description of Business" as filed on SEDAR on October 5, 2020. Consequently, the Company determined and the NEOs agreed not to award any compensation to the NEOs for the financial years set forth above.

 Incentive Plan Awards

Outstanding Share-Based and Option-Based Awards

        The following table sets out all share-based awards and option-based awards outstanding as at February 29, 2020, for each NEO:

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Willem Jacobs	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Johan Oosthuizen	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Value Vested or Earned During the Year

        The following table sets out all incentive plan awards (value vested or earned) during the year ended February 29, 2020, for each NEO:

Name	Option-based awards — Value vested during the year ($)	Share-based awards — Value vested during the year ($)	Non-equity incentive plan compensation — Value earned during the year ($)
Willem Jacobs	Nil	Nil	Nil
Johan Oosthuizen	Nil	Nil	Nil

        There was no value vested or earned under any incentive plan during the Company's fiscal year ended February 29, 2020. The Company has no pension plans for its directors, officers or employees.

Termination and Change of Control Benefits

        There are no contracts, agreements, plans or arrangements that provide for payments to an NEO at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement or a change in control of the Company.

Director Compensation

        Given the Rockwell's current financial position, each of the directors of the Company that served during the most recently completed financial year had opted not to be paid any compensation including director's fee and no options were issued to any directors during the most recently completed financial year. The compensation provided to the directors for the Company's most recently completed financial year was nil, and the directors that served during the most recently completed financial year were not paid any compensation in respect of fees earned during such financial year. Neither Mark Bristow nor Willem Jacobs has drawn any remuneration from the Company since 2012.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	Nil	Nil	Nil
Equity compensation plans not approved by security holders	Nil	Nil	Nil

Total	Nil	Nil	Nil

        Due to the Company's financial hardship as described herein, the Company determined not to implement a stock option plan and has not granted any stock options since 2016.

PREVIOUS DISTRIBUTIONS

        Other than 425,000 Common Shares issued to officers and employees of the Company as a share bonus on or about January 18, 2016, there have been no Common Shares distributed by the Company during the five (5) years preceding the date of this Circular.

PARTICULARS OF MATTERS TO BE ACTED UPON

Financial Statements

        The audited consolidated financial statements of the Company for the fiscal years ended February 28, 2018, February 28, 2019 and February 29, 2020, together with the respective auditors' reports thereon, and related management's discussion and analysis ("MD&A") will be placed before the Meeting. These documents have been filed with the securities commissions or similar regulatory authorities in British Columbia, Alberta and Ontario and the JSE. Copies of the audited consolidated financial statements and MD&A filed on SEDAR on July 13, 2020 may be accessed on SEDAR at www.sedar.com, or copies of the documents (as well as copies of the Company's most recent interim financial statements) may be obtained by a Rockwell Shareholder upon request without charge from the Company at c/o Fasken Martineau DuMoulin LLP, Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6, Tel: (+27) 72 614 4053, E-mail: Willem.Jacobs@barrick.com.

Votes Necessary to Pass Resolutions

        Except where otherwise noted, a simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein. With respect to the election of directors, if there are more nominees for election as directors or appointment of the Company's auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

Appointment of Auditor

        Rockwell Shareholders will be asked to (i) approve, ratify and confirm the appointment of PricewaterhouseCoopers Inc., Chartered Accountants, as the auditor of the Company for the financial years ended February 28, 2018, February 28, 2019 and February 29, 2020, and (ii) approve the appointment of PricewaterhouseCoopers Inc., Chartered Accountants, as the auditor of the Company to hold office until the next annual general meeting of the shareholders at a remuneration to be fixed by the directors. PricewaterhouseCoopers Inc. was first appointed on July 13, 2016.

 Election of Directors

        The term of office of each of the current directors of the Company expires at the Meeting. The persons named below will be presented for election at the Meeting as management's nominees. Management does not contemplate that any of these nominees will be unable to serve as a director.

Advance Notice Provision

        On July 26, 2013, Rockwell Shareholders approved the alteration of the Company's articles for the purpose of adopting advance notice provisions (the "Advance Notice Provision"). The Advance Notice Provision provides for advance notice to the Company in circumstances where nominations of persons for election to the Board are made by Rockwell Shareholders other than pursuant to (i) a requisition of a meeting made pursuant to the provisions of the BCBCA, or (ii) a shareholder proposal made pursuant to the provisions of the BCBCA.

        The purpose of the Advance Notice Provision is to foster a variety of interests of Rockwell Shareholders and the Company by ensuring that all Rockwell Shareholders, including those participating in a meeting by proxy rather than in person, receive adequate notice of the nominations to be considered at a meeting and can thereby exercise their voting rights in an informed manner.

        Among other things, the Advance Notice Provision fixes a deadline by which holders of Common Shares must submit director nominations to the Company prior to any annual or special meeting of Rockwell Shareholders and sets forth the minimum information that a Rockwell Shareholder must include in the notice to the Company for the notice to be in proper written form.

        The Advance Notice Provision also requires all proposed director nominees to deliver a written representation and agreement that such candidate for nomination, if elected as a director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality, share ownership, majority voting and insider trading policies and other policies and guidelines of the Company applicable to directors and in effect during such person's term in office as a director.

        The foregoing is merely a summary of the Advance Notice Provision, is not comprehensive and is qualified by the full text of such provision which is available in Schedule "A" of the Company's Management Information Circular filed on July 3, 2013 under the Company's profile on SEDAR at www.sedar.com.

        The size of the Board was set at four (4) at the last annual and special meeting. There are four (4) directors currently serving on the Board. The Board has determined that four (4) directors be elected to the Board at the Meeting. The term of office of each of the current directors will end at the conclusion of the Meeting. Unless a director's office is vacated earlier in accordance with the provisions of the BCBCA, each director elected will hold office until the conclusion of the next annual general meeting of the Company, or if no director is then elected, until a successor is elected.

Majority Vote Policy

        The Board has adopted a policy stipulating that if the votes in favour of the election of an individual director nominee at a meeting of Rockwell Shareholders represent less than a majority of the Common Shares voted and withheld, the nominee will submit his or her resignation promptly after the Meeting for the consideration of the Board. The Board's decision to accept or reject the resignation offer will be disclosed to the public. The nominee will not participate in any Board deliberations on the resignation offer. The policy does not apply in circumstances involving contested director elections.

        The disclosure in the following table sets out the names of management's four nominees for election as directors, all major offices and positions with the Company and any of its significant affiliates each now holds, the period of time during which each has been a director of the Company and the number of Shares beneficially owned by each, directly or indirectly, or over which each exercised control or direction, as at February 1, 2021.

The section entitled "Biographical Information about Board Nominees" following the table includes each nominee's principal occupation, business or employment.

Name, Position and Country of Residence	Period a Director of Rockwell	Principal Occupation within Past 5 Years	Securities Beneficially Owned or Controlled(1)
Mark Bristow(2)(3) Director and Chairman Beau Champ, Mauritius	Since March 2007	President and Chief Executive Officer of Barrick Gold Corporation; Chief Executive Officer of Randgold Resources Limited	1,325,517 Common Shares 20,000 Options
Willem Jacobs(2)(4) Director, President and CEO Pretoria, South Africa	Since November 2009	Chief Operating Officer, Africa and Middle East of Barrick Gold Corporation	20,000 Options
Johan Oosthuizen Director and CFO Johannesburg, South Africa	Since July 2020	Director and Professional Accountant of Rarus Accounting Services Pty Limited	Nil
Gerhard Jacobs Director Roodepoort, South Africa	Since July 2020	Retired	313,000 Common Shares

Notes:

(1)
The information as to the number of Common Shares beneficially owned or controlled is not within the knowledge of management of the Company and has been furnished by the respective nominees and is based on insider reports filed on www.sedi.ca.

(2)
Member of the Audit Committee.

(3)
Mark Bristow holds the following stock options: Options to purchase 10,000 Common Shares at $0.21 per share expiring December 12, 2022 and options to purchase 10,000 Common Shares at $0.40 per share expiring October 9, 2023.

(4)
Willem Jacobs holds the following stock options: Options to purchase 10,000 Common Shares at $0.21 per share expiring December 12, 2022 and options to purchase 10,000 Common Shares at $0.40 per share expiring October 9, 2023.

Cease Trade Orders, Bankruptcies, Penalties and Sanctions

        Except as described below, during the ten years preceding the date of this Circular, no proposed director of the Company has, to the knowledge of the Company, been: (a) a director, chief executive officer or chief financial officer of any issuer that: (i) was the subject of a cease trade or similar order or an order that denied such issuer access to any exemption under securities legislation that was in effect for a period of more than thirty consecutive days (an "Order") while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer in the company that is the subject of the Order and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) a director or executive officer of any issuer that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that company.

        On July 5, 2018, the securities of the Company were cease traded by the Ontario Securities Commission for failure by the Company to file its financial statements due to financial difficulties. On application to the Ontario Securities Commission and effective as of December 23, 2020, the Cease Trade Order has been revoked.

Penalties and Sanctions

        No proposed director of the Company has been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority or been subject to any other penalties or sanctions imposed by a court, or regulatory body that would likely be considered important to a reasonable security holder in deciding to vote for a proposed director.

 Individual Bankruptcies

        During the ten years preceding the date of this Information Circular, no proposed director of the Company has, to the knowledge of the Company, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Biographical Information about Board Nominees

        The following information as to principal occupation, business or employment is not within the knowledge of the management of the Company and has been furnished by the respective nominees. Each nominee has held the same or a similar principal occupation with the organization indicated or a predecessor thereof for the last five years.

MR. MARK BRISTOW — Director and Chairman

        Mr. Mark Bristow was appointed to the Company's Board of Directors in October 2006. Mr. Bristow has over 20 years' experience in exploration, development, project and corporate finance and management in the mining sector in Africa.

        Mr. Bristow was appointed President and Chief Executive Officer of Barrick Gold Corporation effective January 1, 2019. Previously, since its incorporation in 1995, Mr. Bristow was the Chief Executive Officer of Randgold Resources Limited following his pioneering exploration work in West Africa, and also served on Randgold's board of directors from 1995 to 2018. He led Randgold's growth through the discovery and development of high quality assets into a major international gold mining business. Mr. Bristow played a pivotal role in promoting the emergence of a sustainable mining industry in Africa, and has a proven track record of delivering significant shareholder value. During his career, Mr. Bristow has held board positions at a number of global gold mining companies. Mr. Bristow holds a Doctorate in Geology from the University of KwaZulu-Natal in South Africa.

MR. WILLEM JACOBS — Director and CEO

        With a BPL (Hons) and Dcom, Mr. Jacobs has served as CEO, COO and director of listed and private companies in the areas of mining, engineering and manufacturing in Southern, Central and East Africa for the past 30 years, and currently serves as Chief Operating Officer, Africa and Middle East for Barrick Gold Corporation. He is also a professor in the faculty of law at the University of Pretoria, specializing in public law pertaining to the extractive industries. He joined Randgold in 2010 and has been responsible for the establishment of Randgold's activities in Central and East Africa, specifically in the Democratic Republic of Congo.

MR. JOHAN OOSTHUIZEN — Director and CFO

        Mr. Oosthuizen serves as Chief Financial Officer of Rockwell effective June 1, 2017 and serves as a director effective July 3, 2020. He previously served as the Financial Manager for Rockwell from September 2009 to June 2014. Mr. Oosthuizen has been employed as a director and professional accountant with Rarus Accounting Services Pty Limited since June 2014. Mr. Oosthuizen holds his professional accountant designation from the South African Institute of Professional Accountants. He received a Certificate in the Theory of Accounting from the University of South Africa, a Hons. B Compt from the University of South Africa, and a B.Com Accounting from the Rand Afrikaans University.

MR. GERHARD JACOBS — Director

        Mr. Jacobs currently serves as a director of Rockwell, and previously served as the Chief Financial Officer for Rockwell in 2014. Mr. Jacobs is a retired member of the South African Institute of Chartered Accountants and the South African Institute of Professional Accountants and has been self-employed in Helderkruin from since July 2014. He received an MBA from the Potchefstroom University for Christian Higher Education, an

MDP from the University of South Africa, and B. Acc. From the Potchefstroom University for Christian Higher Education.

Approval of the Amalgamation Resolution

        At the Meeting, Rockwell Shareholders will be asked to consider and, if thought advisable, approve, with or without amendment, the Amalgamation Resolution. Copies of the text of the Amalgamation Resolution and the form of Amalgamation Agreement are attached as Schedule "A" and Schedule "B", respectively, to this Circular.

INFORMATION REGARDING THE AMALGAMATION

Background to the Amalgamation

        The Amalgamation is the result of negotiations involving the Unconflicted Rockwell Board and Mark Bristow, and their respective advisors. The following is a summary of the principal events in connection with the Company's consideration of and determination to proceed with the Amalgamation.

        As more particularly described in the Company's management's discussion and analysis filed on June 29, 2018 in respect of the year ended February 28, 2018, the Company had discovered significant irregularities in the conduct of a major contractor and one senior employee. Both were terminated in late 2016. The contractor responded in late October 2016 by applying for a spoliation order, essentially possession of the Company's assets as putative security for a claimed indebtedness. The Company vigorously opposed that position and prevailed against the order in late November 2016.

        Upon return of the assets and the property to the Company in November 2016, it was determined that significant sabotage had been inflicted on the yellow gear and certain fixed assets by the person in possession of the Company's property while under the spoliation order. The Company claimed for damages and undertook four separate forensic audits of the contractor and senior employee. Such reports found significant collusion and irregularities between the two parties. The contractor responded by filing for a liquidation order against the Company's three main operating subsidiaries in late November 2016.

        Despite filing rebuttal arguments comprising 4,700 pages including the forensic reports, which the judge did not read, the judge in Kimberley, South Africa granted a provisional order for liquidation against the three subsidiary companies. In order to forestall the liquidation order, the Company applied for business rescue for its three subsidiaries, whereby two business rescue practitioners would assume operational control of the business of the three subsidiaries, under the guidance of the board of directors. The Company arranged for a total of US$8 million to be advanced to finish the plant construction at Wouterspan, and to repair the yellow gear.

        By September 2017, the business rescue practitioners had concluded, despite a break even month in August 2017, that the business prospects were not sufficient to allow the three subsidiaries to come out of business rescue with a sound business plan. They therefore applied to have the three subsidiaries placed back into provisional liquidation under the authority of Honeys Attorneys of Bloemfontein, South Africa. The order was granted in late September 2017.

        The contractor opposed the liquidation order, claiming that they should be appointed business rescue practitioners. After several court dates, the liquidation order was reaffirmed. in December 2018. On November 13, 2020, the provisional liquidation orders were extended to May 14, 2021 as a result of certain transfers of mineral rights not yet having been finalized by the South African Department of Mineral Resources and Energy. As of the date hereof, all assets of the Company's subsidiaries which are subject to the liquidation order (including their respective mineral rights) have been disposed of in connection with the liquidation process, with some transfers awaiting confirmation from the South African Department of Mineral Resources and Energy.

        The Company has negotiated full and final settlements with all of its creditors.

        During February 2020, Mark Bristow raised with the Unconflicted Rockwell Board the possibility, subject to the Cease Trade Order being revoked, of a take private transaction following which the Company would cease to be a reporting issuer and would ultimately wind up in an orderly fashion.

        The key reason given by Mark Bristow was that the Company no longer has any operations or strategic objectives, and therefore does not require the financing opportunities that are made available to publicly listed companies. In addition, incurring the ongoing costs of maintaining a public listing became unwarranted and the credibility of the Rockwell Board was at stake while debtholders desired closure. Mark Bristow also expressed a desire to bring the Company back into good standing with the Canadian and South African securities regulatory authorities in connection with the going private transaction.

        In response to Mark Bristow's proposal, the Unconflicted Rockwell Board indicated a willingness to consider a going private transaction so long as they had the benefit of financial and legal advice and sufficient time to adequately consider and negotiate any formal proposal by Mark Bristow.

        The Rockwell Board determined that it was in the best interests of the Company for the Unconflicted Rockwell Board to consider Mark Bristow's proposal, as Mr. Bristow recused himself due to his conflict of interest in the matter to be discussed. The Unconflicted Rockwell Board's mandate was to initiate a process, which might include obtaining a fairness opinion and valuation of the Company, to carry out and/or supervise negotiations with Mark Bristow, to review the terms of any formal proposal by Mark Bristow and to make recommendations, if required or appropriate.

        The Unconflicted Rockwell Board determined that the Other Shareholders should be given the opportunity to receive a cash offer in exchange for their Common Shares so long as the price is fair from a financial point of view. The Unconflicted Rockwell Board understood, having received the benefit of legal advice, that any transaction would be subject to the Cease Trade Order being revoked as well as MI 61-101, which, requires in the case of business combinations such as the Amalgamation, the preparation of an independent valuation of the "affected shares" and a minority vote. Accordingly, the Unconflicted Rockwell Board sought to obtain a formal valuation prepared in accordance with the methodology prescribed by MI 61-101. The Rockwell Board appointed Johan van't Hof as a special advisor in respect of the engagement of a financial advisor. In early July 2020, Mr. van't Hof contacted KPMG to determine their credentials and independence to act as an independent valuator and to prepare a formal valuation in accordance with the methodology prescribed by MI 61-101 and if requested, to provide a fairness opinion in respect of any proposal.

        The Rockwell Board determined that it would engage KPMG as an independent valuator to prepare a formal valuation and that a fairness opinion should be obtained from KPMG in respect of any proposal. The Rockwell Board appointed Johan van't Hof as a special advisor to the Unconflicted Rockwell Board in respect of the engagement of KPMG as an independent valuator.

        On July 16, 2020, the Unconflicted Rockwell Board formally retained KPMG as an independent valuator, which, upon the instructions of the Unconflicted Rockwell Board, would undertake the preparation of a formal valuation of the Company and to provide a fairness opinion in respect of any offer.

        On July 17, 2020, the Unconflicted Rockwell Board advised KPMG of an indicative price of C$0.005 per Common Share (the "Indicative Offer"). Johan van't Hof instructed KPMG to prepare a formal valuation of the Common Shares. In addition, the Rockwell Board requested that KPMG also undertake the work necessary to provide the Unconflicted Rockwell Board with a fairness opinion if and when an offer were made.

        On July 31, 2020, Mr. van't Hof held a meeting by teleconference with Fasken, Johan Oosthuizen, Willem Jacobs and KPMG, where KPMG verbally presented its final valuation of the Common Shares, which was nil per Common Share (the "Valuation"), along with a detailed presentation as to the methods and assumptions used. At the same meeting, KPMG verbally provided its opinion to Mr. van't Hof that as of that date and subject to the assumptions, limitations and qualifications to be set forth in its written opinion, the consideration of C$0.005 per Common Share is fair from a financial point of view to Rockwell Shareholders (other than Mark Bristow).

        A copy of the Fairness Opinion and Formal Valuation is attached hereto as Schedule "E".

        On application to the Ontario Securities Commission and effective as of December 23, 2020, the Cease Trade Order has been revoked.

Terms of the Amalgamation

        If the Amalgamation Resolution is approved, the Amalgamation will be effected in accordance with the terms and conditions of the Acquisition Agreement and the Amalgamation Agreement, which terms and conditions are set out in more detail under the headings "The Acquisition Agreement" and "The Amalgamation Agreement", respectively.

        Certain Canadian federal income tax implications of the Amalgamation are discussed in greater detail in this Circular under the heading "Certain Canadian Federal Income Tax Considerations".

        If the Amalgamation Agreement is adopted by the respective shareholders of the Company and Bristco as required by the BCBCA, the Company and Bristco agree that they will jointly and together file with the Registrar the Amalgamation Application together with all related documents required and set out in Section 275 of the BCBCA. The Amalgamation will become effective on the Effective Date, being the date on which the Registrar issues the Certificate of Amalgamation pursuant to Section 281 of the BCBCA, in respect of the Amalgamation.

The Acquisition Agreement

        On January 15, 2021, the Company and Bristco entered into the Acquisition Agreement. The following is a summary of the principal terms of the Acquisition Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement which is attached as Schedule "D" to this Circular. Rockwell Shareholders are encouraged to read the Acquisition Agreement in its entirety.

Representations and Warranties

        The Acquisition Agreement contains certain representations and warranties of the Company and Bristco that are customary for a transaction of this nature. The representations and warranties of the Company relate to, among other things: the approval and recommendation by the Unconflicted Rockwell Board; receipt of the Fairness Opinion; organization and qualification of Parties to the Acquisition Agreement; authority of such Parties to execute and deliver the Acquisition Agreement and perform their respective obligations thereunder; absence of conflict of the Acquisition Agreement with other material agreements or Laws with respect to the Company; capitalization of the Company; and the requirement for "minority approval" or "formal valuation" within the meaning of MI 61-101.

        The representations and warranties of Bristco, relate to, among other things: its organization and qualification; its authority to execute and deliver the Acquisition Agreement and perform its obligations thereunder; absence of conflict of the Acquisition Agreement with Bristco material agreements or Laws; and capitalization of Bristco.

Covenants of the Company

        The Company has given usual and customary covenants for an agreement of the nature of the Acquisition Agreement, including the following: (i) use by the Company of reasonable efforts to obtain as soon as practicable following execution of the Acquisition Agreement all third party consents or approvals and notices required to be obtained or provided by it in connection with the transactions contemplated by the Acquisition Agreement; (ii) use by the Company of reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against Rockwell or any of its subsidiaries challenging or affecting the Acquisition Agreement or the consummation of the transactions contemplated in the Acquisition Agreement and use by the Company of reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Rockwell or any of its subsidiaries which may adversely affect the ability of the Parties to consummate the Amalgamation; and (iii) subject to the terms and conditions of the Acquisition Agreement, use by the Company of reasonable efforts to satisfy all conditions precedent in the Acquisition Agreement and comply promptly with all requirements which applicable Laws, including the JSE Listings Requirements, may impose on Rockwell or its subsidiaries with respect to the transactions contemplated by the Acquisition Agreement.

Covenants of Bristco

        Bristco has given usual and customary covenants for an agreement of the nature of the Acquisition Agreement, including the following: (i) use by Bristco of reasonable efforts to obtain as soon as practicable following execution of the Acquisition Agreement all third party consents or approvals and notices required to be obtained or provided by it in connection with the transactions contemplated by the Acquisition Agreement; (ii) use by Bristco of reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against it challenging or affecting the Acquisition Agreement or the consummation of the transactions contemplated thereby and use by Bristco of commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to it which may adversely affect the ability of the Parties to consummate the Amalgamation; and (iii) subject to the terms and conditions of the Acquisition Agreement, use reasonable efforts to satisfy all conditions precedent in the Acquisition Agreement and comply promptly with all requirements which applicable Laws, including the JSE Listings Requirements, may impose on it with respect to the transactions contemplated by the Acquisition Agreement.

Closing Conditions

        The following conditions to closing are for the benefit of the Company or Bristco, as applicable. The conditions precedent will be conclusively deemed to have been satisfied, waived or released when a Certificate of Amalgamation in respect of the Amalgamation is issued.

Mutual Conditions Precedent to the Amalgamation

        The obligations of the Company and Bristco to complete the Amalgamation are subject to:

  (i)
  obtaining approval from the Rockwell Shareholders in respect of the Amalgamation Resolution;

  (ii)
  no Governmental Entity having enacted, issued, promulgated, enforced or entered any Law that has the effect of making the Amalgamation illegal or otherwise preventing, restraining or prohibiting consummation of the Amalgamation; and

  (iii)
  the Acquisition Agreement not having been terminated in accordance with its terms.

Conditions Precedent in Favour of the Company

        The obligations of the Company to complete the Amalgamation are subject to:

  (i)
  all covenants of Bristco under the Acquisition Agreement having been performed or complied with, in all material respects, or otherwise waived by the Company; and

  (ii)
  all representations and warranties of Bristco under the Acquisition Agreement being true and correct in all respects (other than de minimis inaccuracies), according to the terms of the Acquisition Agreement, unless the failure to be so true and correct in all respects, individually or in the aggregate, would not reasonably be expected to materially delay or materially impede the completion of the transactions contemplated by the Acquisition Agreement.

Conditions Precedent in Favour of Bristco

        The obligations of Bristco to complete the Amalgamation are subject to:

  (i)
  all covenants of Rockwell under the Acquisition Agreement having been performed or complied with, in all material respects, or otherwise waived by Bristco;

  (ii)
  all representations and warranties of the Company under the Acquisition Agreement being true and correct in all respects (other than de minimis inaccuracies), according to the terms of the Acquisition Agreement, unless the failure to be so true and correct in all respects, individually or in the aggregate, does not constitute a Material Adverse Effect;

  (iii)
  the total number of Common Shares with respect to which Dissent Rights have been validly exercised and not validly withdrawn not exceeding 20% of the outstanding Common Shares held by Rockwell Shareholders as of the Effective Date;

  (iv)
  no Material Adverse Effect having occurred;

  (v)
  all required consents and authorizations necessary for the completion of the transactions contemplated by the Acquisition Agreement having been obtained;

  (vi)
  there not being any proceeding pending or threatened in writing, by or before any Governmental Entity or any other person that is reasonably likely to result in any: (x) prohibition to (or restriction on) the completion of the Amalgamation; (y) prohibition or material limit on the ability of Bristco, any affiliate of Bristco, Rockwell or any of Rockwell's subsidiaries, to carry on their respective business (or any material portion of any of their respective businesses); or (z) imposition of limitations on the ability of Bristco to acquire or hold or exercise full rights of ownership of any Common Shares or the shares of any subsidiary of Rockwell, including the right to vote such shares; and

  (vii)
  all options to purchase Common Shares having expired or been terminated.

Additional Agreements

Non-solicitation

        Except as otherwise expressly provided in the Acquisition Agreement, the Company must not, and shall cause its subsidiaries not to, directly or indirectly, or through any representative: (i) solicit, assist, initiate, encourage or knowingly facilitate any Acquisition Proposal; (ii) engage in, continue or participate in any discussions regarding an Acquisition Proposal; (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Bristco, the approval or recommendation of the Amalgamation Resolution, the Amalgamation, the Acquisition Agreement or the transactions contemplated therein by the Unconflicted Rockwell Board; or (iv) accept, approve, endorse or recommend, or propose publicly to accept, approve, endorse or recommend, any Acquisition Proposal or letter of intent, agreement in principle, agreement, arrangement or undertaking related to any Acquisition Proposal.

        The Company is required to provide notice to Bristco, at first orally and then promptly (and in any event within 24 hours) in writing, of any Acquisition Proposal or any proposal, inquiry or offer that could lead to an Acquisition Proposal or any amendments to the foregoing or any request for information relating to it or any of its subsidiaries or for access to the properties, books or records of Rockwell or any of its subsidiaries in connection with such an Acquisition Proposal.

Insurance and Indemnification

        Prior to the Effective Date, Rockwell will use commercially reasonable efforts to purchase customary "tail" policies of directors' and officers' liability insurance from a reputable and financially sound insurance carrier, such policies to be fully paid prior to the Effective Date and to contain terms and conditions no less favourable in the aggregate to the protection provided by the policies maintained by Rockwell and its subsidiaries which are in effect as of the date of the Acquisition Agreement and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date and made prior to or within six years after the Effective Date, provided that the cost of such policies shall not exceed 300% of the annual aggregate premium for directors' and officers' liability insurance currently maintained by the Company or its subsidiaries.

        Bristco agrees that it shall honour all rights to indemnification or exculpation now existing in favour of present and former employees, officers and directors of the Company and its subsidiaries and acknowledges that such rights shall survive the consummation of the Amalgamation.

Amendment

        The Acquisition Agreement and the Amalgamation Agreement may, at any time and from time to time before or after the holding of the Meeting but not later than the Effective Date, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Rockwell Shareholders, and any such amendment may, without limitation:

  •
  change the time for performance of any of the obligations or acts of the Parties;

  •
  waive any inaccuracies or modify any representation or warranty contained therein or in any document delivered pursuant thereto;

  •
  waive compliance with or modify any of the covenants therein contained and waive or modify performance of any of the obligations of the Parties; and

  •
  waive compliance with or modify any conditions precedent therein contained;

        provided that no such amendment shall have the effect of reducing the per share consideration to which Rockwell Shareholders (other than Mark Bristow and Dissenting Shareholders) are entitled to receive in respect of their Common Shares.

Termination of Acquisition Agreement

        The Acquisition Agreement may be terminated as follows:

  •
  by mutual written agreement of the Company and Bristco;

  •
  by either Rockwell or Bristco, if:

  •
  the Effective Date has not occurred on or before the Outside Date, except that this right shall not be available to any Party whose failure to fulfill any of its obligations or any breach of its representations and warranties under the Acquisition Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before the Outside Date;

  •
  any Law is enacted, issued, made or amended that makes consummation of the Amalgamation illegal or otherwise prohibits, restrains or enjoins the Company or Bristco from consummating the Amalgamation;

  •
  Rockwell Shareholder Approval is not obtained at the Meeting, except that this right shall not be available to any Party whose failure to fulfill any of its obligations or any breach of its representations and warranties under the Acquisition Agreement has been the cause of, or resulted in, the Rockwell Shareholder Approval not having been obtained at the Meeting; or

  •
  pursuant to any events or failure that would reasonably be likely to result in the failure to satisfy: any of the mutual conditions precedent, conditions precedent to the obligations of Bristco or conditions precedent to the obligations of the Company, as the case may be, in each case where not cured within 15 business days from the date of receipt of a notice of non-fulfilment of obligations by the other Party;

  •
  by the Company, if:

  •
  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Bristco set forth in the Acquisition Agreement has occurred that would cause all covenants and representation and warranties of Bristco under the Acquisition Agreement not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date as reasonably determined by Rockwell, provided that Rockwell is not then in breach of the Acquisition Agreement so as to cause any such conditions not to be satisfied; or

  •
  by Bristco if:

  •
  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Rockwell set forth in the Acquisition Agreement has occurred that would cause all covenants and representation and warranties of Rockwell under the Acquisition Agreement not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date as reasonably determined by Bristco, provided that Bristco is not then in breach of the Acquisition Agreement so as to cause any such conditions not to be satisfied; or

    •
    the Unconflicted Rockwell Board has:

    •
    withdrawn, modified or qualified or proposed publicly to withdraw, modify or qualify, its approval of the Amalgamation or its recommendation that the Rockwell Shareholders (other than Mark Bristow) vote in favour of the Amalgamation Resolution; or

    •
    failed to reaffirm its approval of the Amalgamation or its recommendation that the Rockwell Shareholders (other than Mark Bristow) vote in favour of the Amalgamation Resolution within five business days of being requested to do so by Bristco acting reasonably.

Amalgamation

        Pursuant to the Acquisition Agreement, the Company has agreed that if the Amalgamation Resolution is approved, subject to the conditions of the Acquisition Agreement, Bristco and the Company shall, as soon as reasonably practicable thereafter and in any event within three business days, enter into the Amalgamation Agreement and effect the Amalgamation on the terms and conditions set out in the Amalgamation Agreement, which terms and conditions are set out in more detail below under the heading "The Amalgamation Agreement".

Financing of Redemption Amount

        Following approval of the Amalgamation Resolution and prior to the Effective Date, Mark Bristow shall, to the extent required by Rockwell, deliver or cause to be delivered to the Depositary (on behalf of Rockwell) sufficient funds to permit the Depositary to pay to Rockwell Shareholders (other than Mark Bristow and Dissenting Shareholders) the aggregate Redemption Amount to be paid to such holders in connection with the redemption, at the Time of Redemption.

Payment of Redemption Amount

        The Company shall, following approval of the Amalgamation Resolution and prior to the Effective Date, deliver or cause to be delivered to the Depositary sufficient funds to pay to Rockwell Shareholders (other than Mark Bristow and Dissenting Shareholders) the aggregate Redemption Amount to be paid to such holders in connection with the redemption, at the Time of Redemption, as discussed in greater detail under the heading "Deposit of Share Certificates and Redemption of Amalco Redeemable Preferred Shares".

 The Amalgamation Agreement

        If the Amalgamation Resolution is approved, subject to the conditions of the Acquisition Agreement, the Company and Bristco shall, as soon as reasonably practicable thereafter and in any event within three business days, enter into the Amalgamation Agreement and effect the Amalgamation on the terms and conditions set out in the Amalgamation Agreement. The following is a summary of the principal terms of the Amalgamation Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amalgamation Agreement which is attached as Schedule "B" to this Circular. Rockwell Shareholders are encouraged to read the Amalgamation Agreement in its entirety.

Effects of Amalgamation

        At the Effective Time, the Company and Bristco will amalgamate to form Amalco and continue as one corporation under the BCBCA with the effect set out in Section 279 of the BCBCA.

        Upon the Amalgamation taking effect and thereafter, Amalco shall hold and possess all the property, rights and interests, and shall be subject to all the debts, liabilities and obligations, of each of the Company and Bristco. For greater certainty, at the Effective Time, the following shall occur and shall be deemed to occur, without any further act or formality:

  •
  the Amalgamation becomes irrevocable;

  •
  all of the property, rights and interests of each of the Company and Bristco will continue to be the property, rights and interests of Amalco;

  •
  Amalco will continue to be liable for the obligations of the Company and Bristco;

  •
  any existing cause of action, claim or liability to prosecution of the Company and Bristco shall be unaffected;

  •
  a legal proceeding being prosecuted or pending by or against the Company or Bristco may prosecuted, or its prosecution may be continued, by or against Amalco;

  •
  a conviction against, or ruling, order or judgment in favour of or against the Company or Bristco may be enforced by or against Amalco;

  •
  Amalco will have as its notice of articles and articles, the notice of articles and articles contained in the amalgamation application; and

  •
  Amalco will become capable immediately of exercising the functions of an incorporated company.

Registered and Records Office

        The registered and records office of Amalco shall be located at c/o Fasken Martineau DuMoulin LLP, Suite 2900, 550 Burrard Street, Vancouver, British Columbia, V6C 0A3, unless changed in accordance with the BCBCA.

Authorized Capital and Exchange of Shares Pursuant to the Amalgamation

        Amalco shall be authorized to issue an unlimited number of Amalco Common Shares, and an unlimited number of Amalco Redeemable Preferred Shares. For a full description of the provisions of the Amalco Common Shares and the Amalco Redeemable Preferred Shares, see Exhibit A to the Amalgamation Agreement, found in Schedule "B" of this Circular.

        Pursuant to the Amalgamation: (i) holders of Common Shares (other than Mark Bristow and Dissenting Shareholders) shall receive one Amalco Redeemable Preferred Share in exchange for each of their Common Shares; (ii) Mark Bristow shall receive one Amalco Common Share in exchange for each of his Common Shares; (iii) each issued and outstanding common share of Bristco shall be exchanged for one Amalco Common Share; and (iv) each Common Share in respect of which Dissent Rights have effectively been exercised, if any, shall be cancelled and become an entitlement to be paid the fair value of such Rockwell share in accordance with Section 245 of the BCBCA.

Transfer Restriction

        Effective immediately upon Amalco ceasing to be a "reporting issuer" under applicable Canadian securities legislation, the right to transfer securities of Amalco (other than non-convertible debt securities) shall be restricted in that no securities shall be transferred without the consent of the directors of Amalco, expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by all of the directors.

Directors

        The board of directors of Amalco shall, until otherwise changed in accordance with the BCBCA, consist of a minimum number of one and a maximum number of ten directors. The initial director of Amalco shall be Mark Bristow.

Amendment

        The Company and Bristco may, by agreement in writing approved by resolution of their respective directors (and without any further resolutions of their respective shareholders), amend the Amalgamation Agreement as required by the Registrar or as the directors deem necessary or desirable and all such amendments shall be binding upon the Company and Bristco and their respective shareholders.

Termination

        Subject to the terms of the Acquisition Agreement, without prejudice to any other rights or recourse of the Parties, the directors of each of the Company and Bristco, in their sole and unfettered discretion without further approval or action by the shareholders of both or either of the Company or Bristco, may, at any time before the issuance of the Certificate of Amalgamation by the Registrar, terminate the Amalgamation Agreement notwithstanding approval of the Amalgamation Agreement by the shareholders of both or either of the Company or Bristco.

Treatment of Stock Options

        As of the date hereof, there are options outstanding to purchase an aggregate of 417,899 Common Shares held by officers, employees and consultants of the Company. All of the currently outstanding options to purchase Common Shares will have expired or otherwise terminated on or prior to the Effective Date.

Information Concerning Bristco

        Bristco is a British Columbia corporation, duly incorporated on November 16, 2020. Bristco is wholly-owned directly by Mark Bristow, a director and Chairman of the Company. Bristco currently does not have any business operations.

Review and Approval Process of the Unconflicted Rockwell Board

        The Unconflicted Rockwell Board unanimously approved the Amalgamation and unanimously recommended that the Rockwell Shareholders (other than Mark Bristow) vote in favour of the Amalgamation. The Unconflicted Rockwell Board believes that the Amalgamation is in the best interests of the Company and is fair to the Other Shareholders for the following reasons:

  1.
  Public Listing Costs and Liquidity.    There is not a meaningful public float and only limited trading liquidity. In addition, the annual regulatory and other costs of maintaining a public listing of the Company are in excess of C$300,000 compared with a market value of the Minority Shares as at July 31, 2020 of nil. Accordingly, maintaining a public listing is both excessively costly for the Company and outweighs any minimal prospect of accessing equity capital from the market.

  2.
  Attractive Premium.    The Amalgamation allows the Other Shareholders to receive a cash payment which represents a premium to the Valuation.

  3.
  Fairness Opinion and Formal Valuation.    KPMG has provided the Unconflicted Rockwell Board with its opinion that, as of July 31, 2020 and subject to the assumptions, limitations and qualifications contained therein, the consideration of C$0.005 per Common Share to be received by Rockwell Shareholders (other than Mark Bristow) pursuant to the Amalgamation is fair, from a financial point of view, to such shareholders. The full text of the Fairness Opinion can be found at Schedule "E". KPMG also prepared and delivered its Formal Valuation, the full text of which can also be found at Schedule "E". The cash payment to be received by the Other Shareholders pursuant to the Amalgamation is a premium to the Valuation in the Formal Valuation.

  4.
  Dissent Rights and Appraisal Remedy.    The Amalgamation will be completed pursuant to Sections 269 and 270 of the BCBCA, which provides Rockwell Shareholders with a right to dissent pursuant to strict compliance with Division 2 of Part 8 of the BCBCA. The BCBCA also provides an appraisal remedy as the Dissenting Shareholders may apply to court for a determination of the fair value of their shares.

Recommendations of the Board

        After careful consideration by the Rockwell Board, the Rockwell Board determined unanimously (with the interested director, being Mark Bristow, declaring his conflict of interest) that the Amalgamation is in the best interests of the Company and is fair to the Other Shareholders, that the Company is authorized to submit the Amalgamation Resolution to Rockwell Shareholders for approval at the Meeting, and to recommend that the Other Shareholders vote in favour of the Amalgamation Resolution.

        In concluding that the Amalgamation is in the best interests of the Company and is fair to Other Shareholders, the Unconflicted Rockwell Board consulted with legal advisors, considered and relied upon the factors and considerations described above.

Regulatory Matters

        The Company is a reporting issuer in British Columbia, Alberta and Ontario, and is therefore subject to MI 61-101. The purpose of MI 61-101 is to mitigate the risks to minority security holders when a related party of an issuer, who may have superior access to information or significant influence, is involved in a material conflict of interest transaction with the issuer. The instrument is intended to regulate insider bids, issuer bids, business combinations, going private transactions and related party transactions by requiring in certain transactions, enhanced disclosure, valuation, review and approval processes to ensure that all stakeholders are treated in a manner that is fair, and perceived to be fair. The Amalgamation is a "business combination" within the meaning of MI 61-101 due to the fact the Amalgamation may result in the interest of holders of equity securities of the Company being terminated without such holders' consent.

Formal Valuation Requirement

        Under Section 4.3 of MI 61-101, no business combination may be carried out in respect of an issuer unless a formal valuation, prepared in accordance with the valuation preparation procedures of MI 61-101, has been obtained from an independent valuator. The purposes of the formal valuation is to provide Rockwell Shareholders with an independent assessment of the fair market value of the Common Shares subject to the Amalgamation.

        Accordingly, the Unconflicted Rockwell Board has obtained a formal valuation prepared in accordance with the methodology prescribed by MI 61-101. The Unconflicted Rockwell Board, through Mr. Johan van't Hof, contacted KPMG to determine their credentials and independence to act as an independent valuator and to prepare a formal valuation consistent with the procedures described in MI 61-101 and if requested, to provide a fairness opinion in respect of any offer (see "Information Regarding the Amalgamation — Review and Approval Process of the Rockwell Board"). The Company will cover the fees payable to KPMG.

Prior Valuations

        MI 61-101 requires that the Company disclose in the Circular every prior valuation (as defined in MI 61-101) in respect of the Company made in the 24 months before the date of the Circular, that becomes known, after reasonable inquiry, to the Company or any director or senior officer of the Company. Other than the Valuation, no prior valuations (as defined in MI 61-101) in respect of the Company made in the 24 months before the date hereof that relate to the subject matter of, or are otherwise relevant to, the Amalgamation have become known, after reasonable inquiry, to the Company or to any director or senior officer of the Company.

Prior Offers

        No bona fide prior offer relating to the subject matter of, or that is otherwise relevant to, the Amalgamation has been made and received during the 24 months before the Amalgamation was agreed to.

Minority Approval Requirement

        Subject to certain exemptions found under MI 61-101, pursuant to Section 4.5 of MI 61-101 no business combination be carried out in respect of an issuer unless "minority approval" (as defined in MI 61-101) for the business combination has been obtained, as a means of providing procedural protections for minority shareholders by excluding the votes of interested parties.

        Minority approval entails a simple majority of the votes cast by all holders of a class of "affected securities", voting as a single class, excluding: (i) the Company; (ii) "interested parties" (as defined in MI 61-101); (iii) any "related party" of an "interested party", unless the "related party" meets that description solely in its capacity as a director or senior officer of one or more persons that are neither "interested parties" nor "issuer insiders" (each as defined in MI 61-101) of the Company; and (iv) a "joint actor" (as defined in MI 61-101) with any of the foregoing. Such "interested parties" include Mark Bristow, his related parties and persons acting jointly or in concert with him, if any. For the Amalgamation, the Common Shares represent the only class of "affected securities". In addition to obtaining approval of the Amalgamation Resolution by at least two-thirds of the votes cast by the Rockwell Shareholders, voting together as a single class, who vote either virtually or by proxy at the Meeting, approval will also be required from a simple majority of the votes cast by the Rockwell Shareholders who vote either virtually or by proxy at the Meeting after excluding the votes of Rockwell Shareholders that are required to be excluded pursuant to MI 61-101 due to the material interest of such shareholders in the transaction.

        For purposes of the minority approval requirements of MI 61-101, all of the 1,325,517 Common Shares owned by Mark Bristow and his related parties and other joint actors representing approximately 2.41% of the Common Shares as of the Record Date, will be excluded in determining whether minority approval for the Amalgamation is obtained due to his material interest in the Amalgamation. The Common Shares held by Mark Bristow and his related parties and other joint actors as of the Record Date are set out below:

Name	Number of Voting Shares(1)(3)	Percentage of Outstanding Voting Shares(2)
Mark Bristow	1,325,517	approximately 2.41%

(1)
Information provided by Mark Bristow.

(2)
Based on 54,983,244 outstanding as of the Record Date.

(3)
Common Shares over which Mark Bristow has beneficial ownership, control or direction over, directly or indirectly.

        To the knowledge of the Company after reasonable inquiry, no other Common Shares are required to be excluded in determining whether minority approval of the Amalgamation is obtained.

Shareholder Approval Required

        In order to effect the Amalgamation, Rockwell Shareholders will be asked at the Meeting to consider and, if thought advisable, approve, with or without amendment, the Amalgamation Resolution. The full text of the Amalgamation Resolution is attached to this Circular as Schedule "A".

        In order for a company to amalgamate with one or more other corporations under the BCBCA, it must, subject to certain exceptions, enter into an amalgamation agreement with the other amalgamating corporation(s), and have the amalgamation agreement adopted by the company's shareholders under section 271 of the BCBCA. Section 271 of the BCBCA requires that the Amalgamation Agreement be approved by the Rockwell Shareholders by a special resolution. Accordingly, for the Amalgamation to be approved at the Meeting, the Amalgamation Resolution must be approved by at least a special majority, being two-thirds of the votes cast by the Rockwell Shareholders present or represented by proxy at the Meeting. Furthermore, as described above under the heading "Minority Approval Requirement", MI 61-101 requires approval from a simple majority of the votes cast by the Rockwell Shareholders who vote either virtually or by proxy at the Meeting after excluding the votes of Rockwell Shareholders that are required to be excluded pursuant to MI 61-101.

        Daboll intends to vote all of its Common Shares in favour of the Amalgamation Resolution. Daboll owns 10,200,000 Common Shares, representing approximately 18.55% of the issued and outstanding Common Shares. Gerhard Jacobs (the only member of the Unconflicted Rockwell Board who holds Common Shares) holds 313,000 Common Shares representing approximately 0.57% of the issued and outstanding Common Shares, and intends to vote all of his Common Shares in favour of the Amalgamation.

        In order to effect the Amalgamation, the Amalgamation also needs to be approved by a special resolution of the shareholders of Bristco. Bristco is a corporation that is wholly-owned by Mark Bristow. Under the Acquisition Agreement, Bristco has agreed to cause the Bristco shares to be voted in favour of the approval of the Amalgamation Agreement and all transactions contemplated thereby.

        If the Amalgamation Resolution is approved and other closing conditions are satisfied, the Effective Date of the Amalgamation is expected to be on or about March 10, 2021, or such later or earlier date that the

Certificate of Amalgamation is issued by the Registrar pursuant to Section 281 of the BCBCA in order to effect the Amalgamation under the BCBCA.

Right to Dissent

        Registered Shareholders who wish to dissent should take note that strict compliance with the dissent procedures under Division 2 of Part 8 of the BCBCA is required.

        The following description of the Dissent Rights is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of their Common Shares and is qualified in its entirety by the reference to the full text of Division 2 of Part 8 of the BCBCA, which is attached as Schedule "C" to this Circular. A Dissenting Shareholder who intends to exercise the Dissent Rights should carefully consider and comply with the provisions of Sections 237 to 247 of the BCBCA. Failure to comply strictly with the provisions of the BCBCA and to adhere to the procedures established therein may result in the loss of all rights thereunder. The statutory provisions dealing with the Dissent Rights are technical and complex. A Dissenting Shareholder should obtain independent legal advice with respect to the exercise of their Dissent Rights to ensure strict compliance with the Dissent Rights procedures.

        To exercise Dissent Rights, a Rockwell Shareholder must dissent with respect to all Common Shares of which it is the beneficial owner.

        Under the provisions of Section 287 of the BCBCA, a Registered Shareholder is entitled to deliver to the Company a written notice of dissent to the Amalgamation Resolution in respect of the approval of the Amalgamation. A Registered Shareholder intending to dissent must send to the Company at c/o Fasken Martineau DuMoulin LLP, Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6, a written notice of dissent at not later than 5:00 p.m. (Toronto time) two Business Days immediately preceding the date of the Meeting (as it may be adjourned or postponed from time to time). Any failure to strictly comply with the requirements of Division 2 of Part 8 of the BCBCA may result in the loss of that holder's Dissent Rights. Non-Registered Shareholders who are not the holder of record of their Common Shares may not directly exercise Dissent Rights in respect of the Amalgamation Resolution, and must, in such cases, have the Registered Shareholder, such as a broker, agent, Intermediary or other nominee, submit the written notice of dissent in respect of the Amalgamation Resolution with respect to all the Common Shares held by such Non-Registered Shareholder.

        To exercise Dissent Rights, a Registered Shareholder must prepare a separate notice of dissent for him, her or itself, if dissenting on his, her or its own behalf, and one for each other Non-Registered Shareholder who beneficially owns Common Shares registered in such Registered Shareholder's name and on whose behalf such Registered Shareholder intends to exercise rights to dissent; and, if dissenting on its own behalf, must dissent with respect to all of the Common Shares registered in his, her or its name or if dissenting on behalf of a beneficial Non-Registered Shareholder, with respect to all of the Common Shares registered in his, her or its name and beneficially owned by such Non-Registered Shareholder.

        In such case, the notice of dissent should set forth the number of Common Shares in respect of which the Dissent Rights are being exercised (the "Notice Shares") and: (a) if such Common Shares constitute all of the Common Shares of which the Dissenting Shareholder is the registered and beneficial owner and the Registered Shareholder owns no other Common Shares beneficially, a statement to that effect; (b) if such Common Shares constitute all of the Common Shares of which the Dissenting Shareholder is both the registered and beneficial owner, but the Registered Shareholder owns additional Common Shares beneficially, a statement to that effect and the names of the Registered Shareholders of those other Common Shares and the number of Common Shares held by each such Registered Shareholder and a statement that written notices of dissent are being or have been sent with respect to such other Common Shares; and (c) if the Dissent Rights are being exercised by a Registered Shareholder who is not the beneficial owner of such Common Shares, a statement to that effect and the name and address of the Non-Registered Shareholder and a statement that the Registered Shareholder is dissenting with respect to all Common Shares of the Non-Registered Shareholder registered in such Registered Shareholder's name. A Registered Shareholder ceases to be a Dissenting Shareholder if such shareholder votes or instructs a proxyholder to vote any Common Shares in favour of the Amalgamation Resolution.

        The delivery of a notice of dissent, as discussed above, does not deprive a Dissenting Shareholder of the right to vote at the Meeting on the Amalgamation Resolution; however, a Dissenting Shareholder is not entitled to exercise the Dissent Rights with respect to any of its, his or her Common Shares if the Dissenting Shareholder votes in favour of the Amalgamation Resolution. The execution or exercise of a proxy does, or voting against the Amalgamation Resolution does not, constitute a written notice of dissent or an exercise of Dissent Rights.

        If the Amalgamation Resolution is approved, the Company notifies a Registered Shareholder of the Company's intention to act upon the authority of the Amalgamation Resolution pursuant to the BCBCA, in order to exercise Dissent Rights, such Dissenting Shareholder must, if such Dissenting Shareholder wishes to proceed with the dissent, within one month after the date of such notice, send to the Company or its transfer agent a written statements that such holder requires the Company to purchase of all of the Notice Shares. Such written statement must be accompanied by the certificate(s) or DRS statement(s) representing such Notice Shares, and, if the dissent is being exercised by the Dissenting Shareholder on behalf of a Non-Registered Shareholder, a written statement that: (i) is signed by the Non-Registered Shareholder on whose behalf dissent is being exercised; and (ii) sets out whether or not the such Non-Registered Shareholders is the beneficial owner of other Common Shares of the Company and, if so, sets out: (A) the names of the registered owners of those other Common Shares, (B) the number, and the class and series, if applicable, of those other Common Shares that are held by each of those registered owners, and (C) that dissent is being exercised in respect of all of those other shares, all in accordance with Section 244 of the BCBCA.

        Subsequently, subject to the provisions of the BCBCA relating to the termination of Dissent Rights, the Rockwell Shareholder becomes a Dissenting Shareholder and is deemed to have sold and the Company is deemed to have purchased the Notice Shares. Such Rockwell Shareholder may not vote, or exercise or assert any rights of a Rockwell Shareholder in respect of such Notice Shares, other than the rights set forth in Division 2 of Part 8 of the BCBCA.

        Dissenting Shareholders who duly exercise Dissent Rights and who are ultimately:

  (a)
  determined to be entitled to be paid fair value for their Notice Shares by the Company (which fair value, notwithstanding anything to the contrary contained in the BCBCA, shall be determined as of the close of business on the day before the Effective Date), shall be deemed to have irrevocably transferred such Notice Shares to the Company in exchange for the right to be paid fair value for such Notice Shares, for cancellation immediately prior to the Effective Time by the Company and the Company shall thereupon be obligated to pay the amount therefore determined to be the fair value of such Notice Shares from an escrow fund established for such purpose; or

  (b)
  not entitled to be paid fair value for their Notice Shares by the Company, for any reason, shall be deemed to have participated in the Amalgamation on the same basis as a registered holder of a Common Share that has not exercised the Dissent Rights.

        In no circumstances shall Amalco, the Company, or any other person be required to recognize such Dissenting Shareholders as shareholders of the Company or Amalco after cancellation of the Notice Shares, which cancellation is to occur at the Effective Time, and each such person who has exercised Dissent Rights will cease to be entitled to the rights of the registered holders of Common Shares in respect of the Notice Shares and the central securities registers of the Company will be amended to reflect that such former holder is no longer the holder of such Notice Shares as and from the Effective Time.

        The Dissenting Shareholder and the Company may agree on the payout value of the Notice Shares; otherwise, either party may apply to the Supreme Court of British Columbia (the "Court") to determine the fair value of the Notice Shares or apply for an order that value be established by arbitration or by reference to the registrar or a referee of the Court. After a determination of the payout value of the Notice Shares, the Company must then promptly pay that amount to the Dissenting Shareholder.

        Dissent Rights with respect to Notice Shares will terminate and cease to apply to the Dissenting Shareholder if, before full payment is made for the Notice Shares, the Amalgamation in respect of which the Notice of Dissent was sent is abandoned or by its terms will not proceed, a court permanently enjoins or sets aside the corporate action approved by the Amalgamation Resolution, or the Dissenting Shareholder withdraws the notice of dissent with the Company's written consent. If any of these events occur, the Company must return the share certificates or DRS representing the Common Shares to the Dissenting Shareholder and the Dissenting Shareholder regains the ability to vote and exercise its rights as a Rockwell Shareholder.

        The discussion above is only a summary of the Dissent Rights, which are technical and complex. A Rockwell Shareholder who intends to exercise Dissent Rights must strictly adhere to the procedures established in Sections 237 to 247 of the BCBCA, and failure to do so may result in the loss of all Dissent Rights.

        If, as of the Effective Date, the aggregate number of Common Shares in respect of which Rockwell Shareholders have duly and validly exercised Dissent Rights exceeds 20% of the Common Shares then outstanding, Bristco is entitled, in its discretion, to not complete the Business Combination.

Failure to Complete Proposed Transaction

        If the Amalgamation is not completed, it is expected that the Company will not be able to meet its continuous disclosure obligations. If the Amalgamation is not completed, any Letter of Transmittal completed by a Rockwell Shareholder will be of no effect and the Company will cause Computershare to return all deposited certificates representing Common Shares to the Registered Shareholders thereof as soon as practicable.

Expenses of the Amalgamation

        All fees and expenses incurred in connection with the Amalgamation and the Acquisition Agreement shall be paid by the Party incurring such fees, costs and expenses, including, without limitation, legal fees, fees associated with the Fairness Opinion and advice, the Formal Valuation, the preparation and printing of this Circular and other out-of-pocket costs associated with the Meeting. It is estimated that the expenses incurred by the Company in connection with the Amalgamation will be approximately $350,000.

Source of Funds for Transaction

        See "Financing of Redemption Amount".

Risk Factors

        Rockwell Shareholders should carefully consider the following risk factors, as well as the other information contained in this Circular, in evaluating whether to approve the Amalgamation. See "Cautionary Statement Regarding Forward-Looking Statements".

Risks Relating to the Amalgamation

        The completion of the Amalgamation is subject to a number of conditions precedent, some of which are outside the control of the Company. There can be no certainty, nor can the Company provide any assurance, that these conditions will be satisfied or waived, and even if satisfied, the timing when such conditions become satisfied.

        Each of Bristco and the Company has the right, in certain circumstances, to terminate the Acquisition Agreement. Accordingly, there can be no certainty, nor can the Company provide any assurance, that the Acquisition Agreement will not be terminated by Bristco or the Company prior to the completion of the Amalgamation. If, for any reason, the Acquisition Agreement is terminated, the Company could be subject to various adverse consequences, including that the Company would remain liable for significant costs relating to the proposed Amalgamation, including, among others, legal, accounting, depositary and printing expenses.

Risks Relating to the Company

        Whether or not the Amalgamation is completed, the Company will continue to face many of the risks that it currently faces with respect to its business and affairs. A description of the risk factors applicable to the Company is contained under the heading "Risk Factors" in the Company's annual information form for the 12 months ended February 28, 2018 and the management discussion and analysis for the three months ended November 30, 2018. If the Amalgamation is not completed, it is expected that the Company will not be able to meet its continuous disclosure obligations.

 Deposit of Share Certificates and Redemption of Amalco Redeemable Preferred Shares

        The Letter of Transmittal enclosed with this Circular sets forth the details of the procedure to be followed by each Registered Shareholder (other than Mark Bristow and Dissenting Shareholders) for tendering the certificates or DRS representing the Common Shares owned by such Rockwell Shareholder to Computershare. If the Amalgamation is not completed, any Letter of Transmittal completed by a Rockwell Shareholder will be of no effect and the Company will cause Computershare to return all deposited certificates or DRS representing Common Shares to the Registered Shareholders thereof as soon as practicable. Non-Registered Shareholders who hold their Common Shares through their brokers, Intermediaries, trustees or other persons, or who otherwise do not hold their Common Shares in their own name, should contact their Intermediary for instructions and assistance in delivering their share certificate(s), or other evidence such as a DRS, representing ownership of Common Shares.

        No share certificates shall be issued in respect of the Amalco Redeemable Preferred Shares to be issued pursuant to the Amalgamation. Instead, ownership of such Amalco Redeemable Preferred Shares during the period from the Effective Time until the Time of Redemption, and the entitlement to receive the Redemption Amount in respect of each such Amalco Redeemable Preferred Share following the Time of Redemption, shall be evidenced by certificates or other evidence such as a DPS representing ownership of Common Shares held by Rockwell Shareholders (other than Common Shares held by Mark Bristow and Dissenting Shareholders) immediately prior to the Effective Time.

        On or before the Effective Date, the Company shall deliver, or cause to be delivered, to the Depositary cash in an aggregate amount sufficient to pay the aggregate Redemption Amount of all of the Amalco Redeemable Preferred Shares to be issued in accordance with the Amalgamation Agreement. Delivery of the aggregate Redemption Amount in such a manner shall be a full and complete discharge of Amalco's obligation to deliver to the holders of the Amalco Redeemable Preferred Shares being redeemed. Any interest earned on the deposit of the aggregate Redemption Amount with the Depositary shall belong to Amalco.

        From and after the Time of Redemption: (i) upon surrender, by a holder of Common Shares who received Amalco Redeemable Preferred Shares in exchange for such Common Shares, to the Depositary of certificate(s) or DPS representing such Common Shares, together with such additional documents and instruments as the Depositary may reasonably require, the Depositary shall pay and deliver or cause to be paid and delivered, by way of wire transfer or cheque payable to the holder, the Redemption Amount for each Amalco Redeemable Preferred Share which such holder was entitled to receive in exchange for such Common Shares in accordance with the Amalgamation Agreement, less any amounts the Amalco or the Depositary determines or reasonably believes are required to be deducted and withheld from such consideration in accordance with any applicable Law; and (ii) the holders of Amalco Redeemable Preferred Shares shall not be entitled to exercise any of the rights of shareholders in respect thereof except to receive the Redemption Amount therefor, without interest.

        At and from the Time of Redemption, the Amalco Redeemable Preferred Shares in respect of which deposit of the aggregate Redemption Amount is made by Amalco with the Depositary shall be deemed to be redeemed and cancelled, Amalco shall be fully and completely discharged from its obligations with respect to the payment of the Redemption Amount to such holders of Amalco Redeemable Preferred Shares, and the rights of such holders shall be limited to receiving the Redemption Amount payable to them upon the surrender of the Common Shares certificate(s) or DPS, and other documents described herein. Subject to the requirements of applicable Law with respect to unclaimed property, any Redemption Amount held by the Depositary that has not been claimed in accordance with the provisions described above prior to the sixth anniversary of the date on which the Time of Redemption occurs shall be forfeited to Amalco or its successor and shall cease to represent a right or claim by or interest of any kind or nature, and the right of a former holder of Amalco Redeemable Preferred Shares to receive such Redemption Amount shall terminate and be deemed to be surrendered and forfeited for no consideration, and any person who surrenders certificate(s), and the other documents described herein, on or after the sixth anniversary of the date on which the Time of Redemption occurs will not be entitled to such Redemption Amount or other compensation.

        Any monies represented by a cheque that has not been deposited or has been returned to the Depositary or Amalco shall, on the sixth anniversary of the date on which the Time of Redemption occurs, be forfeited to Amalco or its successor and shall cease to represent a right or claim by or interest of any kind or nature, and the right of a former holder of Amalco Redeemable Preferred Shares to receive such payment shall terminate and be deemed to be surrendered and forfeited for no consideration.

        The Amalco Common Shares shall rank junior to the Amalco Redeemable Preferred Shares and shall be subject in all respects to the rights, privileges, restrictions and conditions attaching to the Amalco Redeemable Preferred Shares. The holders of the Amalco Redeemable Preferred Shares shall not be entitled to receive any dividends thereon. Except as otherwise provided in the BCBCA, the holders of the Amalco Redeemable Preferred Shares shall not be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of Amalco. In the event of the liquidation or winding-up of Amalco or any other distribution of the property or assets of Amalco among its shareholders for the purpose of winding-up its affairs, and subject to the extinguishment of the rights of holders of Amalco Redeemable Preferred Shares upon satisfaction of the Redemption Amount in respect of each Amalco Redeemable Preferred Share, the holders of Amalco Redeemable Preferred Shares shall be entitled to receive and Amalco shall pay to such holders, before any amount shall be paid or any property or assets of Amalco shall be distributed to the holders of any class of shares ranking junior to the Amalco Redeemable Preferred Shares as to such entitlement, an amount equal to the Redemption Amount for each Amalco Redeemable Preferred Share held by them and no more. After payment to the holders of the Amalco Redeemable Preferred Shares of the amounts so payable to them as provided above, they shall not be entitled to share in any further distribution of the property or assets of Amalco.

        The foregoing deposit and redemption procedures are set out in greater detail in Exhibit A to the Amalgamation Agreement, attached as Schedule "B" to this Circular.

Lost Certificates

        If a certificate representing Common Shares has been lost, stolen or destroyed, the Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction, to Computershare. Computershare will respond with the replacement requirements (including a bonding or indemnity requirement), which must be properly completed and submitted in good order to Computershare.

Effect of the Amalgamation on Markets and Listing

        As of July 5, 2018, the securities of the Company have been subject to the Cease Trade Order. On application to the Ontario Securities Commission and effective as of December 23, 2020, the Cease Trade Order has been revoked.

        In connection with the Amalgamation, Amalco will apply to the JSE to delist the Common Shares and will apply to the Canadian securities regulatory authorities to cease to be a "reporting issuer" under applicable Canadian securities legislation. Following Amalco ceasing to be a reporting issuer, Amalco will no longer be subject to the ongoing continuous disclosure and reporting obligations currently imposed upon the Company as a reporting issuer under such legislation. Amalco will be a private company that is wholly-owned directly by Mark Bristow. Effective immediately upon Amalco ceasing to be a reporting issuer, any distribution of securities of Amalco to the public or any invitation to the public to subscribe for securities of Amalco shall be prohibited.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Tax Act arising as a consequence of the Amalgamation and the redemption of Amalco Redeemable Preferred Shares generally applicable to an Other Shareholder who, for purposes of the Tax Act and at all relevant times: (a) holds their Common Shares, and Amalco Redeemable Preferred Shares received pursuant to the Amalgamation, as capital property; and (b) deals at arm's length with each of, and is not affiliated with any of, the Company, Bristco, Amalco and their respective affiliates (a "Holder"). The Common Shares and the Amalco Redeemable Preferred Shares will generally constitute capital property to an Other Shareholder provided that the Other Shareholder did not acquire such securities in the course of carrying on a business of trading or dealing in securities or in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Other Shareholders who are resident in Canada for the purposes of the Tax Act and whose Common Shares or Amalco Redeemable Preferred Shares might not otherwise qualify as capital property may, in certain circumstances, be entitled to have their Common Shares and Amalco Redeemable Preferred Shares, and all other "Canadian securities" (as defined in the Tax Act) owned by such Other Shareholders in the taxation year in which the election is made and in all subsequent taxation years, deemed to be capital property by making the irrevocable election permitted by Section 39(4) of the Tax Act. Other Shareholders whose Common Shares or Amalco Redeemable Preferred Shares might not otherwise be capital property should consult their own tax advisors regarding their particular circumstances.

        This summary is not applicable to a Holder: (a) that is a "financial institution" for purposes of the mark-to-market rules contained in the Tax Act; (b) that is a "specified financial institution" (as defined in the Tax Act); (c) an interest in which would be a "tax shelter" or a "tax shelter investment" (each as defined in the Tax Act); (d) that has elected under the functional currency rules in the Tax Act to determine its "Canadian tax results" in a currency other than Canadian currency; (e) that has entered or enters into a "derivative forward agreement" or "synthetic disposition arrangement" (each as defined in the Tax Act) with respect to the Common Shares or the Amalco Redeemable Preferred Shares; or (f) who is exempt from paying tax under Part I of the Tax Act. Such Holders should consult their own tax advisors having regard to their own particular circumstances. This summary is also not applicable to Mark Bristow.

        This summary is based on the provisions of the Tax Act and the regulations thereunder in force as of the date hereof and our understanding of the current administrative policies and assessing practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals"), and assumes that all Tax Proposals will be enacted in the form proposed. However, no assurances can be given that the Tax Proposals will be enacted as proposed, if at all. This summary does not otherwise take into account or anticipate any changes in Law, whether by judicial, governmental or legislative decision, action or interpretation, or changes in the administrative policies or assessing practices of the CRA, nor does it take into account other federal tax legislation or considerations or those of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

        This summary is not exhaustive of all Canadian federal income tax considerations, nor does it purport to describe the tax consequences in other jurisdictions. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal, business or tax advice or representations to any particular Other Shareholder. Accordingly, Other Shareholders should consult their own legal and tax advisors with respect to their particular circumstances, including the application and effect of the income and other tax laws of any country, province, territory, state or local tax authority. The discussion below is qualified accordingly.

 Holders Resident in Canada

        The following portion of this summary is generally applicable to a Holder who is or is deemed to be, at all material times and for the purposes of the Tax Act, resident in Canada (a "Resident Holder").

Exchange of Common Shares for Amalco Redeemable Preferred Shares

        A Resident Holder who, in the course of the Amalgamation, exchanges Common Shares for Amalco Redeemable Preferred Shares will not realize a capital gain (or capital loss) as a result of the exchange. The Resident Holder will be considered to have disposed of their Common Shares for proceeds of disposition equal to such Resident Holder's adjusted cost base of the Common Shares immediately before the Amalgamation, and to have acquired their Amalco Redeemable Preferred Shares at a cost equal to those proceeds of disposition, which cost will become the adjusted cost base of the Amalco Redeemable Preferred Shares to the Resident Holder.

Redemption of Amalco Redeemable Preferred Shares

        On the redemption of an Amalco Redeemable Preferred Share held by a Resident Holder, the Resident Holder will be deemed to have received a dividend equal to the amount, if any, by which the Redemption Amount exceeds the "paid-up capital" (within the meaning of the Tax Act) of the Amalco Redeemable Preferred Share so redeemed. Any such deemed dividend will be included in a Resident Holder's income and subject to the rules in the Tax Act generally applicable to a dividend received from a taxable Canadian corporation.

        The Amalgamation has been structured so that the paid-up capital of each Amalco Redeemable Preferred Share is expected to be equal to the Redemption Amount, with the result that no deemed dividend should arise on the redemption of the Amalco Redeemable Preferred Shares; however, the Company has not sought or obtained an advance income tax ruling from the CRA confirming this expected result.

        On the redemption of an Amalco Redeemable Preferred Share held by a Resident Holder, the Resident Holder generally will be considered to have disposed of such share for proceeds of disposition equal to the Redemption Amount received for such share, less the amount of any deemed dividend, if any, on such share as described above. A Resident Holder generally will realize a capital gain (or a capital loss) to the extent such proceeds of disposition exceed (or are less than) the Resident Holder's adjusted cost base of the Amalco Redeemable Preferred Share plus any reasonable costs incurred by the Resident Holder in connection with the disposition. The tax treatment of capital gains and capital losses under the Tax Act is discussed below.

Taxation of Capital Gains or Losses

        A Resident Holder who realizes a capital gain (or a capital loss) on the redemption of their Amalco Redeemable Preferred Shares (or, in the case of a Dissenting Shareholder, on the disposition of their Common Shares) generally will be required to include in income one-half of any such capital gain (a "taxable capital gain") and may apply one-half of any such capital loss (an "allowable capital loss") against taxable capital gains in accordance with the detailed rules in the Tax Act. Generally, allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and applied to reduce taxable capital gains in any of the three preceding taxation years or carried forward and applied to reduce taxable capital gains in any subsequent taxation years, all in accordance with detailed rules contained in the Tax Act.

        If the Resident Holder is a corporation, or a partnership or trust of which a corporation is a member or a beneficiary, any capital loss realized on the disposition of their Amalco Redeemable Preferred Shares (or, in the case of a Dissenting Shareholder, on the disposition of their Common Shares) may, in certain circumstances, be reduced by the amount of certain dividends previously received or deemed to have been received on such shares and, in the case of the Amalco Redeemable Preferred Shares, on the Common Shares for which such shares were exchanged, in accordance with detailed rules contained in the Tax Act. Resident Holders should consult their own tax advisors regarding the potential application of these rules to them in their particular circumstances.

        A "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional tax (which may be refundable in certain circumstances) on its investment income, including taxable capital gains.

        The realization of a capital gain (or capital loss) by an individual (including certain trusts) may affect the individual's liability for alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors regarding the potential application of these rules to them in their particular circumstances.

South African Tax Considerations

        The tax treatment of South African Rockwell Shareholders pursuant to the Amalgamation and the delisting of the Common Shares in connection therewith from the JSE is dependent on each shareholder's individual circumstances. It is recommended that South African Rockwell Shareholders consult their own tax advisors with respect to the South African tax implications.

Dissenting Resident Holders

        The following portion of this summary applies to Resident Holders who are Dissenting Shareholders and who are entitled to be paid, and are paid, the fair value for their Common Shares by Amalco following the Amalgamation (a "Dissenting Resident Holder").

        Different considerations than those described below, including potential deemed dividend treatment, may apply to Dissenting Shareholders who enter into an agreement with the Company described in Section 245 of the

BCBCA for the purchase of their Common Shares prior to the Effective Time of the Amalgamation. Such Dissenting Shareholders should consult their own tax advisors regarding the tax consequences to them in connection with the exercise of Dissent Rights.

        Based on the current published administrative practice of the CRA, a Dissenting Resident Holder who is paid fair value for their Common Shares by Amalco following the Amalgamation should be considered to have disposed of their Common Shares for proceeds of disposition equal to the amount received by them from Amalco for such Common Shares less the amount of any interest awarded by the court. Such a Dissenting Resident Holder generally will realize a capital gain (or capital loss) to the extent those proceeds of disposition exceed (or are less than) the adjusted cost base of the Dissenting Resident Holder's Common Shares immediately before the Amalgamation plus any reasonable costs incurred by the Dissenting Resident Holder in connection with the disposition. Any such capital gain or capital loss will be subject to the same treatment as described above under the heading "Holders Resident in Canada — Taxation of Capital Gains or Losses".

        Any interest awarded to a Dissenting Resident Holder will be included in the Dissenting Resident Holder's income in the year such income is received or receivable, depending on the method normally used by the Dissenting Resident Holder for computing income under the Tax Act.

        Resident Holders that are contemplating exercising Dissent Rights should consult their own tax advisors regarding the tax consequences to them of exercising Dissent Rights in their own particular circumstances.

 Holders Not Resident in Canada

        The following portion of this summary is generally applicable to a Holder who at all material times: (a) is not or is deemed not to be, for the purposes of the Tax Act and any applicable income tax convention, resident in Canada; (b) does not hold or use, and is not deemed to hold or use, the Common Shares in the course of carrying on business in Canada; (c) is not an "authorized foreign bank" (as defined in the Tax Act); (d) is not an insurer carrying on business in Canada or elsewhere; and (e) is not a "foreign affiliate" (as defined in the Tax Act) of a person resident in Canada (a "Non-Resident Holder"). Non-Resident Holders should consult their own tax advisors having regard to their own particular circumstances.

Exchange of Common Shares for Amalco Redeemable Preferred Shares

        A Non-Resident Holder who, in the course of the Amalgamation, exchanges Common Shares for Amalco Redeemable Preferred Shares will not realize a capital gain (or capital loss) as a result of the exchange. The Non-Resident Holder will be considered to have disposed of their Common Shares for proceeds of disposition equal to such Non-Resident Holder's adjusted cost base of the Common Shares immediately before the Amalgamation, and to have acquired their Amalco Redeemable Preferred Shares at a cost equal to those proceeds of disposition, which cost will become the adjusted cost base of the Amalco Redeemable Preferred Shares to the Non-Resident Holder.

Redemption of Amalco Redeemable Preferred Shares

        A Non-Resident Holder whose Amalco Redeemable Preferred Shares are redeemed will generally realize a capital gain (or a capital loss) in the same manner as a Resident Holder as described above under the heading "Holders Resident in Canada — Redemption of Amalco Redeemable Preferred Shares".

Taxation of Capital Gains or Losses

        A Non-Resident Holder who realizes a capital gain (or a capital loss) on the redemption of their Amalco Redeemable Preferred Shares (or, in the case of a Dissenting Shareholder, on the disposition of their Common Shares) generally will realize a taxable capital gain or allowable capital loss in the same manner as a Resident Holder as described above under the heading "Holders Resident in Canada — Taxation of Capital Gains or Losses".

        However, a Non-Resident Holder will not be subject to Canadian tax under the Tax Act on any capital gain realized on the disposition of their Amalco Redeemable Preferred Shares (or, in the case of a Dissenting Shareholder, on the disposition of their Common Shares) unless such shares constitute "taxable Canadian property" (as defined in the Tax Act) to the Non-Resident Holder at the time of the disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

        The Amalco Redeemable Preferred Shares generally will not be taxable Canadian property to a Non-Resident Holder at the time they are redeemed, unless: (a) the Common Shares for which the Amalco Redeemable Preferred Shares were exchanged pursuant to the Amalgamation constituted taxable Canadian property to the Non-Resident Holder (as described below) immediately prior to the Amalgamation; or (b) at any time during the period commencing at the Effective Time and ending at the Time of Redemption (i) the Non-Resident Holder, together with persons with whom the Non-Resident Holder does not deal at arm's length and any partnerships in which the Non-Resident Holder and any such non-arm's length person or persons holds a membership interest (directly or indirectly through one or more partnerships), owns 25% or more of the Amalco Redeemable Preferred Shares, and (ii) more than 50% of the fair market value of the Amalco Redeemable Preferred Shares is derived directly or indirectly from any combination of real or immovable property situated in Canada, "timber resource property" (within the meaning of the Tax Act), "Canadian resource property" (within the meaning of the Tax Act), or options in respect of, or interests in, or for civil law rights in, any of the foregoing.

        The Common Shares generally will not be taxable Canadian property to a Non-Resident Holder at a particular time provided that at such time the Common Shares are listed on a "designated stock exchange" (within the meaning of the Tax Act), which currently includes the JSE, unless, at that time or any time during the 60-month period immediately preceding such time, both of the following conditions are met concurrently: (a) the Non-Resident Holder, together with persons with whom the Non-Resident Holder does not deal at arm's length and any partnerships in which the Non-Resident Holder and any such non-arm's length person or persons holds a membership interest (directly or indirectly through one or more partnerships), owned 25% or more of the issued shares of any class of the Company; and (b) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from any combination of real or immovable property situated in Canada, "timber resource property" (within the meaning of the Tax Act), "Canadian resource property" (within the meaning of the Tax Act), or options in respect of, or interests in, or for civil law rights in, any of the foregoing. In addition, in certain circumstances the Common Shares may also be deemed by the Tax Act to constitute taxable Canadian property to a Holder (generally only where such shares are issued to the Holder pursuant to certain tax-deferred reorganizations under the Tax Act).

        If an Amalco Redeemable Preferred Share (or, in the case of a Dissenting Non-Resident Holder, a Common Share) is taxable Canadian property to a Non-Resident Holder at the time of disposition, any capital gain realized on the disposition of such share may nonetheless be exempt from tax under the Tax Act pursuant an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

        Non-Resident Holders whose Common Shares or Amalco Redeemable Preferred Shares may constitute taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances, including with respect to any Canadian reporting requirements arising from the redemption of their Amalco Redeemable Preferred Shares (or, in the case of a Dissenting Shareholder, the disposition of their Common Shares).

Dissenting Non-Resident Holders

        The following portion of this summary applies to Non-Resident Holders who are Dissenting Shareholders and who are entitled to be paid, and are paid, the fair value for their Common Shares by Amalco following the Amalgamation (a "Dissenting Non-Resident Holder").

        Different considerations than those described below, including potential deemed dividend treatment and corresponding Canadian withholding tax obligations, may apply to a Dissenting Shareholder who enters into an agreement with the Company described in Section 245 of the BCBCA for the purchase of their Common Shares prior to the Effective Time of the Amalgamation. Such Dissenting Shareholders should consult their own tax advisors regarding the tax consequences to them in connection with the exercise of Dissent Rights.

        Based on the current published administrative practice of the CRA, a Dissenting Non-Resident Holder who is paid fair value for their Common Shares by Amalco following the Amalgamation should be considered to have disposed of their Common Shares for proceeds of disposition equal to the amount received by them from Amalco for such Common Shares less the amount of any interest awarded by the court. Such a Dissenting Non-Resident Holder generally will realize a capital gain (or capital loss) to the extent those proceeds of disposition exceed (or are less than) the adjusted cost base of the Dissenting Non-Resident Holder's Common Shares immediately before the Amalgamation plus any reasonable costs incurred by the Dissenting Non-Resident Holder in connection with the disposition. Any such capital gain or capital loss generally will be subject to the same treatment as described above under the heading "Holders Not Resident in Canada — Taxation of Capital Gains or Losses".

        Any interest paid or credited to a Dissenting Non-Resident Holder in respect of the exercise of Dissent Rights generally will not be subject to Canadian withholding tax.

        Non-Resident Holders that are contemplating exercising Dissent Rights should consult their own tax advisors regarding the tax consequences to them of exercising Dissent Rights in their own particular circumstances.

 Other Tax Considerations

        This Circular does not address any tax considerations of the transactions described herein other than certain Canadian federal income tax considerations to the Other Shareholders. The Other Shareholders who are resident in jurisdictions other than Canada should consult their own tax advisors with respect to the tax implications of the transactions described herein, including any associated filing requirements in such jurisdictions. The Other Shareholders should also consult their own tax advisors regarding relevant federal, provincial, territorial or state tax considerations of the transactions described herein.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

        No current or former director, executive officer or employee of the Company has incurred any currently outstanding indebtedness: (a) to the Company or any of its subsidiaries; or (b) for which the Company or any of its subsidiaries has given a guarantee or entered into a support agreement, letter of credit or similar arrangement or understanding.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

        Except as disclosed herein, since the commencement of the most recently completed financial year of the Company, no informed person of the Company, nominee for election as a director or any associate or affiliate of an informed person or nominee, had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries. An "informed person" means: (a) a director or executive officer of the Company; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company itself, if, and for so long as, it has purchased, redeemed or otherwise acquired any of its Common Shares.

        The management of the Company is not aware of any material interest, direct or indirect, that any director, officer, Rockwell Shareholder holding, directly or indirectly, as beneficial owner, more than 10% of the outstanding Common Shares or any associate or affiliate of any such persons would have in any material transaction concluded since the beginning of the last financial year of the Company or in any proposed transaction which had or could have a material effect on the Company, except as disclosed elsewhere in this Circular in connection with the Amalgamation.

        On January 15, 2021, the Company and Bristco entered into the Acquisition Agreement, see "The Acquisition Agreement" above.

 OTHER BUSINESS

        As of the date of this Circular, management knows of no other matters to be acted upon at this Meeting. However, if any other matters that are not now known to management should properly come before the Meeting, the Common Shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the named proxies.

AUDITOR

        PricewaterhouseCoopers Inc. acts as the auditor of the Company.

ADDITIONAL INFORMATION

        Additional information relating to the Company is available on the SEDAR website at www.sedar.com.

        Financial information is provided in the Company's comparative audited financial statements and related management's discussion and analysis ("MD&A") for its most recently completed financial year which are available on the SEDAR website at www.sedar.com. Copies of the audited and corresponding MD&A, as well as additional copies of this Circular, may be obtained from the Company at the Company's head office located at c/o Fasken Martineau DuMoulin LLP, Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6. Rockwell Shareholders may request additional copies of the Company's most recent interim financial report without charge by contacting the Company at c/o Fasken Martineau DuMoulin LLP, Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6, Tel: (+27) 72 614 4053, or by e-mail at Willem.Jacobs@barrick.com.

DIRECTORS' APPROVAL

        The contents of this Circular and the sending thereof to the Rockwell Shareholders have been approved by the Rockwell Board.

BY ORDER OF THE BOARD,

(signed) "Willem Jacobs"

Willem Jacobs

February 1, 2021

 CONSENT OF KPMG LLP

February 1, 2021

To:
The independent members of the Board of Directors (the "Board") of Rockwell Diamonds Inc. (the "Company")

        We refer to the valuation by and fairness opinion of our firm dated January 18, 2021 (the "Fairness Opinion and Formal Valuation"), which we prepared for the Board in connection with a statutory amalgamation involving the Company, 1274787 B.C. Ltd., a corporation wholly owned directly by Mark Bristow, and the holders of common shares of the Company (the "Amalgamation"). We refer also to the information circular of the Company dated February 1, 2021 (the "Circular") relating to the annual and special meeting of shareholders of the Company to approve the Amalgamation.

        We hereby consent to the filing of the Fairness Opinion and Formal Valuation with the JSE and any other applicable securities regulatory authorities, the reference to our firm name and the Fairness Opinion and Formal Valuation in the Circular, the inclusion of a summary of the Fairness Opinion and Formal Valuation in the Circular and the inclusion of the full text of the Fairness Opinion and Formal Valuation in the Circular. In providing such consent, we do not intend that any other person other than the Unconflicted Rockwell Board shall be entitled to rely upon such valuation and fairness opinion.

(Signed) "KPMG LLP"

 SCHEDULE "A"
AMALGAMATION RESOLUTION

BE AND IT IS HEREBY RESOLVED AS A SPECIAL RESOLUTION THAT:

(a)
The amalgamation (the "Amalgamation") under the provisions of the Business Corporations Act (British Columbia) (the "Act") of Rockwell Diamonds Inc. (the "Company") and 1274787 B.C. Ltd. ("Bristco") upon the terms and conditions set forth in the amalgamation agreement (the "Amalgamation Agreement") between the Company and Bristco, substantially in the form attached to the acquisition agreement dated January 15, 2021 between the Company and Bristco (the "Acquisition Agreement"), all as more particularly described and set forth in the management information circular (the "Circular") of the Company accompanying the notice of this meeting (as the Amalgamation may be, or may have been, modified or amended in accordance with its terms) is hereby authorized, approved and adopted.

(b)
The Amalgamation Agreement, all the transactions contemplated therein, and the actions of the directors of the Company in approving the Amalgamation are hereby approved and adopted, and any one director or officer of the Company be and is hereby authorized to execute and deliver the Amalgamation Agreement on behalf of the Company, in substantially the form of the Amalgamation Agreement, with any modifications as such director or officer deems, after consultation with counsel, necessary, advisable or useful.

(c)
The Company be and is hereby authorized to apply to the JSE Limited (the "JSE") and to take such action as may be necessary or advisable in order to delist the common shares in the capital of the Company from the JSE (the "Delisting") in connection with the transactions contemplated in the Amalgamation Agreement, and the Delisting upon completion of the Amalgamation is hereby authorized and approved.

(d)
Any one director or officer of the Company be and is hereby authorized to execute and deliver any documents required to be filed with the JSE on behalf of the Company to complete the Delisting, and the execution and delivery by any director or officer of the Company of any such filing required to be filed with the JSE is hereby authorized and approved.

(e)
Notwithstanding that this resolutions has been passed (and the Amalgamation adopted) by the shareholders of the Company, the directors of the Company are hereby authorized and empowered, without further notice to, or approval of, the shareholders of the Company to not proceed with the Amalgamation.

(f)
Any one director or officer of the Company be and is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver amalgamation application on behalf of the Company, and to file them with the Registrar of Corporations appointed under the Act, upon satisfaction or waiver of all of the conditions set out in the Acquisition Agreement and the Amalgamation Agreement, and provided that the Amalgamation Agreement has not otherwise been terminated.

(g)
Any one director or officer of the Company be and is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver all such agreements, forms, waivers, notices, certificates, confirmations and any document and instruments and to do or cause to be done any other thing as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Amalgamation Agreement, the Acquisition Agreement and the completion of the Amalgamation and implementing the transactions contemplated thereby in accordance with the Acquisition Agreement and the Amalgamation Agreement, including: (i) all actions required to be taken by or on behalf of the Company, and all necessary filings and obtain the necessary approvals, consents and acceptances of appropriate regulatory authorities; and (ii) the signing of the certificates, consents and other documents or declarations required under the Amalgamation Agreement or the Acquisition Agreement or otherwise entered into by the Company; such determination to be conclusively evidenced by the execution and delivery of any such document or the doing of any such act or thing.

 SCHEDULE "B"
AMALGAMATION AGREEMENT

THIS AGREEMENT is made this 15th day of January, 2021.

BETWEEN:

    ROCKWELL DIAMONDS INC., a corporation duly incorporated under the laws of British Columbia ("Rockwell")

    — and —

    1274787 B.C. LTD., a corporation incorporated under the laws of British Columbia ("Bristco")

RECITALS:

A.
Rockwell and Bristco have entered into an acquisition agreement dated as of January 15, 2021 (the "Acquisition Agreement"), pursuant to which, among other things, Rockwell and Bristco have agreed to amalgamate pursuant to the Business Corporations Act (British Columbia) upon the terms and conditions set forth herein;

B.
The authorized capital of Rockwell consists of an unlimited number of common shares, of which 54,983,244 Rockwell Shares (as defined herein) are issued and outstanding and of which 1,325,517 Rockwell Shares are held by Mark Bristow and 53,657,727 Rockwell Shares are held by Public Shareholders (as defined herein);

C.
The authorized capital of Bristco consists of an unlimited number of common shares, of which one common share is issued and outstanding and held by Mark Bristow; and

D.
Rockwell and Bristco have each made disclosure to the other of their respective assets and liabilities and both Rockwell and Bristco are solvent.

        NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties agree as follows:

1.     Definitions

        In this Agreement (including the recitals hereto):

  (a)
  "Acquisition Agreement" has the meaning ascribed thereto in the recitals to this Agreement;

  (b)
  "Agreement" means this amalgamation agreement;

  (c)
  "Amalco" means the corporation continuing under the BCBCA as a result of the Amalgamation, to be named: "Rockwell Diamonds Inc.";

  (d)
  "Amalco Common Shares" means the common shares of Amalco having the rights, privileges, restrictions and conditions set forth in see Exhibit A hereto;

  (e)
  "Amalco Redeemable Preferred Shares" means the redeemable preferred shares in the capital of Amalco having the rights, privileges, restrictions and conditions set forth in see Exhibit A hereto;

  (f)
  "Amalgamating Corporations" means Rockwell and Bristco;

  (g)
  "Amalgamation Application" means the amalgamation application required to be sent to the Registrar pursuant to Section 275 of the BCBCA in respect of the Amalgamation, substantially in the form attached as Schedule D;

  (h)
  "Amalgamation" means the amalgamation involving Bristco and Rockwell pursuant to Section 269 and Section 270 of the BCBCA on the terms and subject to the conditions set out in this Agreement;

  (i)
  "Articles of Amalco" means the articles that Amalco will have at the times the Amalgamation takes effect, substantially in the form attached as Schedule A;

  (j)
  "BCBCA" means the Business Corporations Act (British Columbia);

  (k)
  "Bristco" means 1274787 B.C. Ltd., a corporation duly incorporated under the BCBCA;

  (l)
  "Bristco Common Share" means the sole issued and outstanding common share in the capital of Bristco, which common share is held by Mark Bristow;

  (m)
  "Business Day" means any day, other than a Saturday or a Sunday, on which commercial banks located in Vancouver, British Columbia, Toronto, Ontario, and Johannesburg, South Africa, are open for the conduct of business during normal business hours;

  (n)
  "Certificate of Amalgamation" means the Certificate of Amalgamation to be issued by the Registrar pursuant to Section 281 of the BCBCA in respect of the Amalgamation;

  (o)
  "Depositary" means Computershare Trust Company of Canada;

  (p)
  "Dissenting Shareholder" means a registered Rockwell Shareholder who, in connection with the special resolution of the Rockwell Shareholders which approves and adopts this Agreement, has exercised the right to dissent pursuant to Division 2 of Part 8 of the BCBCA in strict compliance with the provisions thereof and thereby becomes entitled to be paid the fair value of their Rockwell Shares, and who has not withdrawn their notice of dissent or otherwise taken any of the actions described in Section 246 of the BCBCA;

  (q)
  "Effective Date" means the date of the Certificate of Amalgamation;

  (r)
  "Effective Time" means 12:01 a.m. (Pacific time) on the Effective Date or such other time on the Effective Date as the Parties may agree;

  (s)
  "Governmental Entity" means: (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, board or authority of any of the foregoing; (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) any stock exchange, including the JSE;

  (t)
  "IFRS" means International Financial Reporting Standards as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee;

  (u)
  "JSE" means JSE limited (registration number 2005/022939/06), a public company incorporated and registered in accordance with the laws of South Africa and licensed as an exchange under the Financial Markets Act (No. 19 of 2012);

  (v)
  "Parties" means the Amalgamating Corporations;

  (w)
  "Person" includes an individual, firm, limited or general partnership, limited liability company, unlimited liability company, limited liability partnership, trust, joint venture, venture capital fund, association, body corporate, corporation, company, unincorporated organization, trustee, estate, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

  (x)
  "Public Shareholders" means the Rockwell Shareholders other than Mark Bristow;

  (y)
  "Redemption Amount" means $0.005 per Amalco Redeemable Preferred Share;

  (z)
  "Registrar" means the Registrar of Corporations appointed pursuant to Section 400 of the BCBCA;

  (aa)
  "Rockwell" means Rockwell Diamonds Inc., a corporation duly incorporated under the BCBCA;

  (bb)
  "Rockwell Shareholders" means the holders of Rockwell Shares;

  (cc)
  "Rockwell Shares" means the common shares in the capital of Rockwell;

  (dd)
  "Tax" or "Taxes" means any taxes, duties, fees, premiums, assessments, imposts, levies, and other charges of any kind whatsoever imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including, but not limited to, those levied on, or measured by, or referred to as, income, gross receipts, profits, windfall, royalty, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all licence, franchise and registration fees and all employment insurance, health insurance and Canada, Quebec and other pension plan premiums or contributions imposed by any Governmental Entity, and any transferee or secondary liability in respect of any of the foregoing; and

  (ee)
  "Time of Redemption" has the meaning ascribed thereto in Exhibit A.

        Words and phrases used but not defined in this Agreement and defined in the BCBCA shall have the same meaning in this Agreement as in the BCBCA, unless the context or subject matter otherwise requires.

2.     Construction

        Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

  (a)
  the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

  (b)
  references to a "Section" or "Schedule" followed by a number or letter refer to the specified Section of or Schedule to this Agreement;

  (c)
  the division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

  (d)
  words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

  (e)
  references to any agreement or document shall be to such agreement or document (together with the schedules and exhibits attached thereto) as it may have been or may hereafter be amended, modified, supplemented, waived or restated from time to time;

  (f)
  if the date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day;

  (g)
  references to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislation or provision substituted therefor and all regulations, rules and interpretations issued thereunder or pursuant thereto; and

  (h)
  wherever the term "includes" or "including" is used, it shall be deemed to mean "includes, without limitation" or "including, without limitation", respectively.

3.     Currency

        Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and "$" refers to Canadian dollars.

4.     Accounting Matters

        Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature required to be made shall be made in accordance with IFRS consistently applied.

5.     Schedules

        The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Exhibit A	Articles of Amalco
Exhibit B	Amalgamation Application

6.     Agreement to Amalgamate

        The Amalgamating Corporations hereby agree to amalgamate as of the Effective Time and to continue as one corporation on the terms and conditions set out in this Agreement.

7.     Effect of Amalgamation

        On the Effective Date, Rockwell and Bristco shall amalgamate to form Amalco and shall continue as one corporation under the BCBCA with the effect set out in Section 282 of the BCBCA. For greater certainty, at the Effective Time the following shall occur and shall be deemed to occur, without any further act or formality:

  (a)
  all of the property, rights and interest of each of Rockwell and Bristco will continue to be the property, rights and interest of Amalco;

  (b)
  Amalco will continue to be liable for the obligations of Rockwell and Bristco;

  (c)
  any existing cause of action, claim or liability to prosecution of Rockwell and Bristco shall be unaffected;

  (d)
  a legal proceeding being prosecuted pending by or against Rockwell or Bristco may be prosecuted, or its prosecution may be continued, by or against Amalco;

  (e)
  a conviction against, or ruling, order or judgment in favour of or against Rockwell or Bristco may be enforced by or against Amalco;

  (f)
  the notice of articles and the articles of contained in the Amalgamation Application are deemed to be the notice of articles and the articles of Amalco; and

  (g)
  Amalco will become capable immediately of exercising the functions of an incorporated company.

8.     Name

        The name of Amalco shall be: "Rockwell Diamonds Inc.".

9.     Registered and Records Office

        The registered and records office of Amalco shall be located at c/o Fasken Martineau DuMoulin LLP, Suite 2900, 550 Burrard Street, Vancouver, British Columbia, V6C 0A3, unless changed in accordance with the BCBCA.

10.   Authorized Capital

        Amalco shall be authorized to issue an unlimited number of Amalco Common Shares and an unlimited number of Amalco Redeemable Preferred Shares. The rights, privileges, restrictions and conditions attached to each class of shares of Amalco shall be as described in Exhibit A annexed hereto.

11.   Transfer Restrictions

        The restrictions imposed on transfers of securities of Amalco are described in Exhibit B annexed hereto.

12.   Restrictions on Business

        There shall be no restrictions on the business that Amalco is authorized to carry on.

13.   Other Provisions

        The other provisions described in Exhibit C annexed hereto shall also govern Amalco.

14.   Number of Directors

        The board of directors of Amalco shall, until otherwise changed in accordance with the BCBCA, consist of a minimum number of one and a maximum number of ten directors. The directors of Amalco from time to time shall be empowered to determine the number of directors of Amalco within the minimum and maximum number set out herein and the number of directors to be elected at future annual or special meetings of shareholders.

15.   Initial Director

        The initial board of directors of Amalco shall consist of the following person, who shall hold office until the first annual meeting of shareholders of Amalco or until his successor is elected or appointed:

Name	Mailing Address
Mark Bristow	Anahita World Class Sanctuary, Villas E24 Luna, Beau Champ, Mauritius

16.   Appointment of Officers

        The board of directors of Amalco shall appoint the officers thereof, if any.

17.   Articles

        The articles of Amalco, until repealed, amended or altered, shall be the articles of Rockwell, as amended to include reference to the special rights and restrictions of the Amalco Redeemable Preferred Shares and the Amalco Common Shares, in the form attached hereto as Exhibit A.

18.   Fiscal Year

        The fiscal year end of Amalco, until changed by the directors of Amalco, shall be the same as the fiscal year ends of each of the Amalgamating Corporations, being December 31st.

19.   Exchange of Shares Pursuant to the Amalgamation

        Pursuant to the Amalgamation, shares of the share capital of each of the Amalgamating Corporations issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be exchanged or cancelled as follows:

  (a)
  each issued and outstanding Rockwell Share held by the Public Shareholders (other than those held by Mark Bristow and Dissenting Shareholders) shall be exchanged for one Amalco Redeemable Preferred Share;

  (b)
  each issued and outstanding Rockwell Share held by Mark Bristow shall be exchanged for one Amalco Common Share;

  (c)
  each issued and outstanding Bristco Common Share shall be exchanged for one Amalco Common Share; and

  (d)
  each issued and outstanding Rockwell Share held by each Dissenting Shareholder, if any, shall be cancelled and become an entitlement to be paid the fair value of such Rockwell Share in accordance with Division 2 of Part 8 of the BCBCA.

20.   Stated Capital Accounts

        The following amounts shall be added to the stated capital accounts maintained by Amalco pursuant to the BCBCA in connection with the Amalco shares issued pursuant to the Amalgamation, effective as of the Effective Time:

  (a)
  for the Amalco Redeemable Preferred Shares, an aggregate amount equal to the product obtained when the number of Amalco Redeemable Preferred Shares issued pursuant to the Amalgamation is multiplied by the Redemption Amount; and

  (b)
  for the Amalco Common Shares, an aggregate amount equal to stated capital of the Rockwell Shares (immediately prior to the Effective Time) other than Rockwell Shares held by Dissenting Shareholders) plus the stated capital of the Bristco Common Share minus the amount added to the stated capital of the Amalco Redeemable Preferred Shares pursuant to (a) above, which amounts shall in each case be confirmed by the Chief Financial Officer of Amalco in writing not more than 30 days following the Effective Date.

21.   Adoption of Agreement

        This Agreement shall be subject to the condition that it be approved by the respective shareholders of each Amalgamating Corporation in the manner required by Section 271 of the BCBCA.

22.   Legal Proceedings

        No action or proceeding by or against any of the Amalgamating Corporations shall abate or be affected by the Amalgamation, and for all purposes of such action or proceeding such Amalgamating Corporation shall be deemed to still exist or Amalco may be substituted in such action or proceeding in the place thereof.

23.   Filing of the Articles of Amalgamation

        Subject to Section 31, if this Agreement is adopted by the respective shareholders of each Amalgamating Corporation as required by the BCBCA, the Amalgamating Corporations agree that they will jointly and together file with the Registrar the Articles of Amalgamation and all related documents required to be filed pursuant to Subsection 275 of the BCBCA.

24.   Share Certificates

        No certificates shall be issued in respect of the Amalco Redeemable Preferred Shares to be issued pursuant to the Amalgamation. Instead, ownership of such Amalco Redeemable Preferred Shares during the period from the Effective Time until the Time of Redemption, and the entitlement to receive the Redemption Amount in respect of each such Amalco Redeemable Preferred Share following the Time of Redemption, shall be evidenced by the certificates representing Rockwell Shares held by Public Shareholders (other than certificates representing Rockwell Shares held by Dissenting Shareholders) immediately prior to the Effective Time.

        At the Effective Time, share certificates evidencing Rockwell Shares shall cease to represent any claim upon or interest in Rockwell, other than the right of the holder to receive the consideration provided for in Section 19 or Section 26, as applicable, in each case in accordance with Section 25.

25.   Proscription Period

        At the Effective Time, each Rockwell Shareholder will be removed from Rockwell's central securities register. From and after the Effective Time, Rockwell Shares certificate(s) held by a former holder will represent only:

  (a)
  in the case of Public Shareholders (other than Mark Bristow and Dissenting Shareholders), following the Effective Time and until the Time of Redemption, the right to receive one Amalco Redeemable Preferred Share for each such Rockwell Share held by such holder, and, following the Time of Redemption, the right to receive the Redemption Amount (without interest) for each such Amalco

    Redeemable Preferred Share (less any amounts required to be deducted and withheld from such consideration in accordance with any applicable law);

  (b)
  in the case of a Dissenting Shareholder, the right to receive the fair value for such Rockwell Shares held by such holder, pursuant to Section 245 of the BCBCA (less any amounts required to be deducted and withheld from such consideration in accordance with any applicable law); and

  (c)
  in the case of Mark Bristow, the right to receive one Amalco Common Share for each such Rockwell Share held by Mark Bristow.

        Any certificate which immediately prior to the Effective Time represented issued and outstanding Rockwell Shares which has not been properly surrendered to Amalco (in the case of Rockwell Shares held by Mark Bristow or a Dissenting Shareholder) or the Depositary (in the case of Rockwell Shares held by Public Shareholders other than Mark Bristow and Dissenting Shareholders) prior to the sixth anniversary of the Effective Date will cease to represent any claim against, or interest of any kind or nature in, Rockwell or Amalco, and any person who surrenders share certificate(s) on or after the sixth anniversary of the Effective Date will not be entitled to any consideration or other compensation.

        If the aggregate Redemption Amount payable upon the redemption of the Amalco Redeemable Preferred Shares issued pursuant to the Amalgamation has not been fully claimed and paid within six years of the Effective Date, any remaining amount, including without limitation all interest thereon, will be returned to and become the property of Amalco or its successor.

26.   Withholding Taxes

        Each of Rockwell and Bristco acknowledges and agrees that Rockwell, Bristco, Amalco and the Depositary shall be entitled to deduct and withhold from any consideration or other payments payable or otherwise deliverable to any Person hereunder or under the Amalgamation, including for the avoidance of doubt, the Redemption Amount upon the redemption of the Amalco Redeemable Preferred Shares for cash at the Time of Redemption, such amounts as Rockwell, Bristco, Amalco or the Depositary determine, or reasonably believe, are required to be deducted and withheld therefrom under any provision of any applicable laws or the interpretation or administration thereof in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted to the relevant Governmental Entity, such amounts shall be treated as having been paid to the Person to whom such amounts would otherwise have been paid.

27.   Dissenting Shareholders

        Rockwell Shares which are held by a Dissenting Shareholder shall not be converted or exchanged into Amalco Redeemable Preferred Shares at the Effective Time, and a Dissenting Shareholder shall, subject to the BCBCA, cease to have any rights as a Rockwell Shareholder other than the right to be paid fair value for their Rockwell Shares by Amalco, as determined in accordance with the BCBCA. However, in the event that a Rockwell Shareholder fails to perfect or effectively withdraws that Rockwell Shareholder's claim under Section 246 of the BCBCA or forfeits that Rockwell Shareholder's right to make a claim under Section 246 of the BCBCA or their rights as a shareholder of Rockwell are otherwise reinstated, each Rockwell Share held by that Rockwell Shareholder shall thereupon be deemed to have been converted or exchanged as of the Effective Time into an Amalco Redeemable Preferred Share, which Amalco Redeemable Preferred Share will be deemed to have been redeemed at the Time of Redemption.

28.   Governing Law

        This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of British Columbia and the laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of British Columbia in respect of all matters arising under and in relation to this Agreement and waives any defences to the maintenance of an action in the courts of British Columbia.

29.   Further Assurances

        Each of the Parties to this Agreement agrees to execute and deliver such further instruments and to do such further acts and things as may be necessary or appropriate to carry out the terms of this Agreement.

30.   Time of Essence

        Time shall be of the essence in this Agreement.

31.   Termination

        Subject to the terms of the Acquisition Agreement, without prejudice to any other rights or recourse of the Parties, the directors of each Amalgamating Corporation, in their sole and unfettered discretion without further approval or action by the shareholders of both or either Amalgamating Corporation, may at any time before the issuance of the Certificate of Amalgamation by the Registrar, terminate this Agreement, notwithstanding approval of the Agreement by the shareholders of both or either Amalgamating Corporation.

32.   Amendment

        The Amalgamating Corporations may, by agreement in writing approved by resolution of their respective directors (and without any further resolutions of their respective shareholders), amend this Agreement as required by the Registrar or as their directors deem necessary or desirable, and all such amendments shall be binding upon the Amalgamating Corporations and their respective shareholders.

33.   Entire Agreement and Binding Effect

        This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors and permitted assigns.

34.   Execution and Counterparts

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon the delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

Remainder of page intentionally left blank.

        IN WITNESS WHEREOF this Agreement has been executed and delivered as of the date first stated above, by the duly authorized representatives of the Parties.

1274787 B.C. LTD.
By:
Name:
Title:
ROCKWELL DIAMONDS INC.
By:
Name:
Title:

 EXHIBIT A
ARTICLES OF AMALCO

Incorporation Number:
Effective Date:

PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

ARTICLES

OF

ROCKWELL DIAMOND INC.

Fasken Martineau DuMoulin LLP Barristers & Solicitors Canada

 PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

ARTICLES
OF
ROCKWELL DIAMOND INC.
(the "Company")

Incorporation Number:

ARTICLE 1
INTERPRETATION

        1.1    Definitions.    Without limiting Article 1.2, in these articles, unless the context requires otherwise:

          "adjourned meeting" means the meeting to which a meeting is adjourned under Article 11.8 or 11.12;

          "board", "board of directors" and "directors" mean the directors or sole director of the Company for the time being and include a committee or other delegate, direct or indirect, of the directors or director;

          "Business Corporations Act" means the Business Corporations Act, S.B.C. 2002, c.57 as amended, restated or replaced from time to time, and includes its regulations;

          "Interpretation Act" means the Interpretation Act, R.S.B.C. 1996, c. 238;

          "legal personal representative" means the personal or other legal representative of the shareholder; and

          "seal" means the seal of the Company, if any.

        1.2    Business Corporations Act Definitions Apply.    The definitions in the Business Corporations Act apply to these articles.

        1.3    Interpretation Act Applies.    The Interpretation Act applies to the interpretation of these articles as if these articles were an enactment.

        1.4    Conflict in Definitions.    If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these articles.

        1.5    Conflict Between Articles and Legislation.    If there is a conflict between these articles and the Business Corporations Act, the Business Corporations Act will prevail.

ARTICLE 2
SHARES AND SHARE CERTIFICATES

        2.1    Authorized Share Structure.    The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

        2.2    Form of Share Certificate.    Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

        2.3    Right to Share Certificate or Acknowledgement.    Each shareholder is entitled, without charge, to:

  (a)
  one certificate representing the share or shares of each class or series of shares registered in the shareholder's name; or

  (b)
  a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate,

provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or acknowledgment for a share to

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one of several joint shareholders or to one of the shareholder's duly authorized agents will be sufficient delivery to all. The Company may refuse to register more than three persons as joint holders of a share.

        2.4    Sending of Share Certificate.    Any share certificate or non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate to which a shareholder is entitled may be sent to the shareholder by mail at the shareholder's registered address, and neither the Company nor any agent is liable for any loss to the shareholder because the share certificate or acknowledgment sent is lost in the mail or stolen.

        2.5    Replacement of Worn Out or Defaced Certificate.    If the board of directors, or any officer or agent designated by the directors, is satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit:

  (a)
  order the certificate to be cancelled; and

  (b)
  issue a replacement share certificate.

        2.6    Replacement of Lost, Stolen or Destroyed Certificate.    If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the board of directors, or any officer or agent designated by the directors, receives:

  (a)
  proof satisfactory to them that the certificate is lost, stolen or destroyed; and

  (b)
  any indemnity the board of directors, or any officer or agent designated by the directors, considers adequate.

        2.7    Splitting Share Certificates.    If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request. The Company may refuse to issue a certificate with respect to a fraction of a share.

        2.8    Certificate Fee.    There must be paid to the Company, in relation to the issue of any share certificate under Article 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

        2.9    Recognition of Trusts.    Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

ARTICLE 3
ISSUE OF SHARES

        3.1    Directors Authorized to Issue Shares.    Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the directors may issue, allot, sell or otherwise dispose of the unissued shares, and previously issued shares that are subject to reissuance or held by the Company, whether with par value or without par value, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares may be issued) that the directors, in their absolute discretion, may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

        3.2    Commissions and Discounts.    The directors may, at any time, authorize the Company to pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

        3.3    Brokerage.    The directors may authorize the Company to pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

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        3.4    Conditions of Issue.    Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

  (a)
  consideration is provided to the Company for the issue of the share by one or more of the following:

  (i)
  past services performed for the Company;

  (ii)
  property; or

  (iii)
  money; and

  (b)
  the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

        3.5    Warrants, Options and Rights.    Subject to the Business Corporations Act, the Company may issue warrants, options and rights upon such terms and conditions as the directors determine, which warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

        3.6    Fractional Shares.    A person holding a fractional share does not have, in relation to the fractional share, the rights of a shareholder in proportion to the fraction of the share held.

ARTICLE 4
SHARE REGISTERS

        4.1    Central Securities Register.    As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register.

        4.2    Branch Registers.    In addition to the central securities register, the Company may maintain branch securities registers.

        4.3    Appointment of Agents.    The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register and any branch securities registers. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

        4.4    Closing Register.    The Company must not at any time close its central securities register.

ARTICLE 5
SHARE TRANSFERS

        5.1    Recording or Registering Transfer.    Except to the extent that the Business Corporations Act otherwise provides, a transfer of a share of the Company must not be recorded or registered unless:

  (a)
  a duly signed instrument of transfer in respect of the share has been received by the Company;

  (b)
  if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

  (c)
  if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

        5.2    Form of Instrument of Transfer.    The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from time to time.

        5.3    Transferor Remains Shareholder.    Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

4

        5.4    Signing of Instrument of Transfer.    If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer:

  (a)
  in the name of the person named as transferee in that instrument of transfer; or

  (b)
  if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

        5.5    Enquiry as to Title Not Required.    Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

        5.6    Transfer Fee.    There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

ARTICLE 6
TRANSMISSION OF SHARES

        6.1    Legal Personal Representative Recognized on Death.    In the case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

        6.2    Rights of Legal Personal Representative.    The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

ARTICLE 7
PURCHASE OF SHARES

        7.1    Company Authorized to Purchase Shares.    Subject to the special rights and restrictions attached to any class or series of shares and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and on the terms specified in such resolution.

        7.2    Purchase When Insolvent.    The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

  (a)
  the Company is insolvent; or

  (b)
  making the payment or providing the consideration would render the Company insolvent.

        7.3    Sale and Voting of Purchased Shares.    If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

  (a)
  is not entitled to vote the share at a meeting of its shareholders;

  (b)
  must not pay a dividend in respect of the share; and

  (c)
  must not make any other distribution in respect of the share.

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 ARTICLE 8
BORROWING POWERS

        8.1    Powers of Directors.    The Company, if authorized by the directors, may from time to time:

  (a)
  borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

  (b)
  issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

  (c)
  guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

  (d)
  mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future undertaking of the Company.

        8.2    Terms of Debt Instruments.    Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges on the redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of directors or otherwise, and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder, all as the directors may determine.

        8.3    Delegation by Directors.    For greater certainty, the powers of the directors under this Article 8 may be exercised by a committee or other delegate, direct or indirect, of the board authorized to exercise such powers.

ARTICLE 9
ALTERATIONS

        9.1    Alteration of Authorized Share Structure.    Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

  (a)
  create one or more classes or series of shares or, if none of the shares of a class or series of shares is allotted or issued, eliminate that class or series of shares;

  (b)
  increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

  (c)
  subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

  (d)
  if the Company is authorized to issue shares of a class of shares with par value:

  (i)
  decrease the par value of those shares; or

  (ii)
  if none of the shares of that class of shares is allotted or issued, increase the par value of those shares;

  (e)
  change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

  (f)
  alter the identifying name of any of its shares; or

  (g)
  otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

        9.2    Special Rights and Restrictions.    Subject to the Business Corporations Act, the Company may by special resolution:

  (a)
  create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

6

  (b)
  vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

        9.3    Change of Name.    The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

        9.4    Alterations to Articles.    If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

        9.5    Alterations to Notice of Articles.    If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter its Notice of Articles.

ARTICLE 10
MEETINGS OF SHAREHOLDERS

        10.1    Annual General Meetings.    Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting, for the first time, not more than 18 months after the date on which it was recognized, and after its first annual reference date, at least once in each calendar year and not more than 15 months after the annual reference date for the preceding calendar year at such date, time and location as may be determined by the directors.

        10.2    Resolution Instead of Annual General Meeting.    If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

        10.3    Calling of Shareholder Meetings.    The directors may, whenever they think fit, call a meeting of shareholders.

        10.4    Location of Shareholder Meetings.    The directors may, by director's resolution, approve a location outside of British Columbia for the holding of a meeting of shareholders.

        10.5    Notice for Meetings of Shareholders.    The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

  (a)
  if and for so long as the Company is a public company, 21 days; and

  (b)
  otherwise, 10 days.

        10.6    Record Date for Notice.    The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

  (a)
  if and for so long as the Company is a public company, 21 days; and

  (b)
  otherwise, 10 days.

        If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

        10.7    Record Date for Voting.    The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the

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date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

        10.8    Failure to Give Notice and Waiver of Notice.    The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to receive notice does not invalidate any proceedings at that meeting. Any person entitled to receive notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

        10.9    Notice of Special Business at Meetings of Shareholders.    If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

  (a)
  state the general nature of the special business; and

  (b)
  if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by the shareholders:

  (i)
  at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

  (ii)
  during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

ARTICLE 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

        11.1    Special Business.    At a meeting of shareholders, the following business is special business:

  (a)
  at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

  (b)
  at an annual general meeting, all business is special business except for the following:

  (i)
  business relating to the conduct of, or voting at, the meeting;

  (ii)
  consideration of any financial statements of the Company presented to the meeting;

  (iii)
  consideration of any reports of the directors or auditor;

  (iv)
  the setting or changing of the number of directors;

  (v)
  the election or appointment of directors;

  (vi)
  the appointment of an auditor;

  (vii)
  business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

  (viii)
  any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

        11.2    Special Majority.    The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

        11.3    Quorum.    Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

8

        11.4    One Shareholder May Constitute Quorum.    If there is only one shareholder entitled to vote at a meeting of shareholders:

  (a)
  the quorum is one person who is, or who represents by proxy, that shareholder; and

  (b)
  that shareholder, present in person or by proxy, may constitute the meeting.

        11.5    Meetings by Telephone or Other Communications Medium.    A shareholder or proxy holder who is entitled to participate in, including vote at, a meeting of shareholders may participate in person or by telephone or other communications medium if all shareholders and proxy holders participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A shareholder who participates in a meeting in a manner contemplated by this Article 11.5 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner. Nothing in this Article 11.5 obligates the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders.

        11.6    Other Persons May Attend.    The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

        11.7    Requirement of Quorum.    No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting.

        11.8    Lack of Quorum.    If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

  (a)
  in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

  (b)
  in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, or at such other date, time or location as the chair specifies on the adjournment.

        11.9    Lack of Quorum at Succeeding Meeting.    If, at the meeting to which the first meeting referred to in Article 11.8(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

        11.10    Chair.    The following individual is entitled to preside as chair at a meeting of shareholders:

  (a)
  the chair of the board, if any; and

  (b)
  if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

        11.11    Selection of Alternate Chair.    If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

        11.12    Adjournments.    The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

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        11.13    Notice of Adjourned Meeting.    It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

        11.14    Decisions by Show of Hands or Poll.    Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

        11.15    Declaration of Result.    The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.14, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

        11.16    Motion Need Not Be Seconded.    No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

        11.17    Casting Vote.    In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

        11.18    Manner of Taking a Poll.    Subject to Article 11.19, if a poll is duly demanded at a meeting of shareholders:

  (a)
  the poll must be taken:

  (i)
  at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

  (ii)
  in the manner, at the time and at the place that the chair of the meeting directs;

  (b)
  the result of the poll is deemed to be a resolution of and passed at the meeting at which the poll is demanded; and

  (c)
  the demand for the poll may be withdrawn by the person who demanded it.

        11.19    Demand for a Poll on Adjournment.    A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

        11.20    Chair Must Resolve Dispute.    In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

        11.21    Casting of Votes.    On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

        11.22    Demand for Poll.    No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

        11.23    Demand for a Poll Not to Prevent Continuation of Meeting.    The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

        11.24    Retention of Ballots and Proxies.    The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during statutory business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

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 ARTICLE 12
VOTES OF SHAREHOLDERS

        12.1    Number of Votes by Shareholder or by Shares.    Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 12.3:

  (a)
  on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and

  (b)
  on a poll, every shareholder entitled to vote has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

        12.2    Votes of Persons in Representative Capacity.    A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is the legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

        12.3    Votes by Joint Shareholders.    If there are joint shareholders registered in respect of any share:

  (a)
  any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

  (b)
  if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

        12.4    Legal Personal Representatives as Joint Shareholders.    Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

        12.5    Representative of a Corporate Shareholder.    If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

  (a)
  for that purpose, the instrument appointing a representative must:

  (i)
  be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies or, if no number is specified, two days before the day set for the holding of the meeting; or

  (ii)
  be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting; and

  (b)
  if a representative is appointed under this Article 12.5:

  (i)
  the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

  (ii)
  the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

        Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

        12.6    Proxy Provisions Do Not Apply to All Companies.    If and for so long as the Company is a public company, Articles 12.7 to 12.15 apply to the Company only insofar as they are not inconsistent with any securities legislation of any province or territory of Canada applicable to the Company.

        12.7    Appointment of Proxy Holder.    Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

11

        12.8    Alternate Proxy Holders.    A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

        12.9    When Proxy Holder Need Not Be Shareholder.    A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

  (a)
  the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

  (b)
  the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

  (c)
  the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

  (d)
  the Company is a public company.

        12.10    Deposit of Proxy.    A proxy for a meeting of shareholders must:

  (a)
  be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

  (b)
  unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

        A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

        12.11    Validity of Proxy Vote.    A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

  (a)
  at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

  (b)
  by the chair of the meeting, before the vote is taken.

        12.12    Form of Proxy.    A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

        [Name of Company]

        (the "Company")

        The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on [month, day, year] and at any adjournment of that meeting.

        Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the shareholder):

Signed this            day of                     ,                     .

Signature of shareholder

Name of shareholder — printed

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        12.13    Revocation of Proxy.    Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

  (a)
  received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

  (b)
  provided, at the meeting, to the chair of the meeting.

        12.14    Revocation of Proxy Must Be Signed.    An instrument referred to in Article 12.13 must be signed as follows:

  (a)
  if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; or

  (b)
  if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

        12.15    Production of Evidence of Authority to Vote.    The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

ARTICLE 13

DIRECTORS

        13.1    Number of Directors.    The number of directors, excluding additional directors appointed under Article 14.8, is set at:

  (a)
  if the Company is a public company, the greater of three and the most recently set of:

  (i)
  the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

  (ii)
  the number of directors set under Article 14.4;

  (b)
  if the Company is not a public company, the most recently set of:

  (i)
  the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

  (ii)
  the number of directors set under Article 14.4.

        13.2    Change in Number of Directors.    If the number of directors is set under Article 13.1(a)(i) or 13.1(b)(i):

  (a)
  the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

  (b)
  if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

        13.3    Directors' Acts Valid Despite Vacancy.    An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

        13.4    Qualifications of Directors.    A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

        13.5    Remuneration of Directors.    The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

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        13.6    Reimbursement of Expenses of Directors.    The Company must reimburse each director for the reasonable expenses that he or she may incur in his or her capacity as director in and about the business of the Company.

        13.7    Special Remuneration for Directors.    If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

        13.8    Gratuity, Pension or Allowance on Retirement of Director.    Unless otherwise determined by ordinary resolution, the directors may authorize the Company to pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14

ELECTION AND REMOVAL OF DIRECTORS

        14.1    Election at Annual General Meeting.    At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

  (a)
  the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

  (b)
  all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

        14.2    Consent to be a Director.    No election, appointment or designation of an individual as a director is valid unless:

  (a)
  that individual consents to be a director in the manner provided for in the Business Corporations Act; or

  (b)
  that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

        14.3    Failure to Elect or Appoint Directors.    If:

  (a)
  the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

  (b)
  the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

        then each director then in office continues to hold office until the earlier of:

  (c)
  the date on which his or her successor is elected or appointed; and

  (d)
  the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

        14.4    Places of Retiring Directors Not Filled.    If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of

14

directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

        14.5    Directors May Fill Casual Vacancies.    Any casual vacancy occurring in the board of directors may be filled by the directors.

        14.6    Remaining Directors Power to Act.    The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

        14.7    Shareholders May Fill Vacancies.    If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

        14.8    Additional Directors.    Notwithstanding Article 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

  (a)
  one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

  (b)
  in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

        Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

        14.9    Ceasing to be a Director.    A director ceases to be a director when:

  (a)
  the term of office of the director expires;

  (b)
  the director dies;

  (c)
  the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

  (d)
  the director is removed from office pursuant to Article 14.10 or 14.11.

        14.10    Removal of Director by Shareholders.    The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

        14.11    Removal of Director by Directors.    The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

ARTICLE 15
POWERS AND DUTIES OF DIRECTORS

        15.1    Powers of Management.    The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

        15.2    Appointment of Attorney of Company.    The directors exclusively may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the

15

Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

ARTICLE 16
DISCLOSURE OF INTEREST OF DIRECTORS

        16.1    Obligation to Account for Profits.    A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

        16.2    Restrictions on Voting by Reason of Interest.    A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

        16.3    Interested Director Counted in Quorum.    A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

        16.4    Disclosure of Conflict of Interest or Property.    A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

        16.5    Director Holding Other Office in the Company.    A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

        16.6    No Disqualification.    No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

        16.7    Professional Services by Director or Officer.    Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

        16.8    Director or Officer in Other Corporations.    A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

ARTICLE 17
PROCEEDINGS OF DIRECTORS

        17.1    Meetings of Directors.    The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be

16

held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

        17.2    Voting at Meetings.    Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

        17.3    Chair of Meetings.    Meetings of directors are to be chaired by:

  (a)
  the chair of the board, if any;

  (b)
  in the absence of the chair of the board, the president, if any, if the president is a director; or

  (c)
  any other director chosen by the directors if:

  (i)
  neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

  (ii)
  neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

  (iii)
  the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

        17.4    Meetings by Telephone or Other Communications Medium.    A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone or other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

        17.5    Calling of Meetings.    A director may, and the secretary or an assistant secretary, if any, on the request of a director must, call a meeting of the directors at any time.

        17.6    Notice of Meetings.    Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

        17.7    When Notice Not Required.    It is not necessary to give notice of a meeting of the directors to a director if:

  (a)
  the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed; or

  (b)
  the director has waived notice of the meeting.

        17.8    Meeting Valid Despite Failure to Give Notice.    The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

        17.9    Waiver of Notice of Meetings.    Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal. After sending a waiver with respect to all future meetings of the directors, and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

        17.10    Quorum.    The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

        17.11    Validity of Acts Where Appointment Defective.    Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

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        17.12    Consent Resolutions in Writing.    A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or, if no date is stated in the resolution, on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 18
EXECUTIVE AND OTHER COMMITTEES

        18.1    Appointment and Powers of Executive Committee.    The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

  (a)
  the power to fill vacancies in the board of directors;

  (b)
  the power to remove a director;

  (c)
  the power to change the membership of, or fill vacancies in, any committee of the directors; and

  (d)
  such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

        18.2    Appointment and Powers of Other Committees.    The directors may, by resolution,

  (a)
  appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

  (b)
  delegate to a committee appointed under paragraph (a) any of the directors' powers, except:

  (i)
  the power to fill vacancies in the board of directors;

  (ii)
  the power to remove a director;

  (iii)
  the power to change the membership of, or fill vacancies in, any committee of the board, and

  (iv)
  the power to appoint or remove officers appointed by the board; and

  (c)
  make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

        18.3    Obligations of Committee.    Any committee appointed under Article 18.1 or 18.2, in the exercise of the powers delegated to it, must

  (a)
  conform to any rules that may from time to time be imposed on it by the directors; and

  (b)
  report every act or thing done in exercise of those powers as the directors may require.

        18.4    Powers of Board.    The directors may, at any time, with respect to a committee appointed under Article 18.1 or 18.2:

  (a)
  revoke or alter the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation, alteration or overriding;

  (b)
  terminate the appointment of, or change the membership of, a committee; and

  (c)
  fill vacancies on a committee.

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        18.5    Committee Meetings.    Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Article 18.1 or 18.2:

  (a)
  the committee may meet and adjourn as it thinks proper;

  (b)
  the committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

  (c)
  a majority of the members of a directors' committee constitutes a quorum of the committee; and

  (d)
  questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

ARTICLE 19
OFFICERS

        19.1    Appointment of Officers.    The directors may, from time to time, appoint such officers, if any, as the directors determine, and the directors may, at any time, terminate any such appointment.

        19.2    Functions, Duties and Powers of Officers.    The directors may, for each officer:

  (a)
  determine the functions and duties of the officer;

  (b)
  entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

  (c)
  revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

        19.3    Qualifications.    No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any officer need not be a director.

        19.4    Remuneration.    All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

ARTICLE 20
INDEMNIFICATION

        20.1    Definitions.    In this Article 20:

  (a)
  "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

  (b)
  "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director of the Company or an affiliate of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company or an affiliate of the Company:

  (i)
  is or may be joined as a party; or

  (ii)
  is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

  (c)
  "expenses" has the meaning set out in the Business Corporations Act.

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        20.2    Mandatory Indemnification of Directors and Former Directors.    Subject to the Business Corporations Act, the Company must indemnify and advance expenses of a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

        20.3    Indemnification of Other Persons.    Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

        20.4    Non-Compliance with Business Corporations Act.    The failure of a director or former director of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

        20.5    Company May Purchase Insurance.    The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

  (a)
  is or was a director, officer, employee or agent of the Company;

  (b)
  is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

  (c)
  at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

  (d)
  at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

ARTICLE 21
DIVIDENDS

        21.1    Payment of Dividends Subject to Special Rights.    The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

        21.2    Declaration of Dividends.    Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

        21.3    No Notice Required.    The directors need not give notice to any shareholder of any declaration under Article 21.2.

        21.4    Record Date.    The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

        21.5    Manner of Paying Dividend.    A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

        21.6    Settlement of Difficulties.    If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

  (a)
  set the value for distribution of specific assets;

  (b)
  determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

  (c)
  vest any such specific assets in trustees for the persons entitled to the dividend.

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        21.7    When Dividend Payable.    Any dividend may be made payable on such date as is fixed by the directors.

        21.8    Dividends to be Paid in Accordance with Number of Shares.    All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

        21.9    Receipt by Joint Shareholders.    If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

        21.10    Dividend Bears No Interest.    No dividend bears interest against the Company.

        21.11    Fractional Dividends.    If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

        21.12    Payment of Dividends.    Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

        21.13    Capitalization of Surplus.    Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

ARTICLE 22
DOCUMENTS, RECORDS AND REPORTS

        22.1    Recording of Financial Affairs.    The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

        22.2    Inspection of Accounting Records.    Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

        22.3    Remuneration of Auditors.    The remuneration of the auditors, if any, shall be set by the directors regardless of whether the auditor is appointed by the shareholders, by the directors or otherwise. For greater certainty, the directors may delegate to the audit committee or other committee the power to set the remuneration of the auditors.

ARTICLE 23
NOTICES

        23.1    Method of Giving Notice.    Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

  (a)
  mail addressed to the person at the applicable address for that person as follows:

  (i)
  for a record mailed to a shareholder, the shareholder's registered address;

  (ii)
  for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

  (iii)
  in any other case, the mailing address of the intended recipient;

21

  (b)
  delivery at the applicable address for that person as follows, addressed to the person:

  (i)
  for a record delivered to a shareholder, the shareholder's registered address;

  (ii)
  for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

  (iii)
  in any other case, the delivery address of the intended recipient;

  (c)
  sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

  (d)
  sending the record, or a reference providing the intended recipient with immediate access to the record, as follows:

  (i)
  by email to the email address provided by the intended recipient; or

  (ii)
  by other means of electronic communication to an address provided by the intended recipient for the sending of that record or records of that class;

  (e)
  sending the record by any method of transmitting legibly recorded messages, including without limitation by digital medium, magnetic medium, optical medium, mechanical reproduction or graphic imaging, to an address provided by the intended recipient for the sending of that record or records of that class; or

  (f)
  physical delivery to the intended recipient.

        23.2    Deemed Receipt.    A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during statutory business hours on the day which statutory business hours next occur if not given during such hours on any day.

        23.3    Certificate of Sending.    A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

        23.4    Notice to Joint Shareholders.    A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

        23.5    Notice to Trustees.    A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

  (a)
  mailing the record, addressed to them:

  (i)
  by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

  (ii)
  at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

  (b)
  if an address referred to in paragraph 23.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

22

 ARTICLE 24
SEAL

        24.1    Who May Attest Seal.    Except as provided in Article 24.2 and 24.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of:

  (a)
  any two directors;

  (b)
  any officer, together with any director;

  (c)
  if the Company only has one director, that director; or

  (d)
  any one or more directors or officers or persons as may be determined by resolution of the directors.

        24.2    Sealing Copies.    For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

        24.3    Mechanical Reproduction of Seal.    The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

ARTICLE 25
PROHIBITIONS

        25.1    Definitions.    In this Article 25:

  (a)
  "designated security" means:

  (i)
  a voting security of the Company;

  (ii)
  a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

  (iii)
  a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

  (b)
  "security" has the meaning assigned in the Securities Act (British Columbia);

  (c)
  "voting security" means a security of the Company that:

  (i)
  is not a debt security, and

  (ii)
  carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

        25.2    Application.    Article 25.3 does not apply to the Company if and for so long as it is a public company.

        25.3    Consent Required for Transfer of Shares or Designated Securities.    No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

23

 ARTICLE 26
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
THE COMMON SHARES

        26.1    Voting.    The holders of the common shares (the "Common Shares") shall be entitled to receive notice of and to attend all meetings of shareholders of the Company and shall be entitled to one vote for each Common Share held at such meeting, except a meeting of holders of a particular class or series of shares other than the Common Shares who are entitled to vote separately as a class or series at such meeting.

        26.2    Dividends.    Subject to the rights of the holders of any class of shares of the Company entitled to receive dividends in priority to or rateably with the holders of Common Shares, the holders of the Common Shares shall be entitled to receive dividends if, as and when declared by the directors of the Company out of the assets of the Company properly available for the payment of dividends of such amounts and payable in such manner as the directors may from time to time determine.

        26.3    Liquidation, Dissolution or Winding-Up.    In the event of the liquidation, dissolution or winding-up of the Company, voluntary or involuntary, or in the event of any other distribution of the property or assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject always to the rights of the holders of any other class of shares of the Company entitled to receive the property or assets of the Company upon such distribution in priority to or rateably with the holders of the Common Shares, be entitled to receive and the Company shall pay to such holders, the remaining property and assets of the Company as are available for distribution.

ARTICLE 27
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
THE REDEEMABLE PREFERRED SHARES

        27.1    Voting.    The holders of Redeemable Preferred Shares shall not be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of the Company, except as otherwise required under the Business Corporations Act, in which case each Redeemable Preferred Share shall entitle the holder thereof to one vote at each such meeting.

        27.2    Redemption.

  (a)
  Subject to the requirements of the Business Corporations Act, the Company shall redeem all of the Redeemable Preferred Shares at the time that is immediately following the issuance thereof, without any further act or formality on the part of the Company or any holder of Redeemable Preferred Shares, in accordance with the following provisions of this Section 27.2 (the "Time of Redemption"). Except as hereinafter provided, no notice of redemption or other act or formality on the part of the Company shall be required to call the Redeemable Preferred Shares for redemption.

  (b)
  From and after the Time of Redemption:

  (i)
  upon surrender by a holder of Redeemable Preferred Shares to such person as may be appointed by the Company to act as depositary for the redemption of the Redeemable Preferred Shares (the "Depositary") of such documents and instruments as the Depositary may reasonably require, the Depositary shall pay and deliver or cause to be paid and delivered to such holder, by way of wire transfer or cheque payable to the holder, C$0.005 (the "Redemption Amount") for each Redeemable Preferred Share held by such holder, less any amounts the Company or the Depositary determines or reasonably believes are required to be deducted and withheld from such consideration in accordance with any applicable law; and

  (ii)
  the holders of Redeemable Preferred Shares shall not be entitled to exercise any of the rights of shareholders in respect thereof except to receive the Redemption Amount therefor, without interest.

  (c)
  At and from the Time of Redemption, the Redeemable Preferred Shares shall be deemed to be redeemed and cancelled, the Company shall be fully and completely discharged from its obligations with respect to the payment of the Redemption Amount to such holders of Redeemable Preferred

24

    Shares, and the rights of such holders shall be limited to receiving the Redemption Amount payable to them upon the surrender of the documents described in Section 27.2(b)(i). Subject to the requirements of applicable law with respect to unclaimed property, any Redemption Amount held by the Depositary that has not been claimed in accordance with the provisions described above prior to the sixth anniversary of the date on which the Time of Redemption occurs shall be forfeited to the Company or its successor and shall cease to represent a right or claim by or interest of any kind or nature, and the right of a former holder of Redeemable Preferred Shares to receive such Redemption Amount shall terminate and be deemed to be surrendered and forfeited for no consideration, and any person who surrenders certificate(s), and the other documents described in Section 27.2(b)(i), on or after the sixth anniversary of the date on which the Time of Redemption occurs, will not be entitled to such Redemption Amount or other compensation.

  (d)
  Any monies represented by a cheque that has not been deposited or has been returned to the Depositary or the Company shall, on the sixth anniversary of the date on which the Time of Redemption occurs, be forfeited to the Company or its successor and shall cease to represent a right or claim by or interest of any kind or nature, and the right of a former holder of Redeemable Preferred Shares to receive such payment shall terminate and be deemed to be surrendered and forfeited for no consideration.

        27.3    Priority.    The Common Shares shall rank junior to the Redeemable Preferred Shares and shall be subject in all respects to the rights, privileges, restrictions and conditions attaching to the Redeemable Preferred Shares.

        27.4    Dividends.    The holders of the Redeemable Preferred Shares shall not be entitled to receive any dividends thereon.

        27.5    Liquidation, Dissolution or Winding-Up.    In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Company among its shareholders for the purpose of winding-up its affairs, and subject to the extinguishment of the rights of holders of Redeemable Preferred Shares upon satisfaction of the Redemption Amount in respect of the Redeemable Preferred Shares, the holders of Redeemable Preferred Shares shall be entitled to receive and the Company shall pay to such holders, before any amount shall be paid or any property or assets of the Company shall be distributed to the holders of any class of shares ranking junior to the Redeemable Preferred Shares as to such entitlement, an amount equal to the Redemption Amount for each Redeemable Preferred Share held by them and no more. After payment to the holders of the Redeemable Preferred Shares of the amounts so payable to them as hereinbefore provided, they shall not be entitled to share in any further distribution of the property or assets of the Company.

[Remainder of this page intentionally left blank.]

25

Dated                                     , 20    .

ROCKWELL DIAMOND INC.
Per:
Authorized Signatory

i

v

 EXHIBIT B
AMALGAMATION APPLICATION

BRITISH COLUMBIA
The Best Place on Earth

Ministry of Finance
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria, BC V8W 9V3
Location:
2nd Floor - 940 Blanshard Street
Victoria BC
www.fin.gov.bc.ca/registries

AMALGAMATION APPLICATION

FORM 13 - BC COMPANY

Sections 275
Business Corporations Act

Telephone: 250 356-8626

DO NOT MAIL THIS FORM to the BC Registry Services unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the *FOIPPA* and the *Business Corporations Act* for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the Executive Coordinator of the BC Registry Services at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A. INITIAL INFORMATION – *When the amalgamation is complete, your company will be a BC limited company.*

What kind of company(ies) will be involved in the amalgamation?
(Check all applicable boxes.)

☑ BC company

☐ BC unlimited liability company

B. NAME OF COMPANY – *Choose* ***one*** *of the following:*

☐ The name ______________________ is the name reserved for the amalgamated company. The name reservation number is: ______________, *OR*

☐ The company is to be amalgamated with a name created by adding "B.C. Ltd." after the incorporation number, *OR*

☑ The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

The name of the amalgamating company being adopted is:

Rockwell Diamond Inc.

The incorporation number of that company is: **BC0354545**

Please note: If you want the name of an amalgamating corporation that is a foreign corporation, you must obtain a name approval before completing this amalgamation application.

C. AMALGAMATION STATEMENT – *Please indicate the statement applicable to the amalgamation.*

☐ **With Court Approval:**
This amalgamation has been approved by the court and a copy of the entered court order approving the amalgamation has been obtained and has been deposited in the records office of each of the amalgamating companies.

OR

☑ **Without Court Approval:**
This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company's records office.

D. AMALGAMATION EFFECTIVE DATE – *Choose **one** of the following:*

☐ The amalgamation is to take effect at the time that this application is filed with the registrar.

☑ The amalgamation is to take effect at 12:01 a.m. Pacific Time on ________, 2021 being a date that is not more than ten days after the date of the filing of this application.

☐ The amalgamation is to take effect at ________ ☐ a.m. or ☐ p.m. Pacific Time on __________ being a date and time that is not more than ten days after the date of the filing of this application.

E. AMALGAMATING CORPORATIONS

Enter the name of each amalgamating corporation below. For each company, enter the incorporation number. If the amalgamating corporation is a foreign corporation, enter the foreign corporation's jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company's registration number. Attach an additional sheet if more space is required.

NAME OF AMALGAMATING CORPORATION	BC INCORPORATION NUMBER, OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION'S JURISDICTION
1. Rockwell Diamonds Inc.	BC0354545	
2. 1274787 B.C. Ltd.	BC1274787	
3.		
4.		
5.		

F. FORMALITIES TO AMALGAMATION

If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation's jurisdiction to be filed.

☐ This is to confirm that each authorization for the amalgamation required under section 275(1)(b) is being submitted for filing concurrently with this application.

G. CERTIFIED CORRECT – I have read this form and found it to be correct.

This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item E.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED (YYYY / MM / DD)
1. Willem Jacobs	X	
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED (YYYY / MM / DD)
2. Johan Oosthuizen	X	
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED (YYYY / MM / DD)

(TVL)

NOTICE OF ARTICLES

A. NAME OF COMPANY

Set out the name of the company as set out in Item B of the Amalgamation Application.

Rockwell Diamond Inc.

B. TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

C. DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME FIRST NAME MIDDLE NAME	DELIVERY ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE	MAILING ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE
Mark Bristow	Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6	Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6

D. REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE)

MAILING ADDRESS OF THE COMPANY'S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE)

E. RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S RECORDS OFFICE (INCLUDING BC and POSTAL CODE)

MAILING ADDRESS OF THE COMPANY'S RECORDS OFFICE (INCLUDING BC and POSTAL CODE)

F. AUTHORIZED SHARE STRUCTURE

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	MAXIMUM NUMBER OF SHARES AUTHORIZED OR NO MAXIMUM NUMBER	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO
Common	no maximum number	without par value	n/a	No
Preferred Shares	no maximum number	without par value	n/a	Yes

 SCHEDULE "C"
DISSENT RIGHTS

DIVISION 2 OF PART 8 OF THE BCBCA

Definitions and application

        237 (1) In this Division:

        "dissenter" means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

        "notice shares" means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

        "payout value" means,

        in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

        in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations,

        excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

  (2)
  This Division applies to any right of dissent exercisable by a shareholder except to the extent that

  (a)
  the court orders otherwise, or

  (b)
  in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

        238 (1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows:

    (a)
    under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business the company is permitted to carry on, or without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company's community purposes within the meaning of section 51.91;

    (b)
    under section 272, in respect of a resolution to adopt an Business Combination agreement;

    (c)
    under section 287, in respect of a resolution to approve an Business Combination under Division 4 of Part 9;

    (d)
    in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

    (e)
    under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking;

    (f)
    under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

    (g)
    in respect of any other resolution, if dissent is authorized by the resolution;

    (h)
    in respect of any court order that permits dissent.

  (2)
  A shareholder wishing to dissent must

  (a)
  prepare a separate notice of dissent under section 242 for

  (i)
  the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and

  (ii)
  each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting,

  (b)
  identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

  (c)
  dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

  (3)
  Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

  (a)
  dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

  (b)
  cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

        239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

  (2)
  A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

  (a)
  provide to the company a separate waiver for

  (i)
  the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and

  (ii)
  each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is providing a waiver, and

  (b)
  identify in each waiver the person on whose behalf the waiver is made.

  (3)
  If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

  (a)
  the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

  (b)
  any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

  (4)
  If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

 Notice of resolution

        240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

    (a)
    a copy of the proposed resolution, and

    (b)
    a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

  (2)
  If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

  (a)
  a copy of the proposed resolution, and

  (b)
  a statement advising of the right to send a notice of dissent.

  (3)
  If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favor of the resolution, whether or not their shares carry the right to vote,

  (a)
  a copy of the resolution,

  (b)
  a statement advising of the right to send a notice of dissent, and

  (c)
  if the resolution has passed, notification of that fact and the date on which it was passed.

  (4)
  Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

        241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

    (a)
    a copy of the entered order, and

    (b)
    a statement advising of the right to send a notice of dissent.

Notice of dissent

        242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

    (a)
    if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

    (b)
    if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

    (c)
    if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

      (i)
      the date on which the shareholder learns that the resolution was passed, and

      (ii)
      the date on which the shareholder learns that the shareholder is entitled to dissent.

  (2)
  A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

  (a)
  on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

  (b)
  if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

  (3)
  A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

  (a)
  within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

  (b)
  if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

  (4)
  A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

  (a)
  if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

  (b)
  if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

  (i)
  the names of the registered owners of those other shares,

  (ii)
  the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

  (iii)
  a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

  (c)
  if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

  (i)
  the name and address of the beneficial owner, and

  (ii)
  a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name.

  (5)
  The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

        243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,

    (a)
    if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

    (i)
    the date on which the company forms the intention to proceed, and

    (ii)
    the date on which the notice of dissent was received, or

    (b)
    if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

  (2)
  A notice sent under subsection (1) (a) or (b) of this section must

  (a)
  be dated not earlier than the date on which the notice is sent,

  (b)
  state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

  (c)
  advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

        244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

    (a)
    a written statement that the dissenter requires the company to purchase all of the notice shares,

    (b)
    the certificates, if any, representing the notice shares, and

    (c)
    if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

  (2)
  The written statement referred to in subsection (1) (c) must

  (a)
  be signed by the beneficial owner on whose behalf dissent is being exercised, and

  (b)
  set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

  (i)
  the names of the registered owners of those other shares,

  (ii)
  the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

  (iii)
  that dissent is being exercised in respect of all of those other shares.

  (3)
  After the dissenter has complied with subsection (1),

  (a)
  the dissenter is deemed to have sold to the company the notice shares, and

  (b)
  the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

  (4)
  Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

  (5)
  Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

  (6)
  A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

 Payment for notice shares

        245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

    (a)
    promptly pay that amount to the dissenter, or

    (b)
    if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

  (2)
  A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

  (a)
  determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

  (b)
  join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

  (c)
  make consequential orders and give directions it considers appropriate.

  (3)
  Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

  (a)
  pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or

  (b)
  if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

  (4)
  If a dissenter receives a notice under subsection (1) (b) or (3) (b),

  (a)
  the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

  (b)
  if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

  (5)
  A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

  (a)
  the company is insolvent, or

  (b)
  the payment would render the company insolvent.

Loss of right to dissent

        246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

    (a)
    the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

    (b)
    the resolution in respect of which the notice of dissent was sent does not pass;

    (c)
    the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

    (d)
    the notice of dissent was sent in respect of a resolution adopting an Business Combination agreement and the Business Combination is abandoned or, by the terms of the agreement, will not proceed;

    (e)
    the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

    (f)
    a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

    (g)
    with respect to the notice shares, the dissenter consents to, or votes in favor of, the resolution in respect of which the notice of dissent was sent;

    (h)
    the notice of dissent is withdrawn with the written consent of the company;

    (i)
    the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

        247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

    (a)
    the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

    (b)
    the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

 SCHEDULE "D"
ACQUISITION AGREEMENT

        See attached.

 ACQUISITION AGREEMENT

1274787 B.C. Ltd.

And

Rockwell Diamonds Inc.

January 15, 2021

 ACQUISITION AGREEMENT

        THIS AGREEMENT made the 15th day of January, 2021

        between

  1274787 B.C. LTD., a corporation existing under the laws of British Columbia,

  (hereinafter referred to as "Bristco")

        and

  ROCKWELL DIAMONDS INC., a corporation existing under the laws of British Columbia,

  (hereinafter referred to as "Rockwell")

        WHEREAS Bristco, a corporation wholly-owned by Mark Bristow, desires to amalgamate with Rockwell pursuant to subsections 269(a) and 270 of the Business Corporations Act (British Columbia);

        AND WHEREAS the Parties (as defined herein) contemplate that such amalgamation involve the issuance to the Public Shareholders (as defined herein) of one Amalco Redeemable Preferred Share (as defined herein) for each issued and outstanding Rockwell Share (as defined herein) held by the Public Shareholders (other than those held by Mark Bristow and Dissenting Shareholders (as defined herein)) followed by the redemption of such Amalco Redeemable Preferred Shares for $0.005 per Amalco Redeemable Preferred Share, and the issuance to Mark Bristow of one Amalco Common Share (as defined herein) for each issued and outstanding Rockwell Share held by Mark Bristow;

        NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties hereby covenant and agree as follows:

ARTICLE 1 — INTERPRETATION

1.01 Definitions

        In this Agreement, unless something in the subject matter or context is inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations shall have the corresponding meanings:

  "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any written or oral offer, proposal, public announcement, inquiry or request for discussions or negotiations from any Person or group of Persons (other than Bristco and its Affiliates) relating to: (a) any direct or indirect acquisition or purchase (or any lease, long-term supply agreement or other arrangement having the same economic effect as a purchase), in a single transaction or a series of related transactions, of assets representing 20% or more of the consolidated assets of Rockwell and its Subsidiaries, taken as a whole determined based upon the most recent publicly available consolidated financial statements of Rockwell, or 20% or more of the voting or equity securities of Rockwell or any of its Subsidiaries (or rights or interests therein or thereto); (b) any direct or indirect take-over bid, issuer bid, exchange offer, treasury issuance or similar transaction that, if aa more of any class of voting or equity securities or any other equity interests (including securities convertible into or exercisable or exchangeable for equity interests) of Rockwell or any of its Subsidiaries (other than any such transaction involving only Rockwell and/or any of its wholly-owned Subsidiaries); or (c) a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Rockwell or any of its Subsidiaries or any similar transaction or series of transactions involving Rockwell or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Rockwell and its Subsidiaries, taken as a whole;

  "Affiliate" means an "affiliate" as defined in National Instrument 45-106 — Prospectus Exemptions',

  "Agreement" means this acquisition agreement;

  "Amalco" means the corporation continuing under the BCBCA as a result of the Amalgamation, to be named: "Rockwell Diamonds Inc.";

  "Amalco Common Shares" means the common shares of Amalco having the rights, privileges, restrictions and conditions set forth in Exhibit A to the Amalgamation Agreement;

  "Amalco Redeemable Preferred Shares" means the redeemable preferred shares in the capital of Amalco having the rights, privileges, restrictions and conditions set forth in Exhibit A to the Amalgamation Agreement;

  "Amalgamation" means the amalgamation involving Bristco and Rockwell pursuant to Section 269 and Section 270 of the BCBCA on the terms and subject to the conditions set out in the Amalgamation Agreement, subject to any amendments or variations thereto made in accordance with the provisions of this Agreement;

  "Amalgamation Agreement" means the amalgamation agreement between Bristco and Rockwell substantially in the form attached in Schedule "A" annexed hereto;

  "Amalgamation Resolution" means the special resolution of the Rockwell Shareholders approving the Amalgamation and the delisting of the Common Shares in connection therewith, to be considered at the Rockwell Meeting substantially in the form of Schedule "B" annexed hereto;

  "Authorization" means any authorization, order, permit, approval, grant, licence, registration, consent, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, by-law, rule or regulation of, from or required by any Governmental Entity;

  "Business Day" means any day, other than a Saturday or a Sunday, on which commercial banks located in Vancouver, British Columbia, Toronto, Ontario, and Johannesburg, South Africa, are open for the conduct of business during normal business hours;

  "Bristco Shares" means the common shares of Bristco;

  "Cease Trade Order" means the cease trade order issued by the Ontario Securities Commission on July 5, 2018 pursuant to which, subject to certain exceptions, trading and acquiring, whether direct or indirect, of each security of the Company had been ordered to cease;

  "Certificate of Amalgamation" means the Certificate of Amalgamation to be issued by the Registrar pursuant to Section 281 of the BCBCA in respect of the Amalgamation;

  "Contracts" means contracts, licences, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements to which the applicable Person is a party or by which it is legally bound or under which such Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied);

  "Depositary" means Computershare Trust Company of Canada;

  "Dissent Rights" means the rights of dissent pursuant to Section 238 of the BCBCA in respect of the Amalgamation;

  "Dissenting Shareholder" means a registered Rockwell Shareholder who, in connection with the Amalgamation Resolution, has exercised the right to dissent pursuant to Section 238 of the BCBCA in strict compliance with the provisions thereof and thereby becomes entitled to be paid the fair value of that shareholder's Rockwell Shares, and which shareholder has not withdrawn a notice of dissent or otherwise taken any of the actions described in Section 246 of the BCBCA;

  "Effective Date" means the date of the Certificate of Amalgamation;

  "Effective Time" means 12:01 a.m. (Pacific time) on the Effective Date or such other time on the Effective Date as the Parties may agree;

  "Fairness Opinion" means the opinion of KPMG LLP to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations set forth therein, the Redemption Amount is fair, from a financial point of view, to the Rockwell Shareholders (other than Mark Bristow);

  "Governmental Entity" means: (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, board or authority of any of the foregoing; (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) any stock exchange, including the JSE;

  "IFRS" means international financial reporting standards, as issued by the International Accounting Standard Board and as adopted in Canada, as in effect from time to time;

  "JSE" means JSE Limited (registration number 2005/022939/06), a public company incorporated and registered in accordance with the laws of South Africa and licensed as an exchange under the Financial Markets Act (No. 19 of 2012);

  "JSE Listings Requirements" means the Listings Requirements of the JSE as amended from time to time pursuant to the provisions of the Financial Markets Act (No. 19 of 2012), as amended;

  "Law" or "Laws" means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other legally binding requirements, whether domestic or foreign, and the terms and conditions of any Authorization of or from any Governmental Entity, and the term "applicable" with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;

  "Material Adverse Effect" means any event, occurrence or condition (or series of related events, occurrences or conditions) which, individually has or in the aggregate, have or would reasonably be expected to have or result in: (i) a material adverse effect or material adverse change in any of the following: (w) the condition (financial or otherwise); (x) business; (y) assets; or (z) results of operations, of Rockwell and its Subsidiaries taken as a whole; or (ii) a material impairment in the ability of Rockwell and/or its Subsidiaries to perform the obligations under this Agreement provided that, the factors leading to such material impairment are directly as a result of developments in countries where Rockwell and/or its Subsidiaries have operations, other than any such effect arising or resulting from: (a) any change in IFRS or changes in applicable regulatory accounting requirements to the industry in which Rockwell conducts business, or that result from any action taken for the purpose of complying with any of the foregoing; (b) any change in the global, national or regional political or social conditions (including the outbreak of war or acts of terrorism), international trade or securities, or in the general economic, business, regulatory, political or market conditions or in the national or global financial, credit, commodities or capital markets, national disasters or other acts of God; (c) any failure, in and of itself, of Rockwell and its Subsidiaries to meet any public estimates or expectations of Rockwell's financial or any internal budgets, plans, projections or forecasts of its financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Material Adverse Effect has occurred); (d) any disease outbreaks, pandemics or epidemics or other related condition; (e) any change (on a current or forward basis) in the price of diamonds; (f) any adoption, proposed implementation or change in applicable Law or any interpretation of application (or non-application) thereof by any Governmental Entity that is of a generally applicable nature; (g) any action taken by Rockwell or its Subsidiaries that is expressly required by this Agreement; (h) any action taken (or omitted to be taken) by Rockwell or its Subsidiaries that is consented to by Bristco or that Bristco has requested in writing; (i) any change in the industry in which Rockwell and its Subsidiaries operate; provided, however, that for the purposes of clause (a), clause (b), clause (d), clause (f) and clause (i) such effect does not primarily relate to (or have the effect primarily relating to) Rockwell and its Subsidiaries (taken as a whole) or disproportionately adversely affects Rockwell and its Subsidiaries (taken as a whole) compared to other entities operating in the industries in which Rockwell and its Subsidiaries operate;

  "material fact" has the meanings ascribed thereto in the Securities Act;

  "MI 61-101" means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions;

  "Outside Date" means May 31, 2021, or such later date as the Parties may agree to in writing;

  "Parties" means, collectively, Bristco and Rockwell, and "Party" means either of them;

  "Person" includes an individual, firm, limited or general partnership, limited liability company, unlimited liability company, limited liability partnership, trust, joint venture, venture capital fund, association, body corporate, corporation, company, unincorporated organization, trustee, estate, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

  "Proceeding" means any court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute settlement procedure, investigation or inquiry before or by any Governmental Entity, or any claim, action, suit, demand, arbitration, charge, indictment, hearing, demand letter or other similar civil, quasi-criminal or criminal, administrative or investigative matter or proceeding;

  "Public Shareholders" means the Rockwell Shareholders other than Mark Bristow;

  "Redemption Amount" means $0.005 per Amalco Redeemable Preferred Share;

  "Registrar" means the Registrar of Corporations appointed pursuant to Section 400 of the BCBCA;

  "Representatives" means any officer, director, employee, representative (including any financial or other advisor) or agent;

  "Rockwell Board" means the board of directors of Rockwell;

  "Rockwell Circular" means the notice of the Rockwell Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the Rockwell Shareholders in connection with the Rockwell Meeting, as amended, supplemented or otherwise modified from time to time;

  "Rockwell Indemnified Persons" has the meaning ascribed thereto in Section 7.02(b);

  "Rockwell Meeting" means the annual and special meeting of Rockwell Shareholders, including any adjournment or postponement thereof, to be held on or about March 2, 2021 to consider, among other things, the Amalgamation Resolution, to be held virtually or at a place to be set by the directors of Rockwell;

  "Rockwell Option Plan" means the stock option plan of Rockwell dated September 9, 2011;

  "Rockwell Options" means the outstanding options to purchase Rockwell Shares granted under the Rockwell Option Plan;

  "Rockwell Shareholder Approval" means the passing of the Amalgamation Resolution at the Rockwell Meeting by (i) at least two-thirds of the votes cast by Rockwell Shareholders who vote in respect of the Amalgamation Resolution; and (ii) a majority of the votes cast by the Other Shareholders pursuant to MI 61-101;

  "Rockwell Shareholders" means the holders of Rockwell Shares;

  "Rockwell Shares" means the common shares in the capital of Rockwell;

  "Securities Act" means the Securities Act (Ontario);

  "Securities Laws" means the Securities Act, together with all other applicable provincial securities Laws, rules and regulations and published policies thereunder together with the rules of the JSE;

  "Subsidiary" means, with respect to a Person, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class shall or might be entitled to vote upon the happening of any event or contingency)

  are at the time owned directly or indirectly by such Person and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a Subsidiary;

  "Tax" or "Taxes" means any taxes, duties, fees, premiums, assessments, imposts, levies, and other charges of any kind whatsoever imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including, but not limited to, those levied on, or measured by, or referred to as, income, gross receipts, profits, windfall, royalty, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all licence, franchise and registration fees and all employment insurance, health insurance and Canada, Quebec and other pension plan premiums or contributions imposed by any Governmental Entity, and any transferee or secondary liability in respect of any of the foregoing;

  "Time of Redemption" has the meaning ascribed thereto in the Amalgamation Agreement;

  "Unconflicted Rockwell Board" means the board of directors of Rockwell, excluding Mark Bristow, as a director who has interests that present actual or potential conflicts of interest in connection with the Amalgamation; and

  "Valuation" means the formal valuation prepared by KPMG LLP in accordance with the methodology prescribed by MI 61-101.

1.02 Construction

        Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

  (a)
  the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

  (b)
  references to an "Article", "Section", or "Schedule" followed by a number or letter refer to the specified Article or Section of or Schedule to this Agreement;

  (c)
  the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

  (d)
  words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

  (e)
  references to any agreement or document shall be to such agreement or document (together with the schedules and exhibits attached thereto) as it may have been or may hereafter be amended, modified, supplemented, waived or restated (subject to any restrictions on such amendments, modifications, supplements, waivers or restatements set out herein or in any such agreement or document) from time to time;

  (f)
  if the date on which any payment is to be made or any other action is to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Any time period within which a payment is to be made or any other action is to be taken under this Agreement shall be calculated excluding the day on which the period commences and including the day on which the period ends;

  (g)
  whenever a provision of this Agreement requires an approval or consent and the approval or consent is not delivered in writing within the applicable time limit, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent;

  (h)
  references to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislation or provision substituted therefor and all regulations, rules and interpretations issued thereunder or pursuant thereto; and

  (i)
  wherever the term "includes" or "including" is used, it shall be deemed to mean "includes, without limitation" or "including, without limitation", respectively.

1.03 Currency

        Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and "$" refers to Canadian dollars.

1.04 Accounting Matters

        Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature required to be made shall be made in accordance with IFRS consistently applied.

1.05 Schedules

        The Schedules to this Agreement, as listed below, are an integral part of this Agreement:

  Exhibit A
  Amalgamation Agreement

  Exhibit B
  Amalgamation Resolution

  Exhibit C
  Representations and Warranties of Rockwell

  Exhibit D
  Representations and Warranties of Bristco

ARTICLE 2 — THE AMALGAMATION

2.01 Amalgamation

        Subject to the terms and conditions hereof, Rockwell and Bristco agree to effect the Amalgamation on the terms and conditions set forth in the Amalgamation Agreement.

2.02 Rockwell Meeting

  (a)
  Rockwell agrees, in consultation with Bristco, to convene and conduct the Rockwell Meeting to be held virtually or at a place in accordance with Rockwell's notice of articles and articles and applicable Law as soon as reasonably practicable but in any event not later than March 23, 2021. Rockwell agrees that, in consultation with Bristco, it shall fix and publish a record date for the purposes of determining the Rockwell Shareholders entitled to receive notice of and vote at the Rockwell Meeting. Rockwell shall not change the record date for the Rockwell Shareholders entitled to receive notice of and vote at the Rockwell Meeting in connection with any adjournment or postponement of the Rockwell Meeting, or take any other Rockwell Meeting-related action unless it determines in consultation with Bristco that such action is required by applicable Laws or such other action is approved by Bristco.

  (b)
  Without limiting the generality of Section 2.02(a), Rockwell shall not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Rockwell Meeting without Bristco's prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) except in the case of adjournment, as required for quorum purposes or by applicable Laws.

  (c)
  Subject to Section 7.01, Rockwell shall: (i) solicit proxies for the approval of the Amalgamation Resolution and against any resolution that is inconsistent with the Amalgamation Resolution and the completion of the transactions contemplated by this Agreement in accordance with applicable Laws through the preparation and delivery of the Rockwell Circular in accordance with Section 2.03; and (ii) recommend to Rockwell Shareholders (other than Mark Bristow) that they vote in favour of the Amalgamation Resolution.

  (d)
  Rockwell shall promptly advise Bristco of any communication with respect to the exercise, withdrawal of exercise or purported exercise or withdrawal of exercise by any Rockwell Shareholder of Dissent Rights received by Rockwell in relation to the Amalgamation Resolution and shall consult with Bristco prior to communicating with any such Rockwell Shareholder. Rockwell shall not: (i) make any payment or settlement offer; (ii) agree to any such payment or settlement; or (iii) conduct any negotiations, with respect to any such exercise or purported exercise of Dissent Rights unless Bristco shall have given its prior written consent to such: (x) payment; (y) settlement offer or settlement; or (z) negotiations.

2.03 Rockwell Circular

  (a)
  As soon as is reasonably practicable after the execution of this Agreement, and in any event in sufficient time to hold the Rockwell Meeting in accordance with Section 2.02, Rockwell shall: (i) prepare and complete the Rockwell Circular; (ii) file the Rockwell Circular in all jurisdictions where the same is required to be filed; and (iii) mail the Rockwell Circular, as required under applicable Laws, including the JSE Listings Requirements. On the date of mailing thereof, the Rockwell Circular shall comply in all material respects with all applicable Laws, including the JSE Listings Requirements and shall contain sufficient detail to permit the Rockwell Shareholders to form a reasoned judgement concerning the matters to be placed before them at the Rockwell Meeting.

  (b)
  Rockwell shall ensure that the Rockwell Circular complies in all material respects with all applicable Laws, including the JSE Listings Requirements, and, without limiting the generality of the foregoing, the Rockwell Circular shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (provided that Rockwell shall not be responsible for the accuracy of any information in respect of Bristco furnished by Bristco in writing for the purpose of inclusion in the Rockwell Circular).

  (c)
  Subject to Section 7.01(d), the Rockwell Circular shall include: (i) the unanimous determination of the Unconflicted Rockwell Board to approve the Amalgamation and the execution and performance of this Agreement; (ii) the unanimous recommendation of the Unconflicted Rockwell Board to recommend to the Rockwell Shareholders (other than Mark Bristow) that they vote their Rockwell Shares in favour of the Amalgamation Resolution; and (iii) a copy of: (y) the Fairness Opinion; and (z) the Valuation, in their entirety.

  (d)
  Bristco shall furnish to Rockwell all such information as may be reasonably required by Rockwell in the preparation of the Rockwell Circular and other documents related thereto.

  (e)
  Bristco and its legal counsel shall be given a reasonable opportunity to review and comment on drafts of the Rockwell Circular and other documents related thereto prior to the Rockwell Circular being printed and mailed or filed with any Governmental Entity, and reasonable consideration shall be given to any comments made by them, provided that all information relating to Bristco included in the Rockwell Circular shall be in form and content satisfactory to Bristco, acting reasonably.

  (f)
  Rockwell and Bristco shall each promptly notify the other Party if at any time before the Rockwell Meeting it becomes aware that the Rockwell Circular contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Rockwell Circular, and Rockwell and Bristco shall co-operate in the preparation of any amendment or supplement to the Rockwell Circular, as required or appropriate, and Rockwell shall promptly mail or otherwise publicly disseminate any amendment or supplement to the Rockwell Circular as required by applicable Laws, including the JSE Listings Requirements.

  (g)
  Rockwell shall keep Bristco fully informed in a timely manner of any requests or comments made by the Canadian securities regulatory authorities in connection with the Rockwell Circular.

2.04 Amalgamation Agreement

        If the Rockwell Shareholder Approval is obtained, subject to the conditions of this Agreement, Bristco and Rockwell shall, as soon as reasonably practicable thereafter and in any event within three Business Days thereafter, enter into the Amalgamation Agreement, giving effect to the Amalgamation upon and subject to the terms of the Amalgamation Agreement.

2.05 Financing of the Aggregate Redemption Amount

        Following the receipt of the Rockwell Shareholder Approval and prior to the Effective Date, Mark Bristow shall, to the extent required by Rockwell, deliver or cause to be delivered to the Depositary (on behalf of Rockwell) sufficient funds to permit the Depositary to pay to Rockwell Shareholders (other than Mark Bristow and Dissenting Shareholders) the aggregate Redemption Amount to be paid to such holders in connection with the redemption, at the Time of Redemption, of the Amalco Redeemable Preferred Shares to be issued in accordance with the Amalgamation Agreement.

2.06 Payment of the Redemption Amount

        Rockwell shall, following the receipt of the Rockwell Shareholder Approval and prior to the Effective Date, deliver or cause to be delivered to the Depositary sufficient funds (including, for the avoidance of doubt, any funds provided by Mark Bristow to the Depositary on behalf of Rockwell in accordance with Section 2.05) to pay to Rockwell Shareholders (other than Mark Bristow and Dissenting Shareholders) the aggregate Redemption Amount to be paid to such holders in connection with the redemption, at the Time of Redemption, of the Amalco Redeemable Preferred Shares to be issued in accordance with the Amalgamation Agreement.

2.07 Announcement and Shareholder Communications

        Rockwell shall publicly announce the entering into of this Agreement promptly following the execution hereof, the text of such announcement to be approved by Bristco in advance. Bristco and Rockwell agree to co-operate in the preparation of any other public communications to Rockwell Shareholders regarding the transactions contemplated by this Agreement, and neither Rockwell nor Bristco shall: (a) issue any press release or otherwise make public announcements with respect to this Agreement or the Amalgamation without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as permitted by Section 7.01; or (b) subject to Section 5.05, make any filing or communication with any Governmental Entity with respect thereto without the prior written consent of the other Party, acting reasonably; provided, however, that the foregoing shall be subject to each of Rockwell's and Bristco's overriding obligation to make any disclosure or filing required under applicable Laws or stock exchange rules, and the Party making such disclosure shall use commercially reasonable efforts to: (i) give to the other Party prior oral or written notice of the making of such disclosure, filing or other communication; (ii) give to the other Party a reasonable opportunity to review or comment on the disclosure, filing or other communication; and (iii) take into account the other Party's reasonable requirements regarding the content, timing and manner of despatch of the disclosure, filing or other communication. If such prior notice is not possible, the Party making such disclosure or filing shall use commercially reasonable efforts to give such notice immediately following the making of such disclosure, filing or other communication.

2.08 Withholding Taxes

        Rockwell, Bristco, Amalco and the Depositary shall be entitled to deduct and withhold from any consideration or other payments payable or otherwise deliverable to any Person hereunder or under the Amalgamation, including for the avoidance of doubt, the Redemption Amount upon the redemption of the Amalco Redeemable Preferred Shares for cash at the Time of Redemption, such amounts as Rockwell, Bristco,

Amalco or the Depositary determine, or reasonably believe, are required to be deducted and withheld therefrom under any provision of any applicable Laws or the interpretation or administration thereof in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted to the relevant Governmental Entity, such amounts shall be treated for all purposes under this Agreement or the Amalgamation Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE 3 — REPRESENTATIONS AND WARRANTIES OF ROCKWELL

3.01 Representations and Warranties

        Rockwell hereby represents and warrants to and in favour of Bristco as set forth in Exhibit C and acknowledges that Bristco is relying upon such representations and warranties in connection with the entering into of this Agreement.

3.02 Survival of Representations and Warranties

        The representations and warranties of Rockwell contained in this Agreement shall not survive the completion of the Amalgamation and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4 — REPRESENTATIONS AND WARRANTIES OF BRISTCO

4.01 Representations and Warranties

        Bristco hereby represents and warrants to and in favour of Rockwell as set forth in Exhibit D and acknowledges that Rockwell is relying upon such representations and warranties in connection with the entering into of this Agreement.

4.02 Survival of Representations and Warranties

        The representations and warranties of Bristco contained in this Agreement shall not survive the completion of the Amalgamation and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5 — COVENANTS

5.01 Covenants of Rockwell Regarding the Conduct of Business

  (a)
  Rockwell covenants and agrees that, prior to the earlier of the completion of the Amalgamation and such time as this Agreement is terminated in accordance with its terms, except with the prior written consent of Bristco, Rockwell shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses only in, not take any action except in, and maintain their respective facilities in, the ordinary course of business consistent with past practice and to use commercially reasonable efforts to preserve intact its and their present business organization and goodwill to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with contractors, consultants, employees, Governmental Entities and others having business relationships with them.

  (b)
  Without limiting the generality of Section 5.01(a), without Bristco's prior consent, Rockwell shall not, and Rockwell shall not permit any of its Subsidiaries to, directly or indirectly:

  (i)
  amend or propose to amend the articles, notice of articles or other constating documents or the terms of any securities of Rockwell (including the Rockwell Options) or any of its Subsidiaries;

  (ii)
  split, combine or reclassify any outstanding securities of Rockwell or any of its Subsidiaries or undertake any capital reorganization or reduction of capital or any combination thereof;

    (iii)
    redeem, purchase or offer to purchase any Rockwell Shares or other securities of Rockwell or any of its Subsidiaries except in accordance with this Agreement;

    (iv)
    issue, deliver or sell, or authorize the issuance, delivery or sale of any shares of capital stock, any options, warrants or similar rights exercisable or exchangeable for or convertible into such capital stock, of Rockwell or any of its Subsidiaries;

    (v)
    declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any share of Rockwell or any of its Subsidiaries except for any such action taken in the ordinary course of business consistent with past practice solely among or between Rockwell and its Subsidiaries;

    (vi)
    adopt a plan of liquidation or resolution providing for the liquidation or dissolution of Rockwell or any of its Subsidiaries;

    (vii)
    reorganize, amalgamate, consolidate or merge Rockwell or any of its Subsidiaries with any other Person except in accordance with this Agreement;

    (viii)
    reduce the stated capital of the securities of Rockwell or any of its Subsidiaries;

    (ix)
    amend, waive, modify, abandon, or fail to diligently pursue any application for, any material Authorizations;

    (x)
    incur, create, assume or otherwise become liable for any indebtedness for borrowed money or other liability or obligation or issue any debt securities or guarantee, endorse or otherwise become responsible for, the obligations of any other Person except in accordance with this Agreement;

    (xi)
    take any action or fail to take any action which action or failure to act would result in loss, expiration or surrender of, or the loss of any material benefit under, or would reasonably be expected to cause any Governmental Entity to institute proceedings for the suspension of, or the revocation or limitation of rights under, any material Authorizations; and

    (xii)
    take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, delay or impede the ability of the Parties to consummate the transactions contemplated by this Agreement.

  (c)
  Rockwell shall not, and shall cause each of its Subsidiaries not to, authorize, propose, enter into or modify any Contract, agreement, commitment or arrangement to do any of the matters prohibited by the other sections of this Section 5.01.

5.02 Covenants of Rockwell Relating to the Amalgamation

        Rockwell shall, and shall cause its Subsidiaries to, perform all obligations required to be performed by Rockwell or any of its Subsidiaries under this Agreement, co-operate with Bristco in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective as soon as reasonably practicable the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, Rockwell shall and, where appropriate, shall cause each of its Subsidiaries to:

  (a)
  use reasonable efforts to obtain as soon as practicable following execution of this Agreement all third party consents or approvals and notices required to be obtained or provided by it in connection with the transactions contemplated by this Agreement;

  (b)
  use reasonable efforts to file as soon as practicable following execution of this Agreement all continuous disclosure materials required to be filed under applicable Securities Laws;

  (c)
  use reasonable efforts to defend all lawsuits or other legal, regulatory or other Proceedings against Rockwell or any of its Subsidiaries challenging or affecting this Agreement or the consummation of the transactions contemplated hereby and use reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Rockwell or any of its Subsidiaries which may adversely affect the ability of the Parties to consummate the Amalgamation; and

  (d)
  subject to the terms and conditions of this Agreement, use reasonable efforts to satisfy all conditions precedent in this Agreement and comply promptly with all requirements which applicable Laws, including the JSE Listings Requirements, may impose on Rockwell or its Subsidiaries with respect to the transactions contemplated by this Agreement.

5.03 Certain Covenants of Bristco Relating to the Amalgamation

        Bristco shall perform all obligations required to be performed by it under this Agreement, co-operate with Rockwell in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, Bristco shall:

  (a)
  use reasonable efforts to obtain as soon as practicable following execution of this Agreement all third party consents or approvals and notices required to be obtained or provided by it in connection with the transactions contemplated by this Agreement;

  (b)
  use reasonable efforts to defend all lawsuits or other legal, regulatory or other Proceedings against it challenging or affecting this Agreement or the consummation of the transactions contemplated hereby and use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to it which may adversely affect the ability of the Parties to consummate the Amalgamation; and

  (c)
  subject to the terms and conditions of this Agreement, use reasonable efforts to satisfy all conditions precedent in this Agreement and comply promptly with all requirements which applicable Laws, including the JSE Listings Requirements, may impose on it with respect to the transactions contemplated by this Agreement.

5.04 Additional Covenants of Bristco Relating to the Amalgamation

        Subject to the provisions of this Agreement, Bristco will cause to be voted, and not withdrawn, the votes attached to the Bristco Shares held by its sole shareholder in favour of approving the Amalgamation Agreement and all transactions contemplated thereby.

5.05 Regulatory Filings and Approvals

  (a)
  Subject to the terms and conditions of this Agreement:

  (i)
  as soon as reasonably practicable after the date hereof, each of Rockwell and Bristco shall make all necessary filings, applications and submissions with Governmental Entities under all applicable Securities Laws in respect of the transactions contemplated herein and the other Party shall co-operate with such Party in connection therewith; and

  (ii)
  each of Rockwell and Bristco shall use its reasonable efforts to obtain all Authorizations or waivers thereof required to be obtained by it from Governmental Entities in respect of the transactions contemplated herein. In each case, the other Party and its legal counsel shall be given a reasonable opportunity to review and comment on drafts of such filings, applications and submissions and other documents related thereto prior to completion thereof.

  (b)
  Notwithstanding the foregoing, nothing in Section 5.05(a) shall require Bristco or any Affiliate of Bristco to: (i) propose, negotiate, effect or agree to, the sale, divestiture, license, holding separate or other disposition of any assets or businesses of Bristco or any Affiliate of Bristco; (ii) terminate, restrict, modify or amend any existing relationships, ventures, contractual rights or obligations of Bristco or any Affiliate of Bristco (including pursuant to this Agreement); (iii) expend any material funds or incur any material burden; (iv) create any relationship, contractual rights or obligations; (v) effectuate any other change or restructuring of Bristco or any Affiliate of Bristco; (vi) commence or participate in any litigation in order to obtain any waivers, consents or approvals of any Governmental Entity; (vii) litigate, defend, challenge or contest any action, suit or Proceeding (including any action, suit or Proceeding seeking a temporary restraining order or preliminary injunction) challenging this

    Agreement or the transactions contemplated by this Agreement (this Section 5.05(b)(vii) does not limit in any way the applicability of Section 5.03(b) and the obligations of Bristco arising therefrom); or (viii) otherwise take any action that limits the freedom of action with respect to (or Bristco's or any Affiliate of Bristco's ability to retain) the business or assets of: (x) Bristco; or (y) any Affiliate of Bristco.

5.06 Stock Options

        Rockwell and the Rockwell Board shall take all necessary steps to ensure that all Rockwell Options shall terminate on or before the Effective Date.

ARTICLE 6 — CONDITIONS

6.01 Mutual Conditions Precedent

        The obligations of the Parties to complete the Amalgamation are subject to the fulfillment of each of the following conditions precedent on or before the Effective Date, each of which may only be waived in whole or in part with the mutual consent of the Parties:

  (a)
  the Rockwell Shareholder Approval shall have been duly obtained;

  (b)
  no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect and has the effect of making the Amalgamation illegal or otherwise preventing, restraining or prohibiting consummation of the Amalgamation; and

  (c)
  this Agreement shall not have been terminated in accordance with its terms.

6.02 Conditions Precedent to the Obligations of Bristco

        The obligation of Bristco to complete the Amalgamation is subject to the fulfillment of each of the following conditions precedent on or before the Effective Date (each of which is for the exclusive benefit of Bristco and may be waived by Bristco in whole or in part):

  (a)
  all covenants of Rockwell under this Agreement to be performed or complied with on or before the Effective Date which have not been waived by Bristco shall have been duly performed or complied with by Rockwell in all material respects, and Bristco shall have received a certificate of Rockwell addressed to Bristco and dated the Effective Date confirming the same as of the Effective Date;

  (b)
  all representations and warranties of Rockwell set forth in: (i) Section (b), Section (c), Section (c), Section (f), Section (h), and Section (i) of Exhibit C shall be true and correct in all respects (other than de minimis inaccuracies or changes in capitalization expressly permitted by this Agreement) as of the date of this Agreement; and (ii) Exhibit C, other than those to which clause (i) above applies, shall be true and correct in all respects (disregarding for the purposes of this Section 6.02(b) any materiality or Material Adverse Effect qualification contained in such representation or warranty), in each case as of: (x) the date of this Agreement; and (y) the Effective Date as if made at and as of such date (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date), unless the failure to be so true and correct in all respects, individually or in the aggregate, does not constitute a Material Adverse Effect; and Bristco shall have received a certificate of Rockwell addressed to Bristco and dated the Effective Date confirming the same as of the Effective Date;

  (c)
  the total number of Rockwell Shares with respect to which Dissent Rights have been validly exercised and not validly withdrawn shall not exceed 20% of the outstanding Rockwell Shares held by Public Shareholders as of the Effective Date;

  (d)
  since the date of this Agreement, there shall not have occurred a Material Adverse Effect;

  (e)
  all third party and other authorizations, orders, approvals, consents, waivers, permits, exemptions, orders, agreements and modifications to agreements or arrangements that are necessary for the completion of the transactions contemplated by this Agreement shall have been obtained;

  (f)
  there shall not be pending or threatened in writing any Proceeding by or before any Governmental Entity or any other person that is reasonably likely to result in any:

  (i)
  prohibition to (or restriction on) the completion of the Amalgamation;

  (ii)
  prohibition or material limit on the ability of: (w) Bristco; (x) any Affiliate of Bristco; (y) Rockwell; or (z) any of Rockwell's Subsidiaries, to carry on their respective business (or any material portion of any of their respective businesses); or

  (iii)
  imposition of limitations on the ability of Bristco to acquire or hold or exercise full rights of ownership of: (x) any Rockwell Shares including the right to vote such Rockwell Shares; or (y) the shares of any Rockwell Subsidiary including the right to vote such shares; and

  (g)
  the Rockwell Options shall have expired or shall have been terminated on or before the Effective Date.

6.03 Conditions Precedent to the Obligations of Rockwell

        The obligation of Rockwell to complete the Amalgamation is subject to the fulfillment of each of the following conditions precedent on or before the Effective Date (each of which is for the exclusive benefit of Rockwell and may be waived by Rockwell in whole or in part):

  (a)
  all covenants of Bristco under this Agreement to be performed or complied with on or before the Effective Date which have not been waived by Rockwell shall have been duly performed or complied with by Bristco in all material respects, and Rockwell shall have received a certificate of Bristco addressed to Rockwell and dated the Effective Date confirming the same as of the Effective Date; and

  (b)
  all representations and warranties of Bristco set forth in: (i) in Section (a) of Exhibit D shall be true and correct in all respects (other than de minimis inaccuracies); and (ii) Exhibit D, other than those to which clause (i) above applies, shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement (disregarding for the purposes of this Section 6.03(b) any materiality qualification contained in such representation or warranty), in each case as of: (x) the date of this Agreement; and (y) as of the Effective Date as if made at and as of such date (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date), unless the failure to be so true and correct in all respects, individually or in the aggregate, would not reasonably be expected to materially delay or materially impede the completion of the transactions contemplated hereby; and Rockwell shall have received a certificate of Bristco addressed to Rockwell and dated the Effective Date confirming the same as of the Effective Date.

6.04 Notice and Cure Provisions

        Each Party will give prompt notice to the other Party of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would reasonably be likely to:

  (a)
  cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Date;

  (b)
  result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party prior to or at the Effective Date; or

  (c)
  result in the failure to satisfy any of the conditions precedent in its favour contained in Section 6.01, Section 6.02 or Section 6.03, as the case may be.

        If any of the conditions set forth in Section 6.01, Section 6.02 or Section 6.03 hereof shall not be capable of satisfaction on or prior to the Outside Date, then the Party for whose benefit the condition precedent is provided may terminate this Agreement as provided herein; provided that no Party may elect to terminate this Agreement pursuant to the conditions contained in Section 6.01, Section 6.02 or Section 6.03 or exercise any termination right arising therefrom unless the Party intending to rely thereon has delivered a written notice to the other Parties specifying in reasonable detail all breaches of covenants, inaccuracies of representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition or the availability of a termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure any such matter capable of cure, no Party may terminate this Agreement until the earlier of (i) the expiration of a period of 15 Business Days from the date of receipt of such notice, and then only if such matter has not been cured by such date; and (ii) the Outside Date.

6.05 Satisfaction of Conditions

        The conditions precedent set out in Section 6.01, Section 6.02 or Section 6.03 shall be conclusively deemed to have been satisfied, waived or released when a Certificate of Amalgamation in respect of the Amalgamation is issued.

ARTICLE 7 — ADDITIONAL AGREEMENTS

7.01 Non-Solicitation

  (a)
  Except as otherwise expressly provided in this Section 7.01, Rockwell shall not, and not permit its Subsidiaries to, directly or indirectly, or through any Representative of Rockwell or any of its Subsidiaries:

  (i)
  solicit, assist, initiate, encourage or knowingly facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) any inquiries, proposals or offers relating to any Acquisition Proposal;

  (ii)
  engage in, continue or otherwise participate in any discussions or negotiations with any Person regarding an Acquisition Proposal;

  (iii)
  withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Bristco, the approval or recommendation of the Amalgamation Resolution, the Amalgamation, this Agreement or the transactions contemplated herein by the Unconflicted Rockwell Board;

  (iv)
  accept, approve, endorse or recommend, or propose publicly to accept, approve, endorse or recommend, any Acquisition Proposal; or

  (v)
  accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, arrangement or undertaking related to any Acquisition Proposal.

  (b)
  Rockwell shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person conducted by Rockwell or any of its Subsidiaries or Representatives with respect to any Acquisition Proposal.

  (c)
  Rockwell shall promptly provide notice to Bristco of any Acquisition Proposal or any proposal, inquiry or offer that could lead to an Acquisition Proposal or any amendments to the foregoing or any request for information relating to it or any of its Subsidiaries or for access to the properties, books or records of Rockwell or any of its Subsidiaries in connection with such an Acquisition Proposal. Such notice to Bristco shall be made, from time to time, at first orally and then promptly (and in any event within 24 hours) in writing and shall indicate the identity of the Person or Persons making such proposal, inquiry, offer or request, all terms and conditions thereof, and shall include copies of all material written communications in respect of such proposal, inquiry, offer, or request (including any term sheet, summary or letter of intent or similar document) relating to such Acquisition Proposal. Rockwell shall keep Bristco promptly and fully informed of the status, including any change to the material terms, of any such proposal, inquiry, offer or request and will respond promptly to all reasonable inquiries by Bristco with respect thereto.

  (d)
  Notwithstanding Section 2.03(c) and Section 7.01(a), at any time following the date of this Agreement and prior to the Rockwell Meeting, the Unconflicted Rockwell Board may withdraw or modify its recommendation that the Rockwell Shareholders (other than Mark Bristow) vote in favour of the

    Amalgamation Resolution in a manner adverse to Bristco if the Unconflicted Rockwell Board determines in good faith (and with written advice from its legal advisors) that the withdrawal or modification of such recommendation is required in order for the Unconflicted Rockwell Board to comply with its fiduciary obligations under applicable Law. For greater certainty, in the event the Unconflicted Rockwell Board withdraws or modifies its recommendation that the Rockwell Shareholders (other than Mark Bristow) vote in favour of the Amalgamation Resolution pursuant to this Section 7.01(d), Rockwell shall continue to be obligated to convene and conduct the Rockwell Meeting in accordance with this Agreement.

  (e)
  Rockwell shall ensure that its Subsidiaries and its and their Representatives are aware of the provisions of this Section 7.01, and Rockwell shall be responsible for any breach of this Section 7.01 by its Subsidiaries and its and their Representatives.

7.02 Insurance and Indemnification

  (a)
  Prior to the Effective Date, Rockwell shall use commercially reasonable efforts to purchase customary "tail" policies of directors' and officers' liability insurance from a reputable and financially sound insurance carrier, such policies to be fully paid prior to the Effective Date and to contain terms and conditions no less favourable in the aggregate to the protection provided by the policies maintained by Rockwell and its Subsidiaries which are in effect as of the date of this Agreement and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date and made prior to or within six years after the Effective Date, provided that the cost of such policies shall not exceed 300% of Rockwell's current annual aggregate premium for directors' and officers' liability insurance currently maintained by Rockwell or its Subsidiaries. If such insurance is not available for that cost, Rockwell may purchase that amount of insurance which can be purchased for up to 300% of Rockwell's current annual aggregate premium for directors' and officers' liability insurance currently maintained by Rockwell or its Subsidiaries.

  (b)
  Bristco agrees that it shall honour all rights to indemnification or exculpation now existing in favour of present and former employees, officers and directors of Rockwell and its Subsidiaries (the "Rockwell Indemnified Persons"), and acknowledges that such rights shall survive the consummation of the Amalgamation and no indemnity agreement shall be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of such Rockwell Indemnified Person and shall continue in full force and effect in accordance with their terms and for a period of not less than six years from the Effective Date.

  (c)
  The provisions of this Section 7.02 are intended for the benefit of, and shall be enforceable by, each insured or indemnified Person, his or her heirs and his or her legal representatives and, for such purpose, Rockwell hereby confirms that it is acting as trustee on their behalf, and agrees to enforce the provisions of this Section 7.02 on their behalf. Furthermore, this Section 7.02 shall survive the consummation of the Amalgamation.

ARTICLE 8 — TERM, TERMINATION, AMENDMENT AND WAIVER

8.01 Term

        This Agreement shall be effective from the date hereof until the earlier of: (a) the Effective Date; and (b) the termination of this Agreement in accordance with its terms.

8.02 Termination

  (a)
  This Agreement may be terminated at any time prior to the Effective Date (notwithstanding any approval of the Amalgamation by the Rockwell Shareholders):

  (i)
  by mutual written agreement of each of the Parties;

    (ii)
    by either Rockwell or Bristco, if:

    (A)
    the Effective Date shall not have occurred on or before the Outside Date, except that the right to terminate this Agreement under this Section 8.02(a)(ii)(A) shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before the Outside Date;

    (B)
    after the date hereof, there shall be enacted, issued or made any Law (or any Law shall have been amended) that makes consummation of the Amalgamation illegal or otherwise prohibits, restrains or enjoins Rockwell or Bristco from consummating the Amalgamation; or

    (C)
    the Rockwell Shareholder Approval shall not have been obtained at the Rockwell Meeting, except that the right to terminate this Agreement under this Section 8.02(a)(ii)(C) shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, such Rockwell Shareholder Approval not having been obtained at the Rockwell Meeting;

    (iii)
    by Bristco if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Rockwell set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 6.02(a) or Section 6.02(b) not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, provided that Bristco is not then in breach of this Agreement so as to cause any condition in Section 6.03(a) or Section 6.03(b) not to be satisfied;

    (iv)
    by Bristco if the Unconflicted Rockwell Board shall have:

    (A)
    withdrawn, modified or qualified or proposed publicly to withdraw, modify or qualify, its approval of the Amalgamation or its recommendation that the Rockwell Shareholders (other than Mark Bristow) vote in favour of the Amalgamation Resolution; or

    (B)
    failed to reaffirm its approval of the Amalgamation or its recommendation that the Rockwell Shareholders (other than Mark Bristow) vote in favour of the Amalgamation Resolution within five Business Days of being requested to do so by other than Bristco acting reasonably;

    (v)
    by Rockwell, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Bristco set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 6.03(a) or Section 6.03(b) not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, provided that Rockwell is not then in breach of this Agreement so as to cause any condition in Section 6.02(a) or Section 6.02(b) not to be satisfied;

    (vi)
    by either Bristco or Rockwell pursuant to Section 6.04.

  (b)
  The Party desiring to terminate this Agreement pursuant to this Section 8.02 (other than pursuant to Section 8.02(a)(i)) shall give notice of such termination to the other Parties, specifying in reasonable detail the basis for such Party's exercise of its termination right.

  (c)
  If this Agreement is terminated pursuant to this Section 8.02, this Agreement shall become void and be of no further force or effect without liability of any Party to the other Parties, except that the provisions of this Section 8.02(c) and Section 8.03, Section 9.04, Section 9.05, Section 9.07, Section 9.08 and Section 9.09 and all related definitions set forth in Section 1.01 shall survive any termination hereof pursuant to Section 8.02(a).

8.03 Fees and Expenses

        All fees, costs and expenses incurred in connection with this Agreement and the Amalgamation shall be paid by the Party incurring such fees, costs or expenses. The following material expenses have been or will be incurred by Rockwell in connection with the Amalgamation:

Payee	Amount Payable
JSE Fees	$9,016
Press Releases	$3,500
Depositary Fees	$22,273
Transfer Agent Fees	$8,050
Printing Costs	$14,205
Lumi Virtual Meeting Costs	$10,500
Late Filing Fees	$3,700
KPMG Fees	$35,000
Sponsor Fees	$16,228
Standard Bank Delisting Fees	$667
Annual Information Form Filing Fees	$6,810
Cease Trade Order Revocation Application	$4,800
Cease to be Reporting Issuer Application	$1,000
Legal Fees	$225,000

Total	$360,749

8.04 Material Contracts

        There are no contracts that Rockwell has entered into prior to the date hereof and which are currently in effect or that will be entered into prior to the Closing Date, and that are considered to be material to Rockwell or that could materially impact Rockwell in the context of the Amalgamation and the delisting of the Rockwell Shares.

ARTICLE 9 — GENERAL PROVISIONS

9.01 Amendment

        This Agreement and the Amalgamation Agreement may, at any time and from time to time before or after the holding of the Rockwell Meeting but not later than the Effective Date, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Rockwell Shareholders, and any such amendment may, without limitation:

  (a)
  change the time for performance of any of the obligations or acts of the Parties;

  (b)
  waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

  (c)
  waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and

  (d)
  waive compliance with or modify any conditions precedent herein contained;

provided that no such amendment shall have the effect of reducing the per share consideration to which Rockwell Shareholders (other than Mark Bristow and Dissenting Shareholders) are entitled to receive in respect of their common shares of Rockwell in the Amalgamation as contemplated herein.

9.02 Waiver

        Any Party may: (a) extend the time for the performance of any of the obligations or acts of the other Parties; (b) waive compliance, except as provided herein, with any other Party's agreements or the fulfilment of any conditions to its own obligations contained herein; or (c) waive inaccuracies in any other Party's representations or warranties contained herein or in any document delivered by the other Parties; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived. No failure or delay by either Party in exercising any right, power or privilege under this Agreement or otherwise will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or otherwise.

9.03 Notices

        All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a Business Day then the notice shall be deemed to have been given and received on the next Business Day. Notice shall be sufficiently given if delivered (either in person, by courier service or other personal method of delivery) or if transmitted by facsimile to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions): c/o Fasken Martineau DuMoulin LLP, Suite 2400, 333 Bay Street, Toronto, Ontario, M5H 2T6, Attention: John Turner, Email: jturner@fasken.com.

9.04 Governing Law

        This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Amalgamation and waives any defences to the maintenance of an action in the courts of the Province of British Columbia.

9.05 Injunctive Relief

        The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties.

9.06 Time of Essence

        Time shall be of the essence in this Agreement.

9.07 Entire Agreement, Binding Effect and Assignment

        This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and, except as expressly provided in Section 7.02 with respect to the Rockwell Indemnified Persons, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors and permitted assigns. Bristco may assign its rights and interests in this Agreement to an Affiliate without Rockwell's prior written consent (but with written notice to Rockwell) provided that Bristco shall continue to be bound by its obligations under this Agreement and subject to the transferee Affiliate agreeing in writing to be bound by all the applicable terms and conditions hereof.

9.08 Severability

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

9.09 No Liability

        No director or officer of Bristco shall have any personal liability whatsoever to Rockwell under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of Bristco. No director or officer of Rockwell or Bristco shall have any personal liability whatsoever to Bristco under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of Rockwell or Bristco.

9.10 Counterparts

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon the delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written, by the duly authorized representatives of the Parties.

1274787 B.C. LTD.
By:	/s/ JOHAN OOSTHUIZEN
	Name:	Johan Oosthuizen
	Title:	Secretary
ROCKWELL DIAMONDS INC.
By:	/s/ WILLEM JACOBS
	Name:	Willem Jacobs
	Title:	President and Chief Executive Officer

 EXHIBIT A
AMALGAMATION AGREEMENT

        See Schedule "B" to the Circular.

 EXHIBIT B
AMALGAMATION RESOLUTION

BE AND IT IS HEREBY RESOLVED AS A SPECIAL RESOLUTION THAT:

  1.
  The amalgamation (the "Amalgamation") under the provisions of the Business Corporations Act (British Columbia) (the "Act") of Rockwell Diamonds Inc. (the "Company") and 1274787 B.C. Ltd. ("Bristco") upon the terms and conditions set forth in the amalgamation agreement (the "Amalgamation Agreement") between the Company and Bristco, substantially in the form attached to the acquisition agreement dated January 15, 2021 between the Company and Bristco (the "Acquisition Agreement"), all as more particularly described and set forth in the management information circular (the "Circular") of the Company accompanying the notice of this meeting (as the Amalgamation may be, or may have been, modified or amended in accordance with its terms) is hereby authorized, approved and adopted.

  2.
  The Amalgamation Agreement, all the transactions contemplated therein, and the actions of the directors of the Company in approving the Amalgamation are hereby approved and adopted, and any one director or officer of the Company be and is hereby authorized to execute and deliver the Amalgamation Agreement on behalf of the Company, in substantially the form of the Amalgamation Agreement, with any modifications as such director or officer deems, after consultation with counsel, necessary, advisable or useful.

  3.
  The Company be and is hereby authorized to apply to the JSE Limited (the "JSE") and to take such action as may be necessary or advisable in order to delist the common shares in the capital of the Company from the JSE (the "Delisting") in connection with the transactions contemplated in the Amalgamation Agreement, and the Delisting upon completion of the Amalgamation is hereby authorized and approved.

  4.
  Any one director or officer of the Company be and is hereby authorized to execute and deliver any documents required to be filed with the JSE on behalf of the Company to complete the Delisting, and the execution and delivery by any director or officer of the Company of any such filing required to be filed with the JSE is hereby authorized and approved.

  5.
  Notwithstanding that this resolutions has been passed (and the Amalgamation adopted) by the shareholders of the Company, the directors of the Company are hereby authorized and empowered, without further notice to, or approval of, the shareholders of the Company to not proceed with the Amalgamation.

  6.
  Any one director or officer of the Company be and is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver amalgamation application on behalf of the Company, and to file them with the Registrar of Corporations appointed under the Act, upon satisfaction or waiver of all of the conditions set out in the Acquisition Agreement and the Amalgamation Agreement, and provided that the Amalgamation Agreement has not otherwise been terminated.

  7.
  Any one director or officer of the Company be and is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver all such agreements, forms, waivers, notices, certificates, confirmations and any document and instruments and to do or cause to be done any other thing as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Amalgamation Agreement, the Acquisition Agreement and the completion of the Amalgamation and implementing the transactions contemplated thereby in accordance with the Acquisition Agreement and the Amalgamation Agreement, including: (i) all actions required to be taken by or on behalf of the Company, and all necessary filings and obtain the necessary approvals, consents and acceptances of appropriate regulatory authorities; and (ii) the signing of the certificates, consents and other documents or declarations required under the Amalgamation Agreement or the Acquisition Agreement or otherwise entered into by the Company; such determination to be conclusively evidenced by the execution and delivery of any such document or the doing of any such act or thing.

 EXHIBIT C
REPRESENTATIONS AND WARRANTIES OF ROCKWELL

        Rockwell hereby represents and warrants to Bristco as follows, and acknowledges that Bristco is relying upon such representations and warranties in connection with the entering into of this Agreement:

  (a)
  Approval and Recommendation; Fairness Opinion and Valuation.    The Unconflicted Rockwell Board has received: (y) the Valuation and such Valuation has not been withdrawn or modified as of the date of this Agreement; and (z) the Fairness Opinion and such Fairness Opinion has not been withdrawn or modified as of the date of this Agreement. A true and complete copy of each of the Valuation and the Fairness Opinion has been provided by Rockwell to Bristco, and:

  (i)
  the Unconflicted Rockwell Board, after consultation with its financial and legal advisors, has determined unanimously that the Amalgamation is in the best interests of Rockwell and has unanimously recommended that the Unconflicted Rockwell Board approve the Amalgamation and recommend to the Rockwell Shareholders (other than Mark Bristow) that they vote their Rockwell Shares in favour of the Amalgamation Resolution;

  (ii)
  the Unconflicted Rockwell Board, after consultation with its legal advisors, has determined unanimously that the Amalgamation is in the best interests of Rockwell and has unanimously approved the Amalgamation and the execution and performance of this Agreement and resolved unanimously to recommend to the Rockwell Shareholders (other than Mark Bristow) that they vote their Rockwell Shares in favour of the Amalgamation Resolution; and

  (iii)
  each member of the Rockwell Board and each of the named executive officers of Rockwell has indicated that he intends to vote the Rockwell Shares that he directly or indirectly owns in favour of the Amalgamation Resolution.

  (b)
  Organization, Qualification and Authority of Rockwell.    Rockwell is duly incorporated and validly existing under the BCBCA, and has all necessary approvals and all requisite power and authority to execute and deliver this Agreement, to perform all of its obligations hereunder, and to undertake all actions required of it hereunder. This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, Rockwell. Subject to approval of the Amalgamation Resolution by the Rockwell Shareholders as provided in this Agreement, the consummation of the Amalgamation has been duly and validly authorized by all necessary corporate action on the part of Rockwell.

  (c)
  No Conflict; Required Filings and Consent with respect to Rockwell.    The execution and delivery by Rockwell of this Agreement, the performance by it of its obligations hereunder, and the completion of the Amalgamation will not violate, conflict with or result in a breach of any provision of the constating documents of Rockwell, and will not: (a) violate, conflict with or result in a breach of: (i) the constating documents of Rockwell; (ii) any material agreement, Contract, indenture, deed of trust, mortgage, bond, instrument, Authorization, licence or permit to which Rockwell is a party or by which Rockwell is bound; or (iii) any Law to which Rockwell is subject or by which Rockwell is bound; (b) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, Contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, licence or permit; or (c) give rise to any rights of first refusal or rights of first offer, trigger any restriction or limitation under any such agreement, Contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, licence or permit, or result in the imposition of any encumbrance, charge or lien upon any of Rockwell's material assets. Other than filings required under Securities Laws and the BCBCA, no Authorization, consent or approval of, or filing with, any Governmental Entity is necessary on the part of Rockwell for the consummation of the transactions contemplated herein.

  (d)
  Availability of Funds.    Rockwell has sufficient cash on hand or committed under credit facilities or other financial resources to satisfy its obligations under Section 2.05 to fund the aggregate Redemption Amount.

  (e)
  Capitalization of Rockwell.    The authorized capital of Rockwell consists of an unlimited number of Rockwell Shares, of which there are, 54,983,244 Rockwell Shares issued and outstanding. No Person has any agreement or option, or any right or privilege (whether by law pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from Rockwell of any Rockwell Shares or other securities of Rockwell, other than 417,899 Rockwell Shares issuable pursuant to stock options granted pursuant to the Rockwell Option Plan, which stock options shall be cancelled prior to the Effective Date.

  (f)
  Ml 61-101.    "Minority approval" (for the purposes of MI 61-101) and a "formal valuation" (for the purposes of MI 61-101) have been obtained for: (i) the execution and delivery by Rockwell of this Agreement; (ii) the Amalgamation; or (iii) the consummation of the other transactions contemplated by this Agreement.

  (g)
  Advisors.    Except for the engagement letter between Rockwell and KPMG LLP, and the fees payable under or in connection with such engagement letters, no investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of Rockwell or any of its Subsidiaries or is entitled to any fee, commission or other payment from Rockwell or any of its Subsidiaries in connection with this Agreement or any other transaction contemplated by this Agreement.

C-2

 EXHIBIT D
REPRESENTATIONS AND WARRANTIES OF BRISTCO

        Bristco hereby represents and warrants to Rockwell as follows, and acknowledges that Rockwell is relying upon such representations and warranties in connection with the entering into of this Agreement:

  (a)
  Organization, Qualification and Authority.    Bristco is duly incorporated and validly existing under the Laws of its jurisdiction of incorporation and has all necessary approvals and all requisite power and authority to execute and deliver this Agreement, to perform all of its obligations hereunder, and to undertake all actions required of it hereunder and no other corporate proceedings on the part of Bristco are necessary to authorize this Agreement and other documents to be entered into by it hereunder or the consummation of the Amalgamation. This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of Bristco.

  (b)
  No Conflict; Required Filings and Consent.    The execution and delivery by Bristco of this Agreement, the performance by it of its obligations hereunder, and the completion of the Amalgamation will not violate, conflict with or result in a breach of any provision of the constating documents of Bristco, and will not: (a) violate, conflict with or result in a breach of: (i) the constating documents of Bristco; (ii) any material agreement, Contract, indenture, deed of trust, mortgage, bond, instrument, Authorization, licence or permit to which Bristco is a party or by which Bristco is bound; or (iii) any Law to which Bristco is subject or by which Bristco is bound; (b) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, Contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, licence or permit; or (c) give rise to any rights of first refusal or rights of first offer, trigger any restriction or limitation under any such agreement, Contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, licence or permit, or result in the imposition of any encumbrance, charge or lien upon any of Bristco's material assets. Other than required filings under Securities Laws and the BCBCA, no Authorization, consent or approval of, or filing with, any Governmental Entity is necessary on the part of Bristco for the consummation of the transactions contemplated herein.

  (c)
  Head Office.    Bristco's head office is located at Anahita World Class Sanctuary, Villas E24 Luna, Beau Champ, Mauritius.

  (d)
  Share Ownership.    As of the date hereof, to Bristco's knowledge, Mark Bristow directly or indirectly holds 1,325,517 Rockwell Shares.

  (e)
  Capitalization of Bristco.    The authorized capital of Bristco consists of an unlimited number of Bristco Shares, of which there are 100 Bristco Shares issued and outstanding. No Person has any agreement or option, or any right or privilege (whether by law pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from Bristco of any Bristco Shares or other securities of Bristco.

 SCHEDULE "E"
FAIRNESS OPINION AND FORMAL VALUATION

        See attached.

 Private & Confidential

Board of Directors
Rockwell Diamonds Inc.
1020-800 West Pender Street
Vancouver, BC
V6C 2V6

January 18, 2021

To the Board of Directors:

INTRODUCTION

        In connection with a transaction involving Rockwell Diamonds Inc. ("Rockwell" or the "Company") and a corporation to be incorporated, owned and controlled by Mr. Mark Bristow (the "Amalgamation"), KPMG LLP ("KPMG") has been requested by the board of directors (the "Board of Directors") of the Company to prepare the following:

  a)
  Formal valuation of the common shares of the Company (the "Common Shares") in accordance with the requirements of Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions ("MI 61-101") of the Ontario Securities Commission (the "Formal Valuation"); and,

  b)
  Fairness opinion in accordance with the requirements of the Johannesburg Stock Exchange ("JSE") (the "Fairness Opinion").

        We understand that the Formal Valuation and Fairness Opinion and/or summaries thereof may be included in a management information circular (the "Circular") to be distributed to the holders of the Common Shares (the "Shareholders") in respect of a vote on the Amalgamation.

        All amounts in this letter are in Canadian dollars, unless otherwise stated.

TERMS OF KPMG ENGAGEMENT

        KPMG has been engaged by the Board of Directors to provide the Formal Valuation and a Fairness Opinion pursuant to a letter dated July 16, 2020 (the "Engagement Arrangement"). KPMG is to be paid a fixed fee for rendering the Formal Valuation and Fairness Opinion and will be reimbursed for its reasonable out-of-pocket expenses to complete the Formal Valuation and Fairness Opinion. KPMG is also being indemnified by the Company in respect of certain liabilities which may be incurred by KPMG in connection with the provision of its services. No part of KPMG's fees pursuant to the Engagement Arrangement are contingent in whole or in part on the conclusions reached in the Formal Valuation, the outcome of the Fairness Opinion, and/or completion of the Amalgamation. KPMG understands that the Formal Valuation and Fairness Opinion are among other factors considered by the Board of Directors in assessing the Amalgamation.

CREDENTIALS AND INDEPENDENCE

        KPMG is one of the world's largest professional services firms, offering a broad range of services. KPMG's valuation professionals have significant experience in valuing a broad range of companies for various purposes, including securities law compliance, fairness opinions, solvency opinions, mergers and acquisitions, corporate income tax purposes, and litigation matters, amongst other things. The valuation and fairness opinions expressed herein are the opinions of KPMG as a firm, and the form and content herein have been approved for release by a committee, each of whom is a member of the Canadian Institute of Chartered Business Valuators and experienced in merger, acquisition, divestiture, and valuation matters.

        Having regard to the provisions of Section 6.1 of MI 61-101, we confirm that KPMG, including its affiliates and the engagement team (hereafter "KPMG"), is independent. KPMG is not the auditor of Rockwell. KPMG has not advised Rockwell or any other party in connection with the Amalgamation. KPMG has not performed any services for Rockwell in the past 24 months. Also, our fees for this engagement are not contingent upon our findings and we do not have any financial interest in the completion of the Amalgamation.

SCOPE OF REVIEW

        In connection with preparing the Formal Valuation and Fairness Opinion, KPMG has reviewed and relied upon (where considered appropriate), or undertaken, among other things, the following:

  •
  Discussions with the Board of Directors, Company management, and special advisor to the Company (Mr. Johan van't Hof), to augment our knowledge of the history of the Company as well as its current state as a holding company;

  •
  The Company's most recent audited financial statements including management's discussion and analysis for the year ended February 29, 2020;

  •
  A draft copy of the Circular including, as attachments, the acquisition agreement and the amalgamation agreement; and,

  •
  General industry and economic information obtained from other sources considered reliable and appropriate by KPMG in the circumstance.

ASSUMPTIONS, RESTRICTIONS AND LIMITATIONS

        The Formal Valuation and Fairness Opinion has been provided for the use by the Board of Directors. As indicated above, the Formal Valuation and Fairness Opinion and/or a summary thereof has been provided for inclusion in the Circular to be sent to the Shareholders in connection with the Amalgamation, and may not be used by any person or relied upon by any person without the prior express written consent of KPMG. KPMG will assume no responsibility for the losses incurred by Rockwell, its Shareholders, directors, or any other parties as a result of the circulation, publication, reproduction or use of the Formal Valuation and/or Fairness Opinion contrary to the provisions of this paragraph.

        The Fairness Opinion does not address the relative merits of the Amalgamation as compared to other transactions or business strategies that might be available to Rockwell. Although we understand the Common Shares were ceased traded by the Ontario Securities Commission on July 5, 2018, KPMG expresses no opinion with respect to any future trading prices of the Common Shares.

        KPMG has relied upon the completeness, accuracy and fair presentation of all the financial and other factual information, data, advice, opinions or representations obtained by it from public sources, obtained by or on behalf of Rockwell, or otherwise obtained by KPMG, including the representation letter identified below (collectively, the "Information"). The Formal Valuation and Fairness Opinion is conditional upon the completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment, KPMG has not attempted to verify independently the completeness, accuracy or fair presentation of any of this Information. In preparing the Formal Valuation and Fairness Opinion, KPMG has made certain assumptions in addition to those noted herein which it considered to be reasonable and appropriate in the circumstances.

        Rockwell has represented to KPMG in a representation letter, among other things, that the Information provided to KPMG in connection with the Formal Valuation and Fairness Opinion was, at the date the Information was provided, complete, true and correct in all material respects and does not omit to state any material fact. Further, Rockwell has represented that there has been no material change, financial or otherwise, in the financial condition, assets, liabilities, business, operations or prospects of the Company which would reasonably be expected to materially affect the Formal Valuation and Fairness Opinion and that there are not any material contingent liabilities or actions, suits, proceedings or investigations or enquiries pending or threatened against or affecting the Company, which may in any way materially affect the Formal Valuation and Fairness Opinion.

        The Formal Valuation and Fairness Opinion are given as of July 31, 2020 (the "Valuation Date"). KPMG disclaims any undertaking or obligation to advise any person of any changes in any fact or matter affecting the Formal Valuation and Fairness Opinion, which would have been known or expected to be known as of July 31,

2020, but may come or be brought to KPMG's attention after such date, or which occurs after July 31, 2020. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Formal Valuation and Fairness Opinion which would have been known or expected to be known as of July 31, 2020, but may be brought up to KPMG's attention after such date, KPMG reserves the right to change, modify, or withdraw the Formal Valuation and Fairness Opinion and disclaims any undertaking or obligation to update the Formal Valuation and Fairness Opinion after such date. Moreover, KPMG reserves the right, but will be under no obligation, to complete any additional analyses that might subsequently be required following the receipt of additional information. KPMG's conclusions are rendered, as best as reasonably possible, on the basis of securities markets, economic, financial and general business conditions prevailing as at the Valuation Date and the condition and prospects, financial and otherwise, of the Company as they were reflected in the Information and as they have been represented to KPMG through discussions.

        In its analyses and in preparing the Formal Valuation and Fairness Opinion, KPMG made assumptions with respect to general business and economic conditions and other matters, many of which are beyond the control of KPMG and Rockwell.

        No opinion, counsel, or interpretation is intended in matters that require legal or appropriate professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

        KPMG believes that the Formal Valuation and Fairness Opinion should be considered as a whole and that selecting portions of KPMG's analysis could create a misleading view of the methodologies and approaches underlying KPMG's conclusions. The preparation of a Formal Valuation and a Fairness Opinion is a complex process and not necessarily susceptible to a partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

CORONAVIRUS

        In light of the emergence and spread of the novel coronavirus ("COVID-19"), there is uncertainty, which could persist for some time, as to what this may mean for businesses. The Information used in the Formal Valuation and Fairness Opinion has been provided to us by Management, and we have necessarily relied upon the Information.

        If the Information or the assumptions on which the Formal Valuation and/or Fairness Opinion are based are subsequently proven to be incorrect or incomplete, this could have the effect of changing the valuation conclusions set out in this letter and these changes could be material. As mentioned above, KPMG is under no obligation to amend our Formal Valuation and/or Fairness Opinion for any subsequent event or new information.

CORPORATE OVERVIEW

        Rockwell is incorporated in Canada under the British Columbia Business Corporation Act, and has a listing on the NEX Exchange (a separate board of the TSX Venture Exchange), and a secondary listing on the Johannesburg Stock Exchange ("JSE"). However, trading has been suspended on both exchanges since April 4, 2017 amid financial difficulties of its South African subsidiaries, as discussed further below.

        Rockwell had been engaged in the business of operating and developing alluvial diamond deposits, primarily in South Africa. The Company's mineral property interests are located in South Africa and, although still owned by the Company, have been de-consolidated for financial reporting and fully written-off due to a court-ordered liquidation of Rockwell's subsidiary in South Africa ("Rockwell Resources RSA Pty Limited") and its two subsidiaries ("HC van Wyk Diamonds Limited" and "Saxendrift Mine Pty Limited") (collectively, the "Subsidiaries"). Accordingly, as at the Valuation Date, Rockwell is a holding company with effectively no operations.

THE SUBSIDIARIES

        In 2016, the Company discovered significant irregularities at its operations in South Africa, specifically as it related to a mining contractor (C-Rock Mining Limited ("CML")) and a senior employee of the Company. This initially led to CML applying for a spoliation order — essentially seeking possession of the Subsidiaries' assets as putative security for an alleged claimed indebtedness. The Company opposed and successfully prevailed against the spoliation claim.

        The Company then claimed for damages against CML based on four separate forensic audits of CML, senior employee conduct, financial records, and contracting since 2014. CML then responded by filing for a liquidation order against the Subsidiaries. The Company was not successful in its claim; instead, the court granted a provisional order for liquidation against the Subsidiaries (but not the Company as a whole).

        The Company followed by placing the Subsidiaries into a business rescue process ("Business Rescue") in South Africa. Although, through the Business Rescue process, it was concluded that the Subsidiaries did not represent a sustainable business operation. As a result, the court sanctioned the provisional order in September 2017 and liquidators were appointed shortly thereafter.

        After several court dates, the liquidation order was reaffirmed in December 2018. As at the Valuation Date, the final liquidation proceedings are underway. As a result, the Company no longer controls the Subsidiaries and will not receive any proceeds from the liquidation.

COMMON SHARES AS AT VALUATION DATE

        The capital of Rockwell consists of the Common Shares. As of July 31, 2020, there were about 55.0 million Common Shares outstanding.

FINANCIAL POSITION & RESULTS OF ROCKWELL

        The table below contains a summary of the audited statement of consolidated financial position for Rockwell as at February 29, 2020, the most recent reporting date as of July 31, 2020.

        As at February 29, 2020, the assets of the Company consisted of cash of approximately $13,000 and trade and other receivables of about $7,000. The Company held total liabilities of approximately $19.1 million, which primarily consist of debentures of $17.8 million, and trade and other payable of about $1.3 million. As a result, the shareholders' equity of Rockwell was in a deficit position of approximately $19.1 million.

        As Rockwell is a holding company with effectively no operations, it generates no revenues and incurs primarily public company related and interest costs on the debentures. For each of the last two fiscal years, the Company has a recorded a loss of about $900,000.

        In preparation of its financial statements for the year ended February 29, 2020, the Company's directors considered the Company's ability to continue as a going concern. For several reasons, including the proposed Amalgamation and that the debenture holders will not seek repayment of the debentures on terms to be approved, the Company's directors concluded that the going concern principle remained an appropriate basis for the presentation of the financial statements.

 FORMAL VALUATION

Definition of Fair Market Value

        For the purpose of the Formal Valuation, fair market value ("FMV") is the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm's length with the other and under no compulsion to act.

        In determining the fair market value of the Common Shares, KPMG has not included a downward adjustment to reflect the lack of the liquidity of the Common Shares, the effect of the Amalgamation on the Common Shares, or the fact that the Common Shares do not form part of a controlling interest.

Valuation Approach

        The Formal Valuation is based upon methodologies and assumptions that KPMG considered appropriate in the circumstances for the purposes of arriving at an opinion as to the range of FMV of the Common Shares. In the determination of the FMV of shares, three difference approaches may be employed: the Income Approach, the Market Approach, and the Cost Approach. While each of these approaches is initially considered, the nature and characteristics of the company or business will indicate which approach or approaches are most appropriate.

        We have used the Cost Approach, specifically, the adjusted net asset ("ANA") method, to estimate the FMV of the Common Shares.

Adjusted Net Asset Analysis

        As discussed above, Rockwell is a holding company with effectively no operations thereby making the ANA method the most appropriate valuation method. Under the ANA method, the reported net book value ("NBV") of each asset and liability is adjusted to arrive at the FMV of the company. The NBV of the assets and liabilities was based on the audited financial statements of Rockwell as at February 29, 2020, which we understand is materially representative of the NBV of the assets and liabilities as at the Valuation Date.

        Based on the financial statements and discussions with the Company, our assessment is as follows:

Assets

  •
  Cash and cash equivalents with a NBV of $13,000 — Equally determined to represent fair market value;

  •
  Trade and other receivables with a NBV of $7,000 — Assumed that the full amount of the VAT would be collected; and,

  •
  Tax attributes with a net book value of nil — We understand that there are significant tax loss carry-forwards ("Tax Attributes"). However, as a result of any non-payment of the debenture (i.e., forgiveness of the loan), the Tax Attributes will be reduced significantly. We have assumed that any remaining amount would have nil value and/or would form part of the consideration to the debenture holders.

Liabilities

  •
  Trade and other payables with a NBV of $1.3 million — Assumed to represent FMV;

  •
  Loans and borrowings (debentures) with a NBV of $17.8 million — We understand that as part of the Amalgamation, the debenture holder will not seek repayment of the debentures and will surrender their claims in respect of the debentures on terms to be approved.

Subsequent Expenses & Net Assets

        Based on discussions with the Company, we understand there have been minor expenses incurred by the Company since February 28, 2020. Nonetheless, the net assets of the Company are already significantly negative with the existing debentures — thus, equating to no equity or Common Share value. Furthermore, it is our expectation that the terms of any forgiveness of the debentures would continue to result in no value in the Common Shares.

 FORMAL VALUATION CONCLUSION

        Based on the scope of KPMG's review and subject to the assumptions and limitations as noted herein, KPMG is of the opinion that the fair market value per Common Share is nil as at the Valuation Date.

FAIRNESS OPINION

        Pursuant to the Amalgamation, we understand that Rockwell Shareholders (other than Mr. Mark Bristow) will receive CDN $0.005 in cash for each pre-Amalgamation Common Share (the "Proposed Redemption Amount").

        The assessment of fairness from a financial point of view must be determined in the context of each particular transaction based on methods and techniques considered appropriate in the circumstance. In order to assess the fairness of the Proposed Redemption Amount, from a financial point of view, to the Shareholders (other than Mr. Mark Bristow), we considered the following:

  •
  A comparison of the Proposed Redemption Amount to the conclusions formed under the Formal Valuation. More specifically, as outlined in the Formal Valuation Conclusion, based on the scope of our review and subject to the assumptions and limitations as noted herein, we are of the opinion that the fair market value per Common Share is nil as at the Valuation Date. As such, the Proposed Redemption Amount compares favourably to the conclusions formed by us in the Formal Valuation;

  •
  The Proposed Redemption Amount is cash, which removes the uncertainty around the consideration to be provided to the Shareholders; and,

  •
  Trading of the Common Shares has been ceased since 2017 due to the ongoing liquidation proceedings. The Amalgamation provides liquidity to the Shareholders.

FAIRNESS CONCLUSION

        Based on the scope of our review to date, and subject to the assumptions, restrictions, and limitations set forth herein, we are of the opinion that the Proposed Redemption Amount of CDN $0.005 per Common Share to be received is fair, from a financial point of view, to the Rockwell Shareholders (other than Mr. Mark Bristow).

        To the best of our knowledge and belief, there have been no material changes in the circumstances of Rockwell, between the Valuation Date and the date hereof that would affect this fairness opinion.

Respectfully Submitted,

 SCHEDULE "F"
FORM OF PROXY (SOUTH AFRICA)

        See attached.

ROCKWELL DIAMONDS INC.
(A company incorporated in accordance with the laws of British Columbia, Canada)
(Incorporation number BC0354545) (Formerly Rockwell Ventures Inc.)
(South African Registration number 2007/031582/10)
Share Code on the JSE Limited:
RDI ISIN: CA77434W2022
CUSIP Number: 7743W103
("Rockwell")

SOUTH AFRICAN FORM OF PROXY

        This form of proxy is solicited by and on behalf of management for the sole use by Certificated Shareholders and "own name" registered Dematerialised Shareholders in respect of the Annual and Special Meeting of shareholders (the "Meeting") of Rockwell to be held virtually on March 2, 2021 at 5:00 p.m. (South African Standard Time) or 10:00 a.m. (Eastern Standard Time) or 7:00 a.m. (Pacific Daylight Time) and any adjournment or postponement thereof. Details of the format of the Meeting and how to virtually attend are included in the section marked 'Notice of Annual and Special Meeting of Shareholders' in the circular to which this Form of Proxy is attached (the "Circular").

        Dematerialised Shareholders (other than "own name" registered dematerialised shareholders) who wish to virtually attend the Meeting should obtain from their broker or CSDP, the necessary letters of representation or similar documents to attend the Meeting or, if they do not wish to attend, they should advise their broker or CSDP as to what action they wish to take in respect of voting at the Meeting.

        Proxies will only be valid, for the purpose of the Meeting, if received by the Company at the offices of the South African Transfer Secretaries by not later than 5:00 p.m. (South African Standard Time) or 10:00 a.m. (Eastern Standard Time) or 7:00 a.m. on February 26, 2021.

        Capitalized terms used but not defined in this Form of Proxy have the meaning set out in the Circular.

I/We (Full names in block letters):

Of (address):

Tel No work: ( )	Home: ( )

Cell Phone: ( )	E-mail address:

being the holder/custodian of	Common Shares in the Company, hereby appoint

1.		or failing him/her
2.		or failing him/her
3.	The Chair of the Meeting

as my/our proxy to attend and speak out, and, on a poll, vote for me/us on my/our behalf at the Meeting to be held for the purpose of considering, and if deemed fit, passing with or without modification, the resolutions to be proposed thereat and all business that may properly come before the Meeting and at each adjournment or postponement thereof, and to vote for and/or against such resolutions and/or abstain from voting in respect of the common shares in the issued share capital of the Company registered in my/our names in accordance with the following instructions (or if no direction is given, as the proxy holder sees fit).

Special Resolution Number 1	For*	Against#

To consider and, if thought advisable, approve, with or without variation, a special resolution, substantially in the form of the resolution set forth in Schedule "A" to the Circular, authorizing, among other things, the amalgamation of the Company with 1274787 B.C. Ltd. ("Bristco"), all on the terms and subject to the conditions contained in an acquisition agreement dated January 15, 2021 between the Company and Bristco, and on the terms and conditions of an amalgamation agreement, as more particularly described in the Circular.

Ordinary Resolution Number 1	For*	Withhold

To elect the following directors of the Company to hold office until the next annual meeting of Rockwell Shareholders or until their successors are elected or appointed:

• Mark Bristow

• Willem Jacobs

• Johan Oosthuizen

• Gerhard Jacobs

Ordinary Resolution Number 2	For*	Withhold

To (i) approve, ratify and confirm the appointment of PricewaterhouseCoopers Inc. as the auditor of the Company for the financial years ended February 28, 2018, February 28, 2019 and February 29, 2020, and (ii) re-appoint PricewaterhouseCoopers Inc. as auditors of the Company and to authorize the directors to fix the remuneration of the auditors.

*
Please indicate instructions to the proxy in the space provided above by the insertion of an "X".

#
This resolution must be passed by not less than:

(a)
66 2/3% of the votes cast by or on behalf of the shareholders present in person or represented by proxy at the Meeting; and

(b)
50% plus 1 of the votes cast by or on behalf of all holders of Common Shares, voting as a single class, excluding: (i) the Company; (ii) "interested parties" (as defined in MI 61-101); (iii) any "related party" of an "interested party", unless the "related party" meets that description solely in its capacity as a director or senior officer of one or more persons that are neither "interested parties" nor "issuer insiders" (each as defined in MI 61-101) of the Company; and (iv) a "joint actor" (as defined in MI 61-101) with any of the foregoing (see the Circular for more details), present in person or represented by proxy at the Meeting.

A shareholder entitled to attend and vote at the Meeting may appoint one or more proxies to attend, speak, and, on a poll, vote in his stead. A proxy so appointed need not be a shareholder of the Company.

Signed at:	on	2021

Signature:

Assisted by (if applicable):
Name:

Capacity:

NOTES TO THE FORM OF PROXY

(for use by Certificated Shareholders and "own name" registered Dematerialised Shareholders only)

•
This form of proxy is only to be completed by those shareholders who are:

—
Certificated shareholders; or

  —
  South African "own name" registered Dematerialised shareholders.

  •
  All other beneficial owners who have Dematerialised their shares through a broker or CSDP and wish to attend the Meeting must provide their broker or CSDP with their voting instructions in terms of the relevant custody agreement entered into between them and the broker or CSDP.

  •
  A shareholder may insert the name of a proxy or the names of two alternate proxies of the shareholder's choice in the space provided, with or without deleting "the chair of the Meeting." The person whose name stands first on the form of proxy and who is present at the Meeting will be entitled to act as proxy to the exclusion of those whose names follow.

  •
  The shares represented by this proxy will be voted as directed by the shareholder, however, if such direction is not made in respect of any matters, this proxy will be voted as recommended by management. A shareholder's instructions to the proxy must be indicated by the insertion of the relevant number of votes exercisable by that shareholder in the appropriate space provided. If an "X" has been inserted in one of the blocks to a particular resolution, it will indicate the voting of all the shares held by the shareholder concerned. Failure to comply with the above will be deemed to authorize the proxy to vote or to abstain from voting at the Meeting as he/she deems fit in respect of all the shareholders' votes exercisable thereat. A shareholder or the proxy is not obliged to use all the votes exercisable by the shareholder or by the proxy, but the total of the votes cast and in respect of which abstention is recorded may not exceed the total of the votes exercisable by the shareholder or the proxy.

  •
  The completion and lodging of this form of proxy will not preclude the relevant shareholder from attending the Meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof.

  •
  A shareholder's authorisation to the proxy, including the chair of the Meeting, to vote on such shareholder's behalf, shall be deemed to include the authority to vote on procedural matters at the Meeting.

  •
  Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity must be attached to this form of proxy unless previously recorded by the company's South African Transfer Secretaries or waived by the chair of the Meeting.

  •
  A deletion of any printed matter and the completion of any blank spaces need not be signed or initialled. Any alteration or correction must be signed and not merely initialled.

  •
  A minor must be assisted by his/her parent or guardian unless the relevant documents establishing his/her legal capacity are produced or have been registered by the South African Transfer Secretaries of the Company.

  •
  Where there are joint holders of shares and if more than one of such joint holders is present or represented, then the person whose name appears first in the register in respect of such shares or the proxy, as the case may be, shall alone be entitled to vote in respect thereof.

  •
  The chair of the Meeting may reject or, provided that the chair is satisfied as to the manner in which a member wishes to vote, accept any form of proxy which is completed other than in accordance with these notes and instructions.

  •
  Forms of proxy must be completed and delivered to the offices of the South African Transfer Secretaries as follows:

By Hand or by Courier
Rosebank Towers, 15 Biermann Avenue,
Rosebank 2196
South Africa

By Mail
Private Bag X9000
Saxonwoldn 2132
South Africa

to be received by no later than 5:00 p.m. (South African Standard Time) or 10:00 a.m. (Eastern Standard Time) or 7:00 a.m. on February 26, 2021 or, if the Meeting is adjourned, not less than 48 hours (excluding Saturdays, Sundays and statutory holidays in the cities of Vancouver, British Columbia, Toronto, Ontario, and Johannesburg, South Africa) before the commencement of the adjourned Meeting or may be deposited with the chair of the Meeting prior to the commencement thereof.

 SCHEDULE "G"
FORM OF SURRENDER (SOUTH AFRICA)

        See attached.

ROCKWELL DIAMONDS INC.

        (A company incorporated in accordance with the laws of British Columbia, Canada) (Incorporation number BC0354545) (Formerly Rockwell Ventures Inc.) (South African Registration number 2007/031582/10) Share Code on the JSE Limited: RDI ISIN: CA77434W2022 CUSIP Number: 7743W103 ("Rockwell")

FORM OF SURRENDER (for use by Certificated Shareholders only)

        THIS FORM OF SURRENDER IS FOR USE ONLY IN CONNECTION WITH THE AMALGAMATION UNDER SECTION 269 AND SECTION 270 OF THE BUSINESS CORPORATION ACT (BRITISH COLUMBIA) ("BCBCA") INVOLVING ROCKWELL AND 1274787 B.C. LTD.

        THIS FORM OF SURRENDER IS FOR USE ONLY BY CERTIFICATED HOLDERS WHOSE COMMON SHARES OF ROCKWELL ARE ON THE REGISTER OF SHAREHOLDERS IN SOUTH AFRICA.

        IT IS IMPORTANT THAT YOU VALIDLY COMPLETE, DULY EXECUTE AND RETURN THIS FORM OF SURRENDER IN A TIMELY MANNER TO THE TRANSFER SECRETARY, COMPUTERSHARE INVESTOR SERVICES PROPRIETARY LIMITED (THE "TRANSFER SECRETARY" OR "COMPUTERSHARE"), IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN. THE TRANSFER SECRETARY OR YOUR FINANCIAL ADVISOR CAN ASSIST YOU IN COMPLETING THIS FORM OF SURRENDER.

        The instructions accompanying this Form of Surrender should be read carefully before this Form of Surrender is completed or submitted to the Transfer Secretary. If you have any questions or require more information with regard to the procedures for completing this Form of Surrender, please contact the Transfer Secretary.

        TO: COMPUTERSHARE
AND TO: ROCKWELL

        This form of surrender ("Form of Surrender") is for use by Certificated Shareholders (as defined in Rockwell's management information circular dated February 1, 2021 (the "Circular")) in connection with the Amalgamation (the "Amalgamation") involving Rockwell as set forth in further detail in the Circular.

        Pursuant to the Amalgamation: (i) holders of Common Shares (other than Mark Bristow and Dissenting Shareholders) shall receive one Amalco Redeemable Preferred Share in exchange for each of their Common Shares; (ii) Mark Bristow shall receive one Amalco Common Share in exchange for each of his Common Shares; (iii) each issued and outstanding common share of Bristco shall be exchanged for one Amalco Common Share; and (iv) each Common Share in respect of which Dissent Rights have effectively been exercised, if any, shall be cancelled and become an entitlement to be paid the fair value of such Rockwell share in accordance with Section 245 of the BCBCA. For full details of the Amalgamation, please refer to the Circular.

        Copies of the Circular may be accessed through Rockwell's profile on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

        Capitalized terms used but not defined in this Form of Surrender have the meaning set out in the Circular.

        This Form of Surrender is for use by Certificated Shareholders only and is not to be used by Dematerialised Shareholders. If you are a Dematerialised Shareholder, you should contact your Intermediary for instructions and assistance in receiving the consideration for such Common Shares.

        Completion of the Amalgamation is subject to the satisfaction or waiver of certain conditions as set out in the Circular.

        In order to receive the consideration that a South African Rockwell Shareholder is entitled to receive pursuant to the Amalgamation, Certificated Shareholders are required to deposit the certificate(s) representing their Common Shares with the Transfer Secretary. This Form of Surrender, properly completed and duly executed, together with Documents of Title and all other required documents, must be deposited for receipt of the consideration pursuant to the Amalgamation.

        Whether or not the undersigned delivers the required documentation to the Transfer Secretary, as of the Time of Redemption, the undersigned will cease to be a Shareholder and, except as otherwise described below, will only be entitled to receive, directly or indirectly, the Redemption Amount to which the undersigned is entitled under the Amalgamation.

        CERTIFICATED SOUTH AFRICAN SHAREHOLDERS WHO DO NOT DELIVER CERTIFICATES REPRESENTING THEIR COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS TO THE TRANSFER SECRETARY ON OR BEFORE THE SIXTH ANNIVERSARY OF THE TIME OF REDEMPTION WILL LOSE THEIR RIGHT TO RECEIVE ANY CONSIDERATION FOR THEIR COMMON SHARES AND ANY CLAIM OR INTEREST OF ANY KIND OR NATURE AGAINST ROCKWELL OR THE TRANSFER SECRETARY.

        Delivery of this Form of Surrender to an address other than as set forth on the last page of this Form of Surrender will not constitute a valid delivery. If Common Shares are registered in different names, a separate Form of Surrender must be submitted for each different Certificated Shareholder. See Instruction 2.

        The undersigned hereby deposits with the Transfer Secretary the enclosed certificate(s) representing Common Shares, details of which are as follows:

Name of registered shareholder	Certificate Number/s	Number of common shares

Total

Check here if some or all of your Common Share certificates have been lost, stolen or destroyed. Please review Instruction 4 for the procedure to replace lost, stolen or destroyed certificates. Also refer to Box B below.

(Please print or type. If space is insufficient, please attach a list to this Form of Surrender in the above form. See Instruction 5)

        In order to comply with the Financial Intelligence Centre Act, No. 38 of 2001 ("Financial Intelligence Centre Act"), Computershare will be unable to record any change of address unless the following documentation is received:

  •
  an original certified copy of your identity document;

  •
  an original certified copy of a document issued by the South African Revenue Services to verify your tax number. If you do not have one, please submit this in writing and have the letter signed by a Commissioner of Oaths; and

  •
  an original or original certified copy of a service bill to verify your residential address.

1.
The undersigned Certificated Shareholder represents and warrants in favour of Rockwell that:

(i)
the undersigned is the registered and legal owner of the Common Shares, has good right and title to the rights represented by the Common Shares and that such deposited shares represent all of the Common Shares owned, directly or indirectly, by the undersigned;

(ii)
such Common Shares are owned by the undersigned free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims;

(iii)
the undersigned has full power and authority to execute and deliver this Form of Surrender and to deposit, assign, transfer and deliver the Common Shares and that, when the consideration is delivered, none of Rockwell or any affiliate thereof or successor thereto will be subject to any adverse claim in respect of such Common Shares;

(iv)
the Common Shares have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Common Shares, to any other person;

(v)
all information inserted by the undersigned into this Form of Surrender is complete, true and accurate; and

  (vi)
  the delivery of the consideration to the undersigned will discharge any and all obligations of Rockwell and the Transfer Secretary with respect to the matters contemplated by this Form of Surrender and the Amalgamation.

        These representations and warranties shall survive the completion of the Amalgamation. The undersigned further acknowledges receipt of the Circular. The undersigned revokes any and all authority, other than as granted in this Form of Surrender, whether as agent, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Common Shares and no subsequent authority, whether as agent, attorney-in-fact, proxy or otherwise, will be granted with respect to the Common Shares.

2.
The undersigned hereby:

(i)
agrees that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Common Shares in connection with the Amalgamation shall be determined by Rockwell in its sole discretion and that such determination shall be final and binding and acknowledges that there is no duty or obligation upon Rockwell or the Transfer Secretary or any other person to give notice of any defect or irregularity in any such surrender of Common Shares and no liability will be incurred by any of them for failure to give any such notice;

(ii)
acknowledges that the delivery of the Common Shares shall be effected and the risk of loss to such Common Shares shall pass only upon proper receipt thereof by the Transfer Secretary;

(iii)
acknowledges that all authority conferred, or agreed to be conferred, by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal or legal representatives, successors and assigns of the undersigned;

(iv)
acknowledges that Rockwell may be required to disclose personal information in respect of the undersigned and consents to disclosure of personal information in respect of the undersigned to (i) stock exchanges, including the JSE, or securities regulatory authorities, (ii) the Transfer Secretary, (iii) any of the parties to the Amalgamation, (iv) legal counsel to any of the parties to the Amalgamation, and (v) as otherwise required by any applicable law;

(v)
acknowledges that if the Amalgamation is not completed or proceeded with, the enclosed certificate(s) and all other ancillary documents will be returned as soon as possible to the undersigned at the address set out below in Box A, as applicable, or, failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the securities register of Rockwell;

(vi)
understands that it will not receive the consideration until following the Effective Time and after certificate(s) representing the Common Shares owned by the undersigned are received by the Transfer Secretary at the address set forth on the back of this Form of Surrender, together with a duly completed Form of Surrender and such additional documents as the Transfer Secretary may require, and until the same are processed by the Transfer Secretary. It is understood that under no circumstances will interest accrue or be paid in respect of the Common Shares in connection with the Amalgamation;

(vii)
acknowledges that Rockwell and the Transfer Secretary shall be entitled to deduct and withhold from any consideration otherwise payable to any former Shareholder under the Amalgamation that Rockwell or the Transfer Secretary is required or permitted to deduct and withhold with respect to such payment under the South African Tax Act or any provision of any applicable federal, provincial, state, local or foreign tax law or treaty (including the United States Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder), in each case, as amended;

(viii)
by reason of the use by the undersigned of an English language Form of Surrender, the undersigned shall be deemed to have required that any contract in connection with the delivery of the Common Shares pursuant to the Amalgamation through this Form of Surrender, as well as all documents related thereto, be drawn exclusively in the English language; and

(ix)
this Form of Surrender will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

        PLEASE COMPLETE THE FOLLOWING BOXES, AS APPROPRIATE.

BOX A
SUBMISSION OF BANKING DETAILS FOR CERTIFICATED SHAREHOLDERS TO RECEIVE PAYMENT OF THE CONSIDERATION BY ELECTRONIC TRANSFER OF FUNDS
In terms of the Financial Intelligence Centre Act requirements, the transfer secretaries will only be able to record the banking details if the following documents are attached:
• a certificated copy of identity document; and
• an original or an original certified copy of an original bank statement.
Name of Certificated Shareholder:
Telephone ( )	Cell phone number

Email address

Fax number ( )

Banking Details:
Name of Bank	Branch

Branch Code	Account number

Contact person	Telephone ( )

Rockwell undertakes no responsibility for verification of the banking details provided above nor for the authenticity of the signature below. Certificated Shareholders warrant the correctness of the above banking details and indemnify and hold Rockwell harmless against any loss for funds having been paid into the account, details of which have been provided above.

Signature(s) of Certificated Shareholders

In order to comply with the requirements of the Financial Intelligence Centre Act, the transfer secretaries will be unable to record any changes of address or payment mandates unless the following documentation is received from the relevant Certificated Shareholder:

•    a certified true copy of the original identification document (in respect of changes of address and payment mandate); and

•    an original or an original certified copy of a bank statement (in respect of bank mandate).

Stamp and address of agent lodging this form (if any)

BOX B
LOST CERTIFICATES

If your lost certificate(s) forms part of an estate or trust, or are valued at more than $200,000 (R 2,429,540 based on the Current Exchange Rate), please contact the Transfer Secretary for additional instructions. Any person who, knowingly and with intent to defraud any insurance company or other person, files a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.
[ ] I will email Computershare at GroupAdmin1@Computershare.co.za to obtain bank details for payment.
STATEMENT OF LOST CERTIFICATES:

The undersigned (solitarily, jointly and severally, if more than one) represents and agrees to the following: (i) the undersigned is (and, if applicable, the registered owner of the original share certificate(s) ("Original(s)"), at the time of their death, was) the lawful and unconditional owner of the Original(s) and is entitled to the full and exclusive possession thereof; (ii) the missing certificate(s) representing the Original(s) have been lost, stolen or destroyed, and have not been endorsed, cashed, negotiated, transferred, assigned, pledged, hypothecated, encumbered in any way, or otherwise disposed of; (iii) a diligent search for the certificate(s) has been made and they have not been found; and (iv) the undersigned makes this statement for the purpose of transferring or exchanging the Original(s) (including, if applicable, without probate or letters of administration or certification of estate trustee(s) or similar documentation having been granted by any court), and hereby agrees to surrender the certificate(s) representing the Original(s) for cancellation should the undersigned, at any time, find the certificate(s).

The undersigned hereby agrees, for myself and my heirs, assigns and personal representatives, in consideration of the transfer or exchange of the Original(s), to completely indemnify, protect and hold harmless Rockwell and Computershare, each of their lawful successors and assigns, and any other party to the transaction (the "Obligees"), from and against all losses, costs and damages, including court costs and attorneys' fees that they may be subject to or liable for in respect of the cancellation and/or replacement of the Original(s) and/or the certificate(s) representing the Original(s) and/ or the transfer or exchange of the Originals represented thereby, upon the transfer, exchange or issue of the Originals and/or a cheque for any cash payment. The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligations on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred. I acknowledge that a fee of $0.0001 (R 0.0012 based on the Current Exchange Rate) per lost Common Share plus a fee of $24.50 (R 297.62 based on the Current Exchange Rate) is payable by the undersigned.

INSTRUCTIONS

1.     USE OF FORM OF SURRENDER

  (a)
  Certificated Shareholders should review the Circular prior to completing this Form of Surrender.

  (b)
  This Form of Surrender, duly completed and signed, together with any accompanying certificates representing the Common Shares and all other required documents must be sent or delivered to the Transfer Secretary at the addresses set out on the back of this Form of Surrender. In order to receive the consideration under the Amalgamation for the Common Shares, it is recommended that the foregoing documents be received by the Transfer Secretary at the address set out on the back of this Form of Surrender as soon as possible.

  (c)
  The method used to deliver this Form of Surrender and any accompanying certificates representing Common Shares and all other required documents is at the option and risk of the South African Rockwell Shareholder and delivery will be deemed effective only when such documents are actually received by the Transfer Secretary. Rockwell recommends that the necessary documentation be hand delivered to the Transfer Secretary at the address set out on the back of this Form of Surrender, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Dematerialised Shareholders whose Common Shares are registered in the name of a broker, investment dealer, bank, trust company, nominee or other intermediary should contact that intermediary for assistance in depositing the Common Shares. Delivery to an office other than to the specified office does not constitute delivery for this purpose.

  (d)
  Rockwell reserves the right, if they so elect, in their absolute discretion, to instruct the Transfer Secretary to waive any defect or irregularity contained in any Form of Surrender and/or accompanying documents received by it.

2.     SIGNATURES

        This Form of Surrender must be completed and signed by the Certificated Shareholder under Box A or by such Certificated Shareholder's duly authorized representative (in accordance with Instruction 3)

  (a)
  If this Form of Surrender is signed by the Certificated Shareholder of any accompanying certificate(s), such signature(s) on this Form of Surrender must correspond with the name(s) as registered or as written on the face of such certificate(s), without any change whatsoever, and the certificate(s) need not be endorsed. If such certificate(s) representing the Common Shares are owned of record by two or more joint owners, all such owners must sign this Form of Surrender (Box A).

  (b)
  Subject to Instruction 3, if this Form of Surrender is signed on behalf of a Certificated Shareholder by a person other than the registered holder(s) of the accompanying certificate(s), or if the Redemption Amount is to be issued to a person other than the Certificated Shareholder:

  (i)
  any such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power(s) of attorney duly and properly completed by the Certificated Shareholder; and

  (ii)
  the signature on such endorsement or share transfer power(s) of attorney must correspond exactly to the name of the Certificated Shareholder as registered or as appearing on the certificate(s) and must be guaranteed as noted in paragraph 3 below of these Instructions.

  (c)
  If any of the Common Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Form of Surrender as there are different registrations of such Common Shares.

3.     FIDUCIARIES, REPRESENTATIVES AND AUTHORISATIONS

        Where this Form of Surrender or any share transfer power(s) of attorney is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Form of Surrender must be accompanied by satisfactory evidence of the authority to act. Any of Rockwell or the Transfer Secretary, at their discretion, may require additional evidence of authority or additional documentation.

4.     LOST CERTIFICATES

        In the event any certificate, that immediately prior to the Effective Time represented one or more outstanding Common Shares shall have been lost, stolen or destroyed, the holder claiming such certificate to be lost, stolen or destroyed must make an affidavit of that fact and the Transfer Secretary will deliver a cheque representing the consideration that such holder is entitled to receive in accordance with the Amalgamation. When authorizing such delivery, the holder to whom the consideration is to be delivered shall, as a condition precedent to such delivery, give a bond satisfactory to Rockwell and the Transfer Secretary in such amount as Rockwell and the Transfer Secretary may direct, or otherwise indemnify Rockwell and the Transfer Secretary in a manner satisfactory to Rockwell and the Transfer Secretary, against any claim that may be made against Rockwell and the Transfer Secretary with respect to the certificate alleged to have been lost, stolen or destroyed. Alternatively, refer to the instructions contained in Box B.

5.     MISCELLANEOUS

  (a)
  If the space on this Form of Surrender is insufficient to list all certificates for the Common Shares, additional certificate numbers and number of Common Shares may be included on a separate signed list affixed to this Form of Surrender.

  (b)
  If Common Shares are registered in different forms (e.g., "John Doe" and "J. Doe") a separate Form of Surrender should be signed for each different registration.

  (c)
  No alternative, conditional or contingent deposits of Common Shares will be accepted.

  (d)
  Additional copies of the Form of Surrender may be obtained from the Transfer Secretary at the address set out on the back of this Form of Surrender.

  (e)
  This Form of Surrender will be construed in accordance with and be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

  (f)
  The undersigned hereby unconditionally and irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia and the courts of appeal therefrom.

6.     REPRESENTATIONS

        The representations made by the holders of Common Shares in this Form of Surrender will survive the Effective Time of the Amalgamation. The Transfer Secretary is:

Computershare Investor Services (Pty) Limited
By Hand or by Courier
Rosebank Towers, 15 Biermann Avenue,
Rosebank 2196
South Africa

By Mail
PO Box 61763
Marshalltown 2107
South Africa